   As filed with the Securities and Exchange Commission on November 6, 1998.
                                        Registration No. 333-52731

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-1
                          Pre-Effective Amendment No. 3
                                       to
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ROCKY MOUNTAIN INTERNET, INC.
                 (Name of small business issuer in its charter)

        Delaware                           7375                  84-1322326
----------------------------   ----------------------------  ------------------
 (State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

       1099 18th Street, Suite 3000, Denver, Colorado 80202 (303) 672-0700
       -------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

          The Prentice Hall Corporation System, Inc., 1013 Centre Road,
                           Wilmington, Delaware 19805
          -------------------------------------------------------------
                     (Name and address of agent for service)

                                 (800) 927-9800
               ---------------------------------------------------
                     (Telephone Number of agent for service)

                ------------------------------------------------
                                   Copies to:
      Peter J. Kushar                           Jeffrey Bartholomew
      Rocky Mountain Internet, Inc.             Hall & Evans, L.L.C.
      1099 Eighteenth Street                    1200 Seventeenth Street
      30th Floor                                Suite 1700
      Denver, CO  80202                         Denver, CO  80202

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. X
                  ---

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ____

The Exhibit Index begins on page ___ of the sequentially numbered copy. ___ total pages.

--------------------------------------------------------------------------------------------------------------------------------
                                                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities to be                         Proposed Maximum        Proposed Maximum           Amount of
Registered                                   Amount to be        Offering Price        Aggregate Offering         Registration
                                             Registered(1)        per Unit(2)               Price(2)                 Fee(1)
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------
Common Stock $0.001 par value (3)               4,000,000           $9.9375              $19,875,000.00            $5,863.13
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------
Common Stock $0.001 par value (4)               1,365,000            9.9375               13,564,687.50             4,001.58
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------
Common Stock $0.001 par value (5)                 111,500            9.9375                1,108,031.25               326.87
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------
Common Stock Purchase Warrants (6)                111,500                --                          --                  -0-
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------
Common Stock $0.001 par value (7)                 111,500            9.9375                1,108,031.25               326.87
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------
Common Stock $0.001 par value (8)                 621,000            9.9375                6,171,187.50             1,820.50
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------
Common Stock $0.001 par value (9)                 310,500            9.9375                3,085,593.75               910.25
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------
Common Stock $0.001 par value (10)                 62,100            9.9375                  617,118.75               182.05
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------
Common Stock $0.001 par value (11)                 31,050            9.9375                  308,559.38                91.03
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------
Common Stock $0.001 par value (12)              2,099,702            9.9375               20,865,788.63             6,155.41
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------
Common Stock Purchase Warrants (13)             3,950,000                --                          --                  -0-
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------
Common Stock $0.001 par value (14)              7,900,000            9.9375               39,253,125.00            11,579.67
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------
Common Stock $0.001 par value (15)                189,548            14.219                2,695,183.01               795.08
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------
Common Stock $0.001 par value (16)                 25,000              9.00                  225,000.00                62.55
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------
Common Stock $0.001 par value (17)                468,333              9.00                4,215,006.00             1,171.77
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------
Common Stock $0.001 par value (3),(18)          4,000,000              9.00               18,000,000.00             5,004.00
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------
Common Stock Purchase Warrants(19)                535,000                --                          --                   --
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------
Common Stock $0.001 par value(20)                 535,000              9.00                   4,815,000             1,338.57
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------
Total Registration Fee: (21)                                                                                       39,629.32
------------------------------------------ ----------------- ---------------------- ------------------------- ------------------


           (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers such additional indeterminate number of shares of Common Stock as may be issued by reason of adjustments in the number of shares of Common Stock pursuant to anti-dilution provisions contained in various Common Stock Purchase Warrants. Because such additional shares of Common Stock will, if issued, be issued for no additional consideration, no registration fee is required.


           (2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices reported on the Nasdaq on May 13, 1998 or, with respect to the shares of Common Stock described in note 15 below, on July 14, 1998 and, with respect to the shares of Common Stock described in Notes 16, 17 and 18, below, on November 2, 1998.


           (3) Up to 2,000,000 shares may be offered and issued by the registrant from time to time in connection with one or more mergers with other businesses by the registrant or acquisitions by the registrant of other businesses or assets. Also includes up to an aggregate of 2,000,000 shares that, with the consent of the registrant, may be resold by persons who receive shares covered by this Registration Statement in connection with mergers or acquisitions and who may wish to sell such shares under circumstances requiring or making desirable the use of the Prospectus herein contained. Resales of such shares by such persons have not been included in the calculation of the Registration Fee.


           (4) To be offered and sold by certain of the Selling Securityholders. Shares of Common Stock underlying the Common Stock Purchase Warrants that were the subject of a registration statement filed by the registrant, Registration Number 333-05040C, which was declared effective on September 5, 1996.


           (5) To be offered and sold by certain of the Selling Securityholders.


           (6) To be offered and sold by certain of the Selling Securityholders. Pursuant to Rule 457(g), no separate registration fee for such securities is required because such securities are being registered for distribution in the same registration as the securities being offered pursuant thereto.


           (7) To be offered and sold by certain of the Selling Securityholders. Shares of Common Stock underlying the Common Stock Purchase Warrants identified in footnote 6, above. These securities were previously the subject of a registration statement filed by the registrant, Registration Number 333-05040C, which was declared effective on September 5, 1996. Pursuant to Rule 429, such securities are being carried forward and included in this registration statement, and the registration fee associated with such securities was previously paid.

           (8) To be offered and sold by certain of the Selling Securityholders.

           (9) To be offered and sold by certain of the Selling Securityholders.

           (10) To be offered and sold by certain of the Selling
Securityholders.

           (11) To be offered and sold by certain of the Selling
Securityholders.

           (12) To be offered and sold by certain of the Selling
Securityholders.

           (13) To be offered and sold by one of the Selling Securityholders. Pursuant to Rule 457(g), no separate registration fee for such securities is required because such securities are being registered for distribution in the same registration as the securities being offered pursuant thereto.

           (14) Includes up to 3,950,000 shares to be offered and sold by one of the Selling Securityholders. Also includes up to an aggregate of 3,950,000 shares that may be resold by donees, pledgees, and other transferees who receive shares covered by this Registration Statement as gifts, as security for loans, and similar transactions and who may wish to sell such shares under circumstances requiring or making desirable the use of the Prospectus herein contained. Resales of such shares by such persons have not been included in the calculation of the Registration Fee.


           (15) To be offered and sold by certain of the Selling
Securityholders.

           (16) To be offered and sold by certain of the Selling
Securityholders.


           (17) To be offered and sold by certain of the Selling
Securityholders.


           (18) Up to 2,000,000 shares may be offered and issued by the registrant from time to time in connection with one or more mergers with other businesses by the registrant or acquisitions by the registrant of other businesses or assets. Also includes up to an aggregate of 2,000,000 shares that, with the consent of the registrant, may be resold by persons who receive shares covered by this Registration Statement in connection with mergers or acquisitions and who may wish to sell such shares under circumstances requiring or making desirable the use of the Prospectus herein contained. Resales of such shares by such persons have not been included in the calculation of the Registration Fee.


           (19) Anticipated to be offered and issued by the registrant in connection with an anticipated merger with another business by the registrant. Also includes up to an aggregate of 535,000 Common Stock Purchase Warrants that, with the consent of the registrant, may be resold by persons who receive such warrants covered by this Registration Statement in connection with such merger and who may wish to sell such warrants under circumstances requiring or making desirable the use of the Prospectus herein contained. Pursuant to Rule 457(g), no separate registration fee for such securities is required because such securities are being registered for distribution in the same registration as the securities being offered pursuant thereto. Resales of such shares by such persons have not been included in the calculation of the Registration Fee.


           (20) Shares of Common Stock underlying the Common Stock Purchase Warrants identified in footnote 19, above.

           (21) An aggregate of $31,493.18 of the filing fee was paid at the time of the filing of this Registration Statement on May 15, 1998. An additional $795.08 of the registration fee was paid with the filing of Pre-Effective Amendment No. 2 to this Registration Statement on July 24, 1998. The remaining $7,341.06 of the registration fee is included herewith.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                              SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED NOVEMBER __, 1998.

                          ROCKY MOUNTAIN INTERNET, INC.

                    4,596,500 COMMON STOCK PURCHASE WARRANTS
                        13,880,233 SHARES OF COMMON STOCK


           This Prospectus relates to up to 4,000,000 shares (the "Acquisition Shares") of common stock, $0.001 par value (the "Common Stock"), that may be offered and issued by Rocky Mountain Internet, Inc., a Delaware corporation (the "Company" or "RMI"), from time to time in connection with the merger with or acquisition by the Company of other businesses or assets. With the consent of the Company, this Prospectus may also be used by persons or entities who have received or will receive from the Company shares of Common Stock, including the Acquisition Shares, in connection with such mergers or acquisitions and who may wish to sell such shares of Common Stock under circumstances requiring or making desirable the use of this Prospectus and by certain transferees of such persons. The Company's consent to such use may be conditioned upon such persons or entities agreeing not to offer more than a specified number of shares following amendments to this Prospectus, which the Company may agree to use its best efforts to prepare and file at certain intervals. The Company may require that any such offering be effected in an organized manner through securities dealers. The Company anticipates that the terms of mergers, acquisitions, or business combinations, if any, involving the issuance of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be merged with or acquired by the Company, and that the shares of Common Stock issued will be valued at prices reasonably related to market prices current either at the time that a merger or acquisition are agreed upon or at or about the time of delivery of shares. No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). There can be no assurance that the Company will, in fact, consummate a business combination or asset acquisition on terms that are favorable to the Company.


           This Prospectus also relates to 535,000 Common Stock Purchase Warrants (the "DataXchange Warrants") that may be offered and issued by the Company in connection with the proposed acquisition by the Company of all of the issued and outstanding common stock of DataXchange Network, Inc. ("DataXchange"), a Florida-based national Internet backbone provider. See "RECENT DEVELOPMENTS -- Acquisitions and Proposed Acquisitions." This Prospectus also relates to the offer and sale of up to 535,000 shares of Common Stock that can be issued upon the exercise of the DataXchange Warrants. This Prospectus may also be used by persons or entities who are anticipated to receive the DataXchange Warrants and the shares of Common Stock underlying the DataXchange Warrants and who may wish to sell such warrants and/or shares of Common Stock under circumstances requiring or making desirable the use of this Prospectus and by certain transferees of such persons.


           This Prospectus may also be used by donees, pledgees, and other transferees of up to 3,950,000 shares of Common Stock who receive such shares as gifts, as security for loans, and similar transactions and who may wish to sell such shares under circumstances requiring or making desirable the use of this Prospectus and by certain transferees of such persons or entities.


           This Prospectus also relates to 9,880,233 shares of Common Stock (the "Selling Securityholder Shares"), of which approximately 3,135,538 shares are currently issued and outstanding and of which approximately 6,744,695 shares may be issued upon the exercise of currently outstanding warrants to purchase shares of Common Stock. This Prospectus also relates to such additional shares of Common Stock that may be issued pursuant to the anti-dilution provisions of such outstanding warrants. See "DESCRIPTION OF CAPITAL STOCK." The Selling Securityholder Shares will be offered and sold from time to time by certain persons identified below under the caption "SELLING SECURITYHOLDERS" (the "Selling Securityholders"), and the Company will receive none of the proceeds of any such sales.


           This Prospectus also relates to 4,596,500 outstanding warrants to purchase shares of Common Stock (the "Warrants"), of which 4,061,500 Warrants may be offered and sold from time to time by certain of the Selling Securityholders, and the Company will receive none of the proceeds of any such sales. However, the Company will receive proceeds from the exercise of Warrants if any Warrants are exercised. The remaining 535,000 Warrants are anticipated to be offered and sold by the Company in connection with the proposed acquisition of DataXchange. The shares of Common Stock that may be issued upon the exercise of 4,061,500 of the Warrants are included in the 9,880,233 shares identified above as being offered by the Selling Securityholders. This Prospectus also relates to the sale and issuance by the Company of shares of Common Stock to holders of the Warrants (other than the Selling Securityholders) upon the exercise of those Warrants.


           The Company will pay substantially all of the expenses with respect to the offering and the sale of the Acquisition Shares, the Selling Securityholder Shares, and the Warrants (sometimes referred to herein collectively as the "Securities") to the public, including the costs associated with registering the Securities under the Securities Act and preparing and printing this Prospectus. Normal underwriting commissions and broker fees, however, as well as any applicable transfer taxes, are payable individually by the Selling Securityholders. See "USE OF PROCEEDS," "RECENT DEVELOPMENTS--CHANGE IN CONTROL," "SELLING SECURITYHOLDERS," and "DESCRIPTION OF CAPITAL STOCK."


           On October 15, 1998 the closing sale price of the Common Stock on the NASDAQ SmallCap(TM)Market ("Nasdaq") was $7.50 per share.


           SEE "RISK FACTORS," BEGINNING ON PAGE 17, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE SECURITIES.

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS NOVEMBER __, 1998.

           So long as the Registration Statement of which this Prospectus forms a part is effective and the disclosure set forth herein is current, the Selling Securityholders may sell the Selling Securityholder Shares and the Warrants publicly and the Company may issue and sell shares of Common Stock upon exercise of the Warrants. The distribution of the Selling Securityholder Shares and the Warrants by the Selling Securityholders may be effected in one or more transactions that may take place on Nasdaq, including ordinary broker's transactions, privately negotiated transactions, pursuant to Rule 144 under the Securities Act, or through sales to one or more dealers for resale of such securities as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specially negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with sales of such Selling Securityholder Shares.


           The Selling Securityholders and intermediaries through whom the Securities are sold may be deemed to be "underwriters" within the meaning of the Securities Act with respect to the Securities offered, and any profits realized or commission received may be deemed underwriting compensation. The Company has agreed to indemnify certain of the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

                           FORWARD-LOOKING STATEMENTS

           CERTAIN STATEMENTS CONTAINED IN THIS PROSPECTUS UNDER "PROSPECTUS SUMMARY", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," AND "BUSINESS" IN ADDITION TO CERTAIN STATEMENTS CONTAINED ELSEWHERE IN THIS PROSPECTUS, ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND ARE THUS PROSPECTIVE. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THE MOST SIGNIFICANT OF SUCH RISKS, UNCERTAINTIES AND OTHER FACTORS ARE DISCUSSED UNDER THE HEADING "RISK FACTORS," BEGINNING ON PAGE 17 OF THIS PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO CAREFULLY CONSIDER SUCH FACTORS.

                              AVAILABLE INFORMATION

           The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information (the "1934 Act Filings") with the Securities and Exchange Commission (the "SEC" or the "Commission"). The Company has filed with the Commission a Registration Statement on Form S-1 of which this Prospectus forms a part (together with any amendments thereto, the "Registration Statement") under the Securities Act with respect to the Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits, and undertakings contained in the Registration Statement. Statements contained in this Prospectus concerning the provisions of documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. For further information regarding the Company and the Securities offered hereby, reference is hereby made to the Registration Statement and the exhibits and schedules thereto. Copies of the Registration Statement, including the exhibits thereto and the 1934 Act Filings, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at

500 West Madison Street, Room 1400, Chicago, Illinois 60606, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site on the World Wide Web that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission, including the Company, and the address is http://www.sec.gov.

                               PROSPECTUS SUMMARY

           THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS QUALIFY THE FOLLOWING SUMMARY IN ITS ENTIRETY, AND PROSPECTIVE PURCHASERS OF ANY OF THE SECURITIES OFFERED HEREBY SHOULD READ SUCH MORE DETAILED INFORMATION IN CONJUNCTION WITH THE FOLLOWING SUMMARY. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN THE SECTION OF THIS PROSPECTUS UNDER THE CAPTION "RISK FACTORS." THE COMPANY OBTAINED CERTAIN INDUSTRY DATA USED IN THIS PROSPECTUS FROM INDUSTRY AND GOVERNMENT SOURCES, AND THE COMPANY HAS NOT INDEPENDENTLY VERIFIED SUCH DATA. CERTAIN TERMS USED HEREIN ARE DEFINED IN THE GLOSSARY ATTACHED HERETO. THIS PROSPECTUS MAKES REFERENCE TO TRADEMARKS OF OTHER COMPANIES, WHICH MARKS ARE THE PROPERTY OF SUCH COMPANIES.

The Company

           The Company is a full service communications solutions provider of switched and Internet Protocol ("IP")-based communications products and services for small- and medium-sized business enterprises, as well as dial-up residential customers. The Company operates 9 Internet points of presence ("POPs") in Colorado and, through agreements with third-party providers, the Company can provide Internet access in 90 of the 100 largest metropolitan statistical areas in the United States. The Company monitors and controls its network through its Network Operations Center ("NOC") located in Denver, Colorado. The Company intends to provide to its customers on a nationwide basis comprehensive communications services, including dedicated Internet access, dial-up Internet access, IP telephony ("IP Telephony"), point-to-point private line, frame relay and local and long distance telephone service. In addition, the Company offers its customers value-added web services, including web site hosting, web site production and marketing, electronic commerce ("e-commerce") and web training. The Company had combined pro forma revenues for the year ended December 31, 1997 of $9,052,000 and provided dedicated access and web services to over 1,200 business customers and over 15,300 dial-up customers as of September 30, 1998.


           INDUSTRY BACKGROUND. The Company enables its customers to take advantage of emerging Internet technology. The emergence of the Internet, IP Telephony and the widespread adoption of IP as a data transmission standard in the 1990's are rapidly accelerating the standardization of networking protocols. This standardization has revolutionized business-to-business transactions and e-commerce for consumer shopping. Moreover, business enterprise networks are rapidly adopting data communications network plans incorporating IP-based technologies and migration paths to utilize the Internet as much as possible.


           Internet access and IP-based services represent two of the fastest growing segments of the over $200 billion telecommunications services marketplace according to International Data Corporation ("IDC"). IDC estimates that the number of Internet users in the United States who access the World Wide Web reached approximately 29.2 million in 1997 and is forecasted to grow to approximately 72.1 million by the year 2000. In addition, total Internet Service Provider ("ISP") revenues in the United States are projected to grow from $4.6 billion in 1997 to over $18 billion in 2000. In the past, much of the growth in ISP revenues has been driven by the dial-up or retail sector of the Internet. However, today businesses represent the largest and fastest growing segment of the Internet market. IDC predicts that U.S. corporate Internet access revenues will grow from approximately $1.9 billion in 1996 to over $6.6 billion in 2000 and that revenues from enhanced Internet services, such as web site hosting, security, e-commerce, virtual private networks and advanced Internet applications, will grow from approximately $352 million in 1997 to over $7 billion in 2000.


           The rapidly growing need for Internet access and technology has resulted in a highly fragmented industry with the proliferation of over 4,000 ISPs operating within the United States, according to industry estimates. These ISPs are primarily made up of a few large national providers focused on high bandwidth access and a large number of smaller providers with limited resources focused on serving local or regional markets. The Company believes that the solutions offered by these companies often fail to address certain elements required to ensure that customers' mission-critical Internet operations are reliable, scalable and high-performing and that these companies fail to provide a broad array of efficient and low-cost communications products and services.


           POSITIONING OF THE COMPANY. The Company offers a broad array of communications products and services tailored to meet customer needs and provides high quality customer support. The Company delivers its products and services through two divisions: Communication Services and Web Services. The Company believes that, based upon its experience, a growing number of businesses will demand one point-of-contact for communications solutions for the following reasons: (i) to ensure proper system/network integration; (ii) to obtain a single point of responsibility for products and services that might have numerous providers; and (iii) to continue to take advantage of evolving communications technologies. The Company intends to increase the breadth of its products and services delivered to its customers by adopting new technology, acquiring complementary businesses and capitalizing on strategic relationships.

Divisions and Services

Divisions                  Services                     Description
---------                  --------                     -----------
COMMUNICATION SERVICES     INTERNET ACCESS
                                 Co-Location            T-1 or greater Internet
                                                        access provided to
                                                        customer's server
                                                        located at the Company's
                                                        POP

                                 Dedicated Access       Fractional T-1, T-1 or
                                                        greater Internet access
                                                        provided to a customer's
                                                        office

                                 Dial-Up Service        Nationwide Internet
                                                        access for consumer and
                                                        small business customers
                                                        using modems to dial
                                                        into the Company's
                                                        network

                                 Wireless               Access Evolving
                                                        technology allowing up
                                                        to 750 kbps wireless
                                                        Internet access
                                                        currently available in
                                                        the Denver metro area

                           TELEPHONY SERVICES
                                 e-Phone                Long distance calling
                                                        using IPTelephony
                                                        technology

                                 Long Distance          Traditional long
                                                        distance services

                                 Local (C-Lec)          Traditional local
                                                        exchange telephone
                                                        service on a resale or
                                                        facilities-owned basis
                                                        throughout Colorado

                                 Dedicated
                                 Line Services          Dedicated and frame
                                                        relay networks to carry
                                                        voice and data for
                                                        business customers

WEB SERVICES               WEB SITE HOSTING             A customer's web site is
                                                        "hosted" on the
                                                        Company's servers and
                                                        connected to the
                                                        Internet via a
                                                        high-speed connection

                           WEB SITE PRODUCTION          Design, development and
                                                        implementation of
                                                        customer web sites

                           WEB SITE MARKETING
                                 Traffic Builder Plus   Unique web site
                                                        marketing program
                                                        whereby customer web
                                                        sites are marketed
                                                        exclusively to Internet
                                                        users

                                 Infohiway              Search engine that
                                                        contains a large and
                                                        rapidly growing database
                                                        of reference information
                                                        on the World Wide Web

                           ELECTRONIC COMMERCE
                                 e-SELL                 Turnkey solution for
                                                        setting up an Internet
                                                        store

                           WEB TRAINING                 Various levels of
                                                        Internet training for
                                                        customers from basic
                                                        access training to HTML
                                                        programming

Business Strategy

           The Company's objective is to become a leading national provider of a broad array of communications services, distinguished by a state-of-the-art network and high quality customer service and support. Key elements to the Company's business strategy include the items discussed below. There can be no assurance, however, that the Company will be able to fully implement its strategy or to implement its strategy to the extent that it can become profitable.


           PROVIDE A BROAD ARRAY OF COMMUNICATIONS SOLUTIONS TO ITS CUSTOMERS. The Company has built a portfolio of products, services and skill sets to develop and deliver comprehensive internetworking communications solutions to both business and residential customers. These products and services are organized under two divisions including Communication Services and Web Services. The

Company plans to continue to add products and services to its portfolio and believes that a growing number of businesses and consumers will demand that one company provide all of their communications needs. The Company believes that this one point-of-contact service delivery model ensures: (i) high-performance, cost-effective network planning, design and implementation; (ii) maintenance of a single point of responsibility; and (iii) an ongoing customer relationship as a technology partner for communications applications.


           PROVIDE SUPERIOR CUSTOMER SERVICE AND TECHNICAL SUPPORT. The Company believes that highly differentiated customer service and technical support is a key competitive asset in the communications industry, and the ISP sector in particular. Because the Internet is an evolving and complex medium, customers require significant technical support. Consequently, the Company has developed a comprehensive strategy to attain maximum customer satisfaction. This strategy consists of the following elements: (i) maintaining a sufficient number of qualified service and technical support personnel through proactive recruitment, retention and training programs; (ii) utilizing the Company's extranet to provide real-time, interactive customer service; (iii) developing an on-line billing system enabling customer-controlled account customization and analysis; and (iv) further deploying and maintaining the Company's service delivery standards and guarantees. The Company believes that, due to its high quality customer service, it experiences low turnover rates and achieves a significant percentage of its subscriber growth from customer referrals.


           MAXIMIZE NETWORK UTILIZATION. Through its network and agreements with third-party providers, the Company provides Internet access in 90 of the 100 largest metropolitan statistical areas in the United States. The Company plans to continue to selectively add POPs where it can add value to its customers. The Company believes that the ISP industry has historically been divided between ISPs focused on business customers and ISPs focused on residential dial-up customers. The Company's business strategy is to maximize network utilization 24 hours a day by targeting both daytime business and evening-intensive consumer users.


           SELECTIVELY TARGET KEY CITIES TO EXPAND NATIONWIDE. The Company plans to expand its sales efforts nationally by focusing on targeted areas where there is a large concentration of businesses and favorable demographics. In markets where the Company is using third-party provider networks, the Company intends to initially target dial-up customers through advertising, promotions, public relations, telemarketing and customer referrals. Once the Company attains critical mass in these locations, it intends to establish its own POPs and begin targeting business and residential customers with its broad array of communications products and services.


           TAKE ADVANTAGE OF SIGNIFICANT CONSOLIDATION OPPORTUNITIES. The Company believes that the Internet industry is undergoing structural changes with an increasing use of the Internet for mission-critical applications, which is creating demand for high quality network operations, customer service and technical support. The Company also believes that there is a market opportunity to consolidate ISPs, Internet-based service companies and Internet technologies. Evidence of this strategy includes the Company's recent acquisitions of Infohiway, Inc. ("Infohiway") and Application Methods Incorporated (together with its affiliated entity, e-Sell Commerce Systems, Inc., "Application Methods"). Infohiway is a company that has developed a search engine that gives the Company on-line advertising opportunities for its customers. Application Methods' e-commerce solution, e-SELL, enables the Company to provide business customers with browser-based software to conduct business over the Internet. The Company believes these acquisitions enhance the Company's position as a full service provider of communications solutions. The Company will continue to evaluate opportunities to acquire companies that it believes will enhance its product and service offerings. In addition, the Company intends to supplement its organic national growth efforts by acquiring local ISPs in strategic locations to maximize economies of scale.

           There can be no assurance, however, that the Company will be able to identify, acquire, or profitably manage additional businesses, if any, without substantial costs, delays, or other operational or financial difficulties. In addition, there can be no assurance that acquired businesses, if any, will achieve anticipated revenues and earnings.

Recent Developments

           In June 1998, the Company announced it had entered into a merger agreement to acquire Internet Communications Corporation ("ICC"). The closing of the acquisition was subject to various closing conditions, and the merger agreement contained certain rights of termination. On October 13, 1998, the Company announced that it terminated the merger agreement due to, among other things, ICC's failure to satisfy certain obligations under the merger agreement. On October 14, 1998, ICC filed a complaint against the Company in Denver District Court claiming $30 million in damages and alleging, among other things, that the Company had breached the merger agreement and had made certain misrepresentations to ICC with respect to the proposed merger transaction. The Company believes ICC's claims to be without merit and intends to vigorously defend such action and to assert counterclaims against ICC; however, there can be no assurance that the Company will prevail in its defense or any counterclaims. The Company is hopeful that it can resolve the dispute with ICC without the necessity for a trial; however, there can be no assurance as to the Company's ability in this regard. In the event that the dispute cannot be resolved expeditiously, the Company expects that it would incur additional costs and expenses as a result of the litigation and that the litigation may hamper the Company's ability to obtain additional financing. As a result of the terminated merger transaction and the related financing transactions which were not completed, the Company estimates that it incurred costs, expenses and related fees of between $3.8 million and $5.2 million, a portion of which are in dispute. Of this amount, approximately $2.7 million relates to a non-cash item relating to warrants issued by the Company. The Company does not currently have the ability to pay all of such costs, fees and expenses. The Company believes that it will be able to agree on a schedule for the payment of these costs, fees and expenses that is satisfactory to all parties; however, there can be no assurance that the Company will be able to reach an agreement with all parties regarding the payment of such costs, fees and expenses. See "RECENT DEVELOPMENTS" and "LEGAL PROCEEDINGS."


           In September 1998, the Company entered into a Software License and Consulting Services Agreement (the "Novazen Agreement") with Novazen Inc. ("Novazen") to provide the Company proprietary billing software tailored to its business. As consideration for the consulting services to be provided by Novazen, the Company paid $100,000 in cash and issued to Novazen 25,000 shares of its Common Stock. The 25,000 shares of Common Stock are being offered for resale pursuant to this Prospectus. After the Company entered into the Novazen Agreement, Kevin R. Loud, an officer of the Company, purchased 38,000 shares of Novazen common stock for $1.60 per share.


           In September 1998, the Company entered into non-binding letters of intent to acquire (i) all of the issued and outstanding capital stock of DataXchange in exchange for up to 535,000 shares of the Company's Common
Stock and, subject to the achievement of certain financial performance objectives, warrants to purchase up to 535,000 shares of the Company's Common Stock; (ii) substantially all of the assets of Stonehenge Business Systems, Inc. ("Stonehenge"), an ISP located in Englewood, Colorado for approximately $450,000 payable in the form of shares of the Company's Common Stock and the assumption of certain liabilities; and (iii) certain assets that comprise the access and hosting business of Unicom Communications, Inc. ("Unicom"), a Kansas-based ISP with approximately 3,500 subscribers in exchange for approximately $1,700,000 payable in the form of shares of the Company's Common Stock and the assumption of certain liabilities. Additionally, the Company recently entered into a non-binding memorandum of understanding regarding the possible acquisition of Internet Now, Inc. ("Internet Now"), an ISP located in Phoenix, Arizona for approximately $1,520,000, of which $150,000 would be payable in cash and $1,370,000 would be payable in shares of the Company's Common Stock. Of the cash portion of the purchase price, $20,000 has been paid to the shareholder of Internet Now. The Company is currently negotiating definitive agreements for the acquisitions of DataXchange, Stonehenge, Unicom and Internet Now (collectively, the "Proposed Acquisitions") and expects to complete these transactions prior to the end of November, 1998. There can be no assurance, however, that such transactions, or any of them, will be completed by such date. The Company believes these current and proposed acquisitions will accelerate its existing growth plans; however, there can be no assurance that the Company will be able to enter into definitive agreements, consummate such transactions or integrate these companies successfully. See "RECENT DEVELOPMENTS - ACQUISITIONS AND PROPOSED ACQUISITIONS," "RISK FACTORS," "BUSINESS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."


           In August 1998, Douglas H. Hanson loaned $400,000 to the Company for various working capital needs and in October, 1998 he loaned another $400,000 to the Company for working capital needs. Such loans have been consolidated and are evidenced by one promissory note (the "Hanson Loan"). The principal amount of the promissory note, together with interest at the rate of 11% per annum, is payable in full 90 days after October 20, 1998. The Company needs to obtain additional financing to repay the Hanson Loan, to fund its current working capital needs and to execute its business plan. There can be no assurance that the Company will be able to obtain such financing or, if so, whether such financing will be on terms which are acceptable to the Company.


           On June 5, 1998, RMI acquired Infohiway, a Colorado-based company that developed a search engine that RMI believes has unique data searching features. RMI also acquired Seattle-based Application Methods on July 1, 1998. Application Methods has developed a proprietary e-commerce software package, e-SELL.


           At the 1998 Annual Meeting of Stockholders held on March 12, 1998 (the "RMI Annual Meeting"), RMI's stockholders approved an amendment to RMI's Certificate of Incorporation that authorized (i) an increase in the number of shares of Common Stock that may be issued by RMI from 10,000,000 to 25,000,000 and (ii) a decrease in the number of votes required for stockholder actions from a majority of the shares of Common Stock outstanding to a majority of the shares present in person or represented by proxy at a meeting and entitled to vote thereon. Also at the RMI Annual Meeting, the stockholders of RMI authorized RMI's board of directors to declare, at any time or from time to time, in its discretion until March 12, 1999, reverse stock splits of Common Stock, with the exact size of the stock splits to be determined by the board of directors up to a maximum ratio of one-for-ten.


           RMI is a Delaware corporation incorporated in October 1995. It acquired the assets of Rocky Mountain Internet, Inc., a Colorado corporation incorporated in 1994 that began doing business in 1993 as an unincorporated enterprise. RMI completed an initial public offering (the "IPO") of 1,365,000 units of securities (the "IPO Units") on September 5, 1996. Each IPO Unit consisted of one share of Common Stock and one IPO Warrant (as defined below) to purchase a share of Common Stock at a price of $4.375. On September 14, 1997, RMI completed a private placement of units consisting of two shares of Common Stock and a warrant to purchase a share of Common Stock. The per unit price was $4.00 and was allocated $1.90 to each share of Common Stock and $0.20 to the warrant to purchase a share of Common Stock. The warrants entitle the holder thereof to purchase a share of Common Stock for $3.00 and expire on June 13, 2000. Effective October 1, 1997, RMI issued and sold to Mr. Douglas H. Hanson 1,225,000 shares of Common Stock for a purchase price of $2,450,000, or $2.00 per share, as more fully described in "CERTAIN TRANSACTIONS -- CHANGE IN CONTROL." Mr. Hanson also became RMI's President, Chief Executive

Officer and Chairman of the board of directors of the Company. As a result of these related transactions, Mr. Hanson obtained effective control of RMI and, as of October 15, 1998, had the authority to vote 52.3% of RMI's Common Stock. The Common Stock and the IPO Warrants are quoted on Nasdaq under the symbols "RMII" and "RMIIW," respectively.


           RMI's principal executive offices are located at: 1099 18th Street, Suite 3000, Denver, Colorado 80202, telephone (303) 672-0700. RMI's web site is www.rmi.net.

The Offering

Common Stock offered by:

           The Company                                         4,000,000 shares (1)
           Selling Securityholders                             9,880,233 shares (2)

Common Stock Purchase Warrants
           ("Warrants") offered by:
           The Company                                           535,000 Warrants (3)
           Selling Securityholders                             4,061,500 Warrants (4)

Common Stock Outstanding Prior to this Offering                8,106,252 shares

Common Stock Outstanding After this Offering                  18,850,947 shares (5)

Nasdaq Trading Symbols                            Common Stock:                     RMII
                                                  Common Stock Purchase Warrants:   RMIIW


           (1) Such shares may be offered and issued from time to time in connection with future acquisitions by the Company, including the Proposed Acquisitions. With the consent of the Company, this Prospectus may also be used by persons or entities who have received or will receive from the Company Common Stock covered by this Prospectus in connection with acquisitions of businesses, properties or securities and who may wish to sell such stock under circumstances requiring or making desirable use of this Prospectus and by certain transferees of such persons or entities.


           (2) Approximately 3,135,538 of such shares are currently issued and outstanding and may be offered and sold from time to time by the Selling Securityholders. The remaining approximately 6,744,695 shares may be purchased upon the exercise of the Warrants and thereafter offered and sold by the holders thereof pursuant to this Prospectus. Does not include shares of Common Stock that may be issued pursuant to anti-dilution provisions of various outstanding warrants, including the Warrants to be offered and sold by certain Selling Securityholders. This Prospectus may also be used for the resales, from time to time, of up to 3,950,000 shares that may be acquired by donees, pledgees, and other transferees who receive shares covered by this Prospectus as gifts, as security for loans, and in other similar transactions and who may wish to sell such shares under circumstances requiring or making desirable the use of this Prospectus. See "SELLING SECURITYHOLDERS" and "DESCRIPTION OF CAPITAL STOCK."


           (3) Anticipated to be issued in connection with the proposed acquisition of DataXchange.


           (4) Includes 111,500 Warrants issued to the representative of the underwriters of the Company's IPO in 1996 and 3,950,000 Warrants owned by Douglas H. Hanson, President, Chairman, and Chief Executive Officer of the Company (the "Hanson Warrants"). The Warrants owned by Mr. Hanson may be exercised until September 22, 1999 for a purchase price of $1.90 per share of Common Stock purchased. The shares of Common Stock issuable upon exercise of these Warrants are included in the 9,880,233 shares of Common

Stock offered by the Selling Securityholders. See "CERTAIN TRANSACTIONS--CHANGE IN CONTROL" and "DESCRIPTION OF CAPITAL STOCK."


           (5) Assumes: (i) the issuance of all 4,000,000 of the Acquisition Shares in one or more mergers by the Company with other businesses or acquisitions by the Company of other businesses or assets; and (ii) the exercise of all of the Warrants, including all of the Hanson Warrants. Does not give effect to the exercise of outstanding options granted to employees or non-employee directors of the Company pursuant to various stock option plans or shares of Common Stock that can be issued pursuant to anti-dilution provisions of the Warrants and other derivative securities. See "RISK FACTORS--SHARES ELIGIBLE FOR RESALE," "SELLING SECURITYHOLDERS," "CERTAIN TRANSACTIONS--CHANGE IN CONTROL," and "DESCRIPTION OF CAPITAL STOCK."

Risk Factors

           The Company and its business are subject to varying risks, and the securities offered hereby are speculative, involve a high degree of risk, and should not be purchased by persons who cannot afford the loss of their investment. See "RISK FACTORS."

Summary Unaudited Pro Forma Condensed Combined Financial Data of the Company

           The following summary unaudited pro forma condensed combined financial information presented below has been derived from the unaudited and audited historical financial statements of RMI, Application Methods and DataXchange, included elsewhere in this Prospectus, and reflect management's present estimate of pro forma adjustments, including a preliminary estimate of purchase price allocations, which ultimately may be different. The pro forma financial data give effect to the acquisition of Application Methods and the proposed acquisition of DataXchange.


           The acquisitions are being accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed are recorded at their estimated fair values, which are subject to further adjustment based upon appraisals and other analyses, with appropriate recognition given to the effect of RMI's income tax rates.


           The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1997 gives effect to the acquisitions as if they had been consummated at the beginning of such year. This pro forma statement of operations combines the historical consolidated statement of operations for the year ended December 31, 1997 for RMI, the historical combined statement of operations for the year ended December 31, 1997 for Application Methods and the historical statement of operations for the year ended January 31, 1998 for DataXchange.


           The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 1998 gives effect to the acquisitions as if they had been consummated January 1, 1998. This pro forma statement of operations combines the historical operations for RMI and Application Methods for the six month period ended June 30, 1998 and for DataXchange for the six month period ended July 31, 1998.


           The unaudited pro forma condensed combined balance sheet as of June 30, 1998 gives effect to the acquisitions as if they had been consummated on that date. This pro forma balance sheet combines the historical consolidated balance sheet at that date for RMI and the historical balance sheets at such date for Application Methods and DataXchange.

           The unaudited pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the transactions described above had been completed and in effect for the periods indicated or the results that may be obtained in the future. The unaudited pro forma condensed combined financial data presented below should be read in conjunction with the audited and unaudited historical financial statements and related notes thereto of RMI, Application Methods and DataXchange and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," included elsewhere in this Prospectus.

          SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              YEAR ENDED       SIX MONTHS
                                                             DECEMBER 31,     ENDED JUNE 30,
                                                                 1997             1998
                                                            -------------------------------
Statement of Operations Data(1):
   Revenue                                                   $  9,052           $  5,624
   Cost of sales                                                4,020              2,216

   Gross Margin                                                 5,032              3,408
   Operating Expenses                                          11,199              6,333
   Other Expenses                                                 339                133
                                                             --------           --------

   Loss from operations                                      $ (6,506)          $ (3,058)
                                                             --------           --------
                                                             --------           --------
   Basic and Diluted loss per share from operations          $  (1.07)          $  (0.39)
                                                             --------           --------
                                                             --------           --------
   Average number of common shares outstanding                  6,089              7,894
                                                             --------           --------
                                                             --------           --------


                                                                           AS OF JUNE 30, 1998
                                                                           -------------------
Balance Sheet Data(1):
   Cash and cash equivalents.......................................................$994
   Working capital (deficit)....................................................$(1,441)
   Goodwill (Net)................................................................$8,654
   Total Assets.................................................................$14,515
   Long Term Debt and Capital Lease Obligations, net of current portion............$629
   Total Stockholders' Equity...................................................$10,116


           (1) This summary information should be read in conjunction with the Selected Unaudited Pro forma Condensed Combined Balance Sheets, Statements of Operations and Notes included elsewhere herein.

Summary Historical Financial Data

           The following table sets forth selected historical financial and other data of RMI. RMI was formed in October 1993 and has generated operating losses since inception as well as negative cash flow in 1996 and 1997. The selected data set forth below as of December 31, 1995 and for the period then ended have been derived from the financial statements of RMI which have been audited by McGladrey & Pullen, LLP, independent auditors. The selected consolidated statements of operations and the balance sheet data set forth below as of December 31, 1996 and 1997 and for the periods then ended have been derived from the financial statements of RMI which have been audited by Baird, Kurtz & Dobson, independent auditors. The selected financial data for the six-month periods ended June 30, 1998 and 1997 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which RMI considers necessary for a fair presentation of the financial position and results of operations for these periods. The operating results for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for any future period.


           The summary historical financial data should be read in conjunction with the Consolidated Financial Statements and related Notes thereto and the information included under "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" included elsewhere in this Prospectus.


                                                                                     SIX
                                                                                    MONTHS
                                          YEAR ENDED DECEMBER 31,                   ENDED
                                   -----------------------------------             JUNE 30,
                                     1995          1996          1997         1997          1998
                                   -------       -------       -------       -------       -------
                                                                                 (UNAUDITED)
                                            (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
STATEMENT OF OPERATIONS DATA:
Revenues ....................      $ 1,179       $ 3,282       $ 6,127       $ 2,849       $ 3,941
Cost of revenues earned .....          320         1,104         2,060         1,088         1,384
Gross profit ................          859         2,178         4,067         1,761         2,557
General, selling and
administrative expenses .....          968         4,459         7,868         3,952         4,476
Operating (loss) income .....         (109)       (2,281)       (3,801)       (2,191)       (1,919)
Net (loss) income ...........         (129)       (2,343)       (4,153)       (2,368)       (2,034)
Net (loss) income per
share (1) ...................      $ (0.07)      $ (1.03)      $ (0.79)      $ (0.51)      $ (0.29)
OTHER DATA:
EBITDA (2) ..................           (9)       (1,956)       (2,918)       (1,778)       (1,409)
BALANCE SHEET DATA:
Cash and Cash Equivalents ...      $   275       $   349       $ 1,053       $   439       $   762
Investments .................            0         1,357             0           577             0
Working Capital (Deficit) ...         (187)          371          (209)       (1,786)       (1,567)
Total Assets ................          925         5,540         5,082         5,137         6,243
Long Term Debt and Capital
Lease Obligations, net of
 current portion ............          524         1,134           905         1,072           629
Total Stockholders'
 (deficit) equity ...........         (169)        2,317         2,083           590         2,477


 (1) Loss per share is computed based on 1,868,000 shares outstanding for 1995, 2,295,000 shares outstanding for 1996 and 5,268,000 shares outstanding for 1997, and 4,848,346 and 7,518,267 shares outstanding for the six months ended June 30, 1997 and 1998, respectively. This represents the weighted average of common shares outstanding for both basic and diluted earnings per share for each period. See Note 1 to the Company's financial statements included elsewhere in this Prospectus.

(2) EBITDA is earnings from operations before interest, taxes, depreciation and amortization. EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring a company's ability to service its debt. However, EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles ("GAAP"). EBITDA should not be considered as a substitute for net income or net loss as an indicator of the Company's operating performance or for cash flow as a measure of liquidity and should be examined in conjunction with the Consolidated Financial Statements of the Company and the related Notes thereto included elsewhere in this Prospectus. EBITDA as defined by the Company may be different from EBITDA as defined by other companies.


                               RECENT DEVELOPMENTS


           In June 1998, the Company announced it had entered into a merger agreement to acquire Internet Communications Corporation ("ICC"). The closing of the acquisition was subject to various closing conditions, and the merger agreement contained certain rights of termination. On October 13, 1998, the Company announced that it terminated the merger agreement due to, among other things, ICC's failure to satisfy certain obligations under the merger agreement. On October 14, 1998, ICC filed a complaint against the Company in Denver District Court claiming $30 million in damages and alleging, among other things, that the Company had breached the merger agreement and had made certain misrepresentations to ICC with respect to the proposed merger transaction. The Company believes ICC's claims to be without merit and intends to vigorously defend such action and to assert counterclaims against ICC; however, there can be no assurance that the Company will prevail in its defense or any counterclaims. The Company is hopeful that it can resolve the dispute with ICC without the necessity for a trial; however, there can be no assurance as to the Company's ability in this regard. In the event that the dispute cannot be resolved expeditiously, the Company expects that it would incur additional costs and expenses as a result of the litigation and that the litigation may hamper the Company's ability to obtain additional financing. As a result of the terminated merger transaction and the related financing transactions which were not completed, the Company estimates that it incurred costs, expenses and related fees of between $3.8 million and $5.2 million, a portion of which are in dispute. Of this amount, approximately $2.7 million relates to a non-cash item relating to warrants issued by the Company. The Company does not currently have the ability to pay all of such costs, fees and expenses. The Company believes that it will be able to agree on a schedule for the payment of these costs, fees and expenses that is satisfactory to all parties; however, there can be no assurance that the Company will be able to reach an agreement with all parties regarding the payment of such costs, fees and expenses.


           The terms of the proposed acquisition of ICC required that the Company pay cash in the aggregate amount of approximately $39,400,000, to the shareholders of ICC in exchange for their shares of common stock of ICC and required the Company to repay approximately $5 million of ICC indebtedness. In connection with the proposed acquisition, and as a condition thereof, the Company obtained a $42,000,000 loan commitment (the "Bridge Loan") from various lenders (the "Lenders"). The Lenders also agreed to arrange additional financing of approximately $8 million (the "Additional Financing"). In connection with the negotiation of the Bridge Loan and the Additional Financing, the Company agreed to pay certain fees to and expenses of the Lenders, which are included in the amounts referred to in the preceding paragraph.


           Subsequent to the negotiations for the Bridge Loan commitment and entering into the ICC merger agreement, the Company sought to obtain financing by means of issuing $175,000,000 of high-yield debt securities, which securities were to be issued pursuant to Rule 144A under the Securities Act (the "Rule 144A Offering"). A portion of the proceeds of the Rule 144A Offering were to have been used to pay the purchase price and related transactional costs of the ICC acquisition. The Company incurred fees, costs and expenses in connection the proposed Rule 144A Offering, which are included in the amounts referred to in the preceding paragraph.


Acquisitions and Proposed Acquisitions


           In September 1998, the Company entered into a Software License and Consulting Services Agreement with Novazen to provide the Company proprietary billing software tailored to its business. As consideration for the consulting services to be provided by Novazen, the Company paid $100,000 in cash and issued to Novazen 25,000 shares of its Common Stock. The 25,000 shares of Common Stock are being offered for resale pursuant to this Prospectus. After the Company entered into the Novazen Agreement, Kevin R. Loud, an officer of the Company, purchased 38,000 shares of Novazen common stock for $1.60 per share.


           On July 1, 1998, RMI acquired all of the outstanding common stock of Application Methods. Based in Seattle, Washington, Application Methods develops software and has recently developed an e-commerce product. For the year ended December 31, 1997, Application Methods had gross revenues of $984,000 and a net loss of $102,000. Pursuant to the terms of a Merger Agreement by and among RMI, RMI Acquisition Subsidiary, Inc. ("RMI Acquisition"), a Washington corporation and a wholly-owned subsidiary of RMI, Application Methods and Ronald M. Stevenson, Gregory A. Brown and Ronald Nicholl, the shareholders of Application Methods, Application Methods' shareholders received an aggregate of 286,369 shares of RMI Common Stock as a result of the merger of RMI Acquisition with and into Application Methods. Subsequent to the merger, Application Methods was merged into a Colorado corporation which is a wholly-owned subsidiary of RMI. The Application Methods shareholders may receive additional shares of Common Stock, not to exceed $2.5 million in value, based on the satisfaction of certain post-merger performance targets over a three-year period. Of the shares issued to the shareholders of Application Methods, 114,548 are being offered for resale pursuant to this Prospectus.


           On June 5, 1998, RMI acquired all of the outstanding common stock of Infohiway pursuant to the terms of a Merger Agreement dated June 5, 1998 by and among RMI, RMI Subsidiary, Inc., Infohiway and Kenneth Covell, John-Michael Keyes and Jeremy J. Black, the shareholders of Infohiway (the "Infohiway Merger Agreement"). Infohiway has developed a search engine that the Company believes has unique data searching features. For the year ended December 31, 1997, Infohiway had gross revenues of $31,000. The acquisition was effectuated by the merger of RMI Subsidiary, Inc., a wholly-owned subsidiary of RMI, with and into Infohiway. As a result of the merger, Infohiway became a wholly-owned subsidiary of RMI. Pursuant to the Infohiway Merger Agreement, the shareholders of Infohiway received an aggregate of 150,000 shares of RMI Common Stock. Of the shares issued to the shareholders of Infohiway, 75,000 are being offered for resale pursuant this Prospectus.


           In September 1998, the Company entered into non-binding letters of intent to acquire (i) all of the issued and outstanding capital stock of DataXchange in exchange for up to 535,000 shares of the Company's Common Stock and, subject to the achievement of certain financial performance objectives, up to 535,000 DataXchange Warrants; (ii) substantially all of the assets of Stonehenge for approximately $450,000 payable in the form of shares of the Company's Common Stock; and (iii) certain assets which comprise the access and hosting business of Unicom for approximately $1,700,000 payable in the form of shares of the Company's Common Stock. For the year ended July 31, 1998, DataXchange had revenues of $1,898,000 and a net loss of $785,900; and for the year ended December 31, 1997, Stonehenge had gross revenues of $500,000 and a net profit of $13,000. The DataXchange Warrants and the shares underlying the DataXchange Warrants may be offered and sold pursuant to this Prospectus by the persons to whom such securities may be issued.

           Additionally, RMI recently entered into a non-binding memorandum of understanding regarding the possible acquisition of Internet Now, an ISP located in Phoenix, Arizona for approximately $1,520,000, of which $150,000 would be payable in cash and $1,370,000 would be payable in shares of the Company's Common Stock. For the year ended December 31, 1997, Internet Now had gross revenues of $620,000 and a net loss of $70,000. Of the cash portion of the purchase price, $20,000 has been paid to the shareholder of Internet Now. While the Company believes these current and proposed acquisitions will accelerate its existing growth plans, there can be no assurance that all, or any of these proposed transactions will be consummated or that, if they are consummated, the Company will be able to integrate these companies successfully.

Change in Control

           Effective October 1, 1997, RMI issued and sold to Mr. Hanson 1,225,000 shares of Common Stock for a purchase price of $2,450,000, or $2.00 per share, as more fully described in "CERTAIN TRANSACTIONS -- CHANGE IN CONTROL." Mr. Hanson also became RMI's President, Chief Executive Officer and Chairman of the board of directors of the Company.


           RMI also entered into a warrant agreement with Mr. Hanson, dated as of October 1, 1997, pursuant to which it agreed, subject to obtaining approval of RMI's stockholders of an increase in the authorized capital stock of RMI, to issue to Mr. Hanson the Hanson Warrants for an exercise price of $1.90 per share, for a period of 18 months from the date of issuance of such warrants. As of the date of the warrant agreement, RMI did not have a sufficient number of shares of its Common Stock authorized or reserved for issuance upon the exercise of the Hanson Warrants. At the RMI Annual Meeting, the stockholders of RMI approved an amendment to RMI's Certificate of Incorporation to increase the number of shares of Common Stock that RMI is authorized to issue from 10,000,000 to 25,000,000. As a result of the approval, RMI issued all of the Hanson Warrants to Mr. Hanson on March 23, 1998. On March 23, 1998, Mr. Hanson exercised 50,000 of these warrants for an aggregate exercise price of $95,000. On May 15, 1998, Mr. Hanson exercised a portion of the Hanson Warrants to purchase 421,053 shares of Common Stock for an aggregate exercise price of $800,000. It was believed at that time that RMI needed such infusion of capital to remain in compliance with the listing requirements of Nasdaq. RMI subsequently determined that such investment by Mr. Hanson was not necessary for the continued qualification of its Common Stock for trading on Nasdaq. Accordingly, RMI and Mr. Hanson rescinded his exercise of these warrants.


           RMI also granted Mr. Hanson incentive stock options to purchase 222,220 shares of Common Stock at an exercise price of $2.25 per share and 377,780 shares of Common Stock for an exercise price of $1.00 per share (the "Hanson Options") pursuant to RMI's 1997 Stock Option Plan (the "1997 Plan"), which plan was approved by RMI's stockholders at the RMI Annual Meeting. These Hanson Options vest one year from the date of grant (subject to acceleration of the vesting date by the board of directors or a committee thereof that administers the 1997 Plan). On March 12, 1998 a committee of the board of directors amended the 1997 Plan, retroactively to October 1, 1997, in accordance with the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), to provide that the number of incentive stock options was 191,385, the exercise price of those options was $2.6125 and the number of non-qualified stock options was 408,615 at an exercise price of $1.00. On March 12, 1998, Mr. Hanson exercised all of the non-qualified stock options and purchased 408,615 shares of Common Stock pursuant to such exercise. As a result of the transactions described above, Mr. Hanson obtained effective control of RMI and, as of October 15, 1998, had the authority to vote 52.3% of RMI's Common Stock after giving effect to the exercise of 50,000 of the Hanson Warrants and 408,615 of the Hanson Options. Some or all of the Hanson Warrants and shares of Common Stock issuable upon the exercise thereof may be offered and sold by means of this Prospectus.

                                  RISK FACTORS

           AN INVESTMENT IN THE SECURITIES BEING OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE PURCHASING THE SECURITIES OFFERED HEREBY. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THESE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW.


           MANAGEMENT OF GROWTH; NEED FOR ADDITIONAL CAPITAL. The Company's rapid growth has placed, and in the future is expected to place, a significant strain on the Company's management, administrative, operational and financial resources and increased demands on its systems and controls. The Company intends to expand its Internet network and telecommunications services nationwide. The Company anticipates that its continued growth will require it to recruit and hire new managerial, technical, sales, administrative and marketing personnel. The strain on existing personnel and the need for additional personnel is expected to be exacerbated to the extent the Company acquires additional businesses, as each such business must then be integrated into the Company's operations and systems. See "-- RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY." The inability to continue to upgrade the Company's networking systems and its operating and financial control systems, the inability to recruit and hire necessary personnel, or the emergence of unexpected expansion difficulties would adversely affect the Company's business, results of operations, financial condition and cash flow.


           The Company requires additional funds through equity, debt, or other external financing in order to fund its current operations and to achieve its business plan. There can be no assurance that any additional capital resources will be available to the Company, or, if so, will be available on terms that will be acceptable to the Company. Any additional equity financing will dilute the equity interests of existing security holders. If adequate funds are not available or are not available on acceptable terms, such unavailability would have a material adverse effect on the Company's ability to execute its business plans, and on its results of operations, financial condition and cash flow.


           HISTORY OF LOSSES; NEGATIVE CASH FLOW FROM OPERATIONS; NO ASSURANCE OF PROFITABILITY. RMI has incurred net losses since its inception and management expects that the Company will incur additional losses. Prospective investors have limited operating and financial data about the Company upon which to base an evaluation of the Company's performance and an investment in the Securities offered hereby. For the years ended December 31, 1995, 1996 and 1997, RMI had net losses of $129,000, $2,343,000 and $4,153,000, respectively, and for the six month periods ended June 30, 1997 and 1998, it had net losses of $2,368,000 and $2,033,000, respectively. For the year ended December 31, 1997, RMI had negative operating cash flow of $3,297,000, and for the six-month period ended June 30, 1998, it had negative operating cash flow of $124,000. As a result of the terminated merger transaction with ICC and the related financing transactions which were not completed, the Company estimates that it incurred costs, expenses and related fees of between $3.8 million and $5.2 million, a portion of which are in dispute. Of this amount, approximately $2.7 million relates to a non-cash item relating to warrants issued by the Company. The Company does not currently have the ability to pay all of such costs, fees and expenses. The Company believes that it will be able to agree on a schedule for the payment of these costs, fees and expenses that is satisfactory to all parties; however, there can be no assurance that the Company will be able to reach an agreement with all parties regarding the payment of such costs, fees and expenses. There can be no assurance that the Company will achieve or sustain positive operating cash flow or generate net income in the future. To achieve profitability, the Company must, among other things, increase its customer base and develop and market products and services that are broadly accepted. There can be no assurance that the Company will ever achieve profitability. See "RECENT DEVELOPMENTS," "RISK FACTORS-- INCREASING COMPETITION," and "--DEPENDENCE ON THE INTERNET; UNCERTAIN ADOPTION OF INTERNET AS A MEDIUM OF COMMERCE AND COMMUNICATIONS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- LIQUIDITY AND CAPITAL RESOURCES."


           CURRENT LITIGATION; UNCERTAINTY OF OUTCOME. In June 1998, the Company announced it had entered into a merger agreement to acquire Internet Communications Corporation ("ICC"). The closing of the acquisition was subject to various closing conditions, and the merger agreement contained certain rights of termination. On October 13, 1998, the Company announced that it terminated the merger agreement due to, among other things, ICC's failure to satisfy certain obligations under the merger agreement. On October 14, 1998, ICC filed a complaint against the Company in Denver District Court claiming $30 million in damages and alleging, among other things, that the Company had breached the merger agreement and had made certain misrepresentations to ICC with respect to the proposed merger transaction. The Company believes ICC's claims to be without merit and intends to vigorously defend such action and to assert counterclaims against ICC; however, there can be no assurance that the Company will prevail in its defense or any counterclaims. The Company is hopeful that it can resolve the dispute with ICC without the necessity for a trial; however, there can be no assurance as to the Company's ability in this regard. In the event that the dispute cannot be resolved expeditiously, the Company expects that it would incur additional costs and expenses as a result of the litigation and that the litigation may hamper the Company's ability to obtain additional financing. See "RECENT DEVELOPMENTS."


           POTENTIAL FLUCTUATIONS IN OPERATING RESULTS. The Company's operating results may in the future vary, depending upon factors such as the timing and installation of circuits ordered by the Company, which in the past have been and in the future are expected to be, delayed from time to time by delays in the installation of lines and equipment by the Company's telecommunications suppliers. Additional factors contributing to variability of operating results may include the pricing and mix of services and products sold by the Company, terminations of service by subscribers, introductions of new products and services by the Company and its competitors, market acceptance of new and enhanced versions of the Company's services, changes in pricing policies by its competitors, the timing of the expansion of the Company's network infrastructure and entry into new businesses. Variations in the timing and amounts of revenues could have a material adverse effect on the Company's operating results.


           RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY. As part of its long-term business strategy, the Company intends to pursue acquisitions of other companies. There can be no assurance that the Company will be able to implement its acquisition plan. Further, acquisitions may involve a number of special risks, including potentially dilutive issuances of equity securities, the incurrence of additional debt, risks associated with unanticipated events or circumstances or legal liabilities and amortization of expenses related to goodwill and other intangible assets, some or all of which could have a material adverse effect on the Company's business, financial condition, results of operations and cash flow. All of the Company's acquisitions have resulted in the allocation of a large portion of the purchase price to intangible assets such as customer lists and goodwill. In addition, certain acquisitions that the Company may consummate in the future may have certain negative effects upon the business of the Company, such as the potential loss of customers due to perceived conflicts, duplication of work force and incompatibility of accounting and other systems. In addition, there can be no assurance that acquired businesses, if any, will achieve anticipated revenues and earnings. The potential inability of the Company to implement and manage its acquisition strategy successfully may have an adverse effect on the future prospects of the Company. See "BUSINESS -- BUSINESS STRATEGY."


           DEPENDENCE ON KEY PERSONNEL. The Company's success depends to a significant degree upon the continued contributions of its senior operating management, particularly Douglas H. Hanson, its President, Chief Executive Officer and Chairman of the Board of Directors. The loss of Mr. Hanson's services or other senior operating management could have a materially detrimental effect on the Company. The Company does not maintain key person life insurance on any of its personnel. The Company's success will also depend on its ability to attract and retain other qualified management, marketing, technical and sales executives and personnel.


           POSSIBLE ADVERSE EFFECTS OF ISSUANCE OF PREFERRED STOCK OR COMMON STOCK. The Company has 25,000,000 shares of Common Stock and 750,000 shares of Preferred Stock authorized, of which 8,106,252 shares of Common Stock and no shares of Preferred Stock were outstanding as of October 15, 1998. Another 803,164 shares of Common Stock were reserved for issuance pursuant to the Company's stock option plans and other stock options granted and 7,427,620 shares of Common Stock have been reserved for issuance upon exercise of various warrants, including the IPO Warrants, the Hanson Warrants, warrants issued to the lenders in connection with the Bridge Loan commitment and shares issuable pursuant to various anti-dilution provisions contained in the warrants and options described above. In addition, there are approximately 333,333 (assuming a $7.50 per share price at the date of calculation) additional shares of Common Stock that may be issued in connection with the acquisition of Application Methods. Accordingly, after giving effect to the shares of Common Stock issuable pursuant to the options and warrants described above, but not giving effect to additional shares of Common Stock that may be issued pursuant to anti-dilution provisions of various outstanding warrants and options, there are approximately 3,998,754 shares of Common Stock and 750,000 shares of Preferred Stock that may be issued in the future at the discretion of the Company's board of directors. The Preferred Stock may be directed to be issued by the board of directors in its discretion without stockholder approval, with such designations, preferences, dividend rates, conversion and other features as the board of directors may determine. The rights of the holders of Common Stock will be subject to and may be adversely affected by the terms of any additional classes of Preferred Stock that the Company may issue in the future. The issuance of such shares of undesignated Preferred Stock, while potentially providing desirable flexibility in connection with possible acquisitions and serving other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or may discourage a third party from attempting to acquire, a majority of the outstanding voting stock of the Company or may result in material dilution to holders of Common Stock depending on the terms of such Preferred Stock. The issuance of Preferred Stock also could decrease the amount of earnings and assets available for distribution to the holders of Common Stock. In addition, future issuances of shares of Common Stock could materially and adversely affect the market price of the Common Stock, and could materially impair the Company's future ability to raise capital through an offering of equity securities. No predictions can be made as to the effect, if any, that market sales of such shares or the availability of such shares for future sale will have on the market price of the Common Stock prevailing from time to time.


           In addition, the stockholders of RMI approved, at the RMI Annual Meeting, an amendment to RMI's Certificate of Incorporation to effect a reverse exchange (a "Reverse Stock Split") of RMI's Common Stock. The Reverse Stock Split would be in a ratio of up to one-for-ten and would be effected in the event that the board of directors determines that such a Reverse Stock Split is desirable at any time within one year from the date of the RMI Annual Meeting, with the exact ratio of the Reverse Stock Split to be determined by the board of directors in its discretion. Although the board of directors has no present intention of doing so, the additional shares of authorized but unissued Common Stock that may result from the proposed Reverse Stock Split could also be used by the board of directors to defeat or delay a hostile takeover. Faced with an actual or proposed hostile takeover, the directors could issue shares of Common Stock, in a private transaction, to a friendly party that might align itself with the board of directors in opposing a hostile takeover. Accordingly, the Reverse Stock Split could be considered to have the effect of discouraging a takeover of the Company. The directors are not aware, however, of any current proposals by any party to acquire control of the Company and the Reverse Stock Split is not intended to be an anti-takeover device.


           DEPENDENCE UPON NETWORK INFRASTRUCTURE. The Company's success will partially depend upon its ability to develop a reputation for reliability over the long term and the security of its current and future network connections. The Company must continue to expand and adapt its network infrastructure as the number of users and the amount of information they wish to transfer increases and as the requirements of its customers change. The expansion of the Company's Internet network infrastructure will require substantial financial, operational and management resources. There can be no assurance that the Company will be able to expand or adapt its network infrastructure to meet additional demand or its customers' changing requirements on a timely basis, at a commercially reasonable cost, or at all.


           DEPENDENCE ON THE INTERNET; UNCERTAIN ADOPTION OF INTERNET AS A MEDIUM OF COMMERCE AND COMMUNICATIONS. Many of the Company's existing and proposed products and services are targeted toward users of the Internet. As is typical in the case of a new and rapidly evolving industry characterized by rapidly changing technology, evolving industry standards and frequent new product and service introductions, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. In addition, critical issues concerning the commercial use of the Internet remain unresolved and may impact the growth of Internet use, especially in the business market targeted by the Company. Despite growing interest in the many commercial uses of the Internet, many businesses have been deterred from purchasing Internet access services for a number of reasons, including, among others, inconsistent quality of service, lack of availability of cost-effective, high-speed options, a limited number of POPs for corporate users, inability to integrate business applications on the Internet, the need to deal with multiple and frequently incompatible vendors, inadequate protection of the confidentiality of stored data and information moving across the Internet and a lack of tools to simplify Internet access and use. The adoption of the Internet for commerce and communications, particularly by those individuals and enterprises that have historically relied upon alternative means of commerce and communication, generally requires the understanding and acceptance of a new way of conducting business and exchanging information. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information may be particularly reluctant or slow to adopt a new strategy that may make their existing personnel and infrastructure obsolete.


           The Company is at risk as a result of fundamental technological changes in the way Internet solutions may be marketed and delivered. Integrating technological advances may require substantial time and expense and there can be no assurance that the Company will succeed in adapting its network infrastructure. While the Company believes that its plan of combining the scale and scope of a national operation with the local presence of its ISP operations offers significant advantages for commerce and communication over the Internet, there can be no assurance that commerce and communication over the Internet will become widespread, or that the Company's offered Internet access and communications services will become widely adopted for these purposes.

           New technologies or industry standards have the potential to replace or provide lower cost alternatives to the Company's existing products and services. The adoption of such new technologies or industry standards could render the Company's existing products and services obsolete and unmarketable. If the market for Internet access services fails to develop, develops more slowly than expected, or becomes saturated with competitors, or if the Internet access and services offered by the Company are not broadly accepted, the Company's business, operating results, financial condition and cash flow may be materially adversely affected. Although the Company intends to support emerging standards in the market for Internet connectivity, there can be no assurance that industry standards will emerge or if they become established, that the Company will be able to conform to these new standards in a timely fashion and maintain a competitive position in the market.


           RISK OF TECHNOLOGICAL CHANGE AND EVOLVING INDUSTRY STANDARDS. To date the Company has not been adversely affected by product or service obsolescence because changes in the Internet service industry have been largely a matter of improvements in hardware which have been readily available to the Company and its competitors. The Company's future success depends, however, upon its ability to develop new services that meet changing customer requirements. The market for the Company's service is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new service introductions. There can be no assurance that the Company can successfully identify new opportunities and develop and bring new services to market in a timely manner or that services or technologies developed by others will not render the Company's services noncompetitive or obsolete.


           The Company believes that its ability to compete successfully is also dependent upon the continued compatibility and interoperability of its services with products and architectures offered by various vendors. Although the Company intends to support emerging standards in the market for Internet access, there can be no assurance that any industry standards will be established or, if they become established, that the Company will be able to conform to these new standards in a timely fashion or maintain a competitive position in the market. The failure of the Company to anticipate the prevailing standards, or the failure of common standards to emerge could have a material adverse effect on the Company.

           POTENTIAL LIABILITY FOR INFORMATION DISSEMINATED THROUGH NETWORK. The law relating to the liability of ISPs and on-line service companies for information carried on or disseminated through their networks has not yet been definitively established. Internet access and content providers face potential liability of uncertain scope for the actions of subscribers and others using their systems, including liability for infringement of intellectual property rights, rights of publicity, defamation, libel and criminal activity under the laws of the United States and foreign jurisdictions.


           The Company does not maintain errors and omissions insurance. Any imposition of liability on the Company for alleged negligence, intentional torts, or other liability could have a material adverse effect on the Company. In addition, recent legislative enactments and pending legislative proposals aimed at limiting the use of the Internet to transmit indecent or pornographic materials could, depending upon their interpretation and application, result in significant potential liability to Internet access and service providers including the Company, as well as additional costs and technological challenges in complying with any statutory or regulatory requirements imposed by such legislation. For example, the Communications Decency Act of 1996 (amending 47 U.S.C. Section 223), which is part of the Telecommunications Act of 1996 (the "1996 Telecommunications Act"), became effective on February 8, 1996. The 1996 Telecommunications Act imposes criminal liability on persons sending or displaying in a manner available to minors indecent material on an interactive computer service such as the Internet and on an entity knowingly permitting facilities under its control to be used for such activities. While the constitutionality of these provisions has been successfully challenged in the U.S. Supreme Court, there can be no assurance as to the final result regarding the constitutionality of the 1996 Telecommunications Act, or as to the scope and content of any substitute legislation or other legislation in the United States or foreign jurisdictions restricting the type of content being provided over the Internet. If these provisions or related legislation are upheld, the effect on the Internet industry could have a material adverse effect on the Company's business, financial condition, results of operation, or cash flow. A number of countries are considering content restrictions based on such factors as political or religious views expressed and pornography or indecency.

           INCREASING COMPETITION. The markets in which the Company operates and intends to operate are extremely competitive and can be significantly influenced by the marketing and pricing decisions of the larger industry participants.


           Internet Access. The Company expects competition in these markets to intensify in the future. The Company's current and prospective competitors in the Internet access market include many large companies that have substantially greater market presence and financial, technical, operational, marketing and other resources and experience than the Company. The Company's Internet access business competes or expects to compete directly or indirectly with the following categories of companies: (i) other national and regional commercial ISPs, such as Verio Inc. or one or more of its affiliates and PSINet, Inc. ("PSINet"); (ii) established on-line services companies that currently offer Internet access, such as America Online, Inc. ("AOL"), CompuServe and Prodigy Services Company; (iii) computer hardware and software and other technology companies, such as Microsoft Corporation ("Microsoft"); (iv) national long-distance telecommunications carriers, such as AT&T (AT&T WorldNet), Sprint (SprintNet) and Qwest Communications International, Inc.; (v) regional Bell operating companies ("RBOCs" or "I-LECs"); (vi) cable television system operators, such as Comcast Corporation, Tele-Communications, Inc. ("TCI") and Time Warner Inc.; (vii) nonprofit or educational ISPs; and (viii) newly-licensed providers of spectrum-based wireless data services.


           Telecommunication Services. The Company's intention to provide traditional long distance service will place it directly in competition with IXCs, which engage in the provision of long-distance access and other long-distance resellers and providers, including large carriers such as AT&T, MCI WorldCom and Sprint and new entrants to the long distance market such as the RBOCs who have entered or have announced plans to enter the U.S. intrastate and interstate long-distance market pursuant to recent legislation authorizing such entry. See "REGULATION." On April 22, 1998, the Public Utilities Commission of Colorado granted the request of Rocky Mountain Broadband, Inc. ("RMB"), a wholly-owned subsidiary of RMI, to become a competitive local exchange carrier ("C-LEC"). Likewise, the Company's intention to provide IP Telephony services and C-LEC services will place it directly in competition with other providers (either resellers or facilities-based carriers) that provide the same services. Some of the Company's competitors are significantly larger and have substantially greater market presence as well as financial, technical, operational, marketing and other resources and experience than the Company.


           PRICING PRESSURES. The Company reduced the prices it charges its Internet customers during 1995, 1997 and 1998 partly as a result of competitive pricing pressures in the market for Internet services. The Company expects that continued price pressures may cause the Company to reduce prices further in order to remain competitive and the Company expects that such further price reductions could adversely effect the Company's results of operations, unless it can lower its costs commensurate with such price decreases. The Company may also face price pressures from its competitors in the telecommunications services markets in which the Company intends to compete.


           SECURITY RISKS. A risk faced by all ISPs, including the Company, is the risk that, despite the implementation of network security measures by the Company, its infrastructure remains vulnerable to computer viruses, sabotage, break-ins and similar disruptive problems caused by its subscribers or other Internet users. Furthermore, inappropriate use of the Internet by third parties could potentially jeopardize the security of confidential information stored in the computer systems of the Company's customers, which may deter potential subscribers and may inhibit the growth of the Internet service industry in general. Security problems continue to plague public and private data networks. Alleviating or attempting to avoid problems caused by computer viruses, break-ins, or other problems caused by third parties may require significant expenditures of capital and resources by the Company, which could have a material adverse effect on the Company. Until more comprehensive security technologies are developed, the security and privacy concerns of existing and potential customers may inhibit the growth of the Internet service industry in general and the Company's customer base and revenues in particular.


           RISKS OF SYSTEM FAILURE. The Company's Internet operations are dependent upon its ability to protect its network infrastructure against damage from acts of nature, power failures, telecommunications failures and similar events. Physical protection of the Company's network infrastructure is a primary responsibility of the Company. However, because it leases its lines from long-distance telecommunications companies, RBOCs and C-LECs, the Company is dependent upon these companies for physical repair and maintenance of the leased lines. The Company maintains multiple carrier agreements to reduce the risk of loss of operations from damage, power failures, telecommunications failures and similar events. Despite precautions taken by the Company, the occurrence of a natural disaster or other unanticipated problems at the Company's NOC or any of its POPs may cause interruptions in the services provided by the Company. In addition, failure of the Company's telecommunications providers to provide the data communications capacity required by the Company as a result of a natural disaster, operational disruption or for any other reason could cause interruptions in the services provided by the Company. Any damage or failure that causes interruptions in the Company's operations could have a material adverse effect on the Company.


           DEPENDENCE ON TELECOMMUNICATIONS ACCESS. All Internet and most telecommunications service providers, including the Company, depend on other companies to provide communications capacity via leased facilities. If one or more of these companies is unable or unwilling to provide or expand its current levels of service to the Company in the future, the Company's operations could be materially and adversely affected. Although leased facilities are available from several alternative suppliers, including AT&T and Sprint, there can be no assurance that the Company could obtain substitute services. In addition, the Company is dependent on local telephone companies to provide local dial-up and leased, high-speed dedicated access phone lines for access to each of the Company's POPs. The Company is presently dependent on US West (an RBOC), ICG Communications, Inc. and Teleport Communications Group, all of which are competitors of the Company, to provide timely installation of new circuits and to maintain existing circuits. The Company has experienced delays in the installation of circuits and inconsistencies in maintenance service which have adversely affected the Company.


           DEPENDENCE UPON SUPPLIERS. In order to provide Internet access and other on-line services to its customers, the Company leases long distance fiber optic telecommunications lines from multiple national telecommunications services provider. The Company is dependent upon these providers of data communications facilities. In addition, the Company has a wholesale usage agreement with PSINet, which allows the Company to provide dial-up and "switched" network access to its customers through PSINet's 235 POPs throughout the United States and has other agreements with service providers which the Company relies on to deliver its product and service offerings. Certain of the Company's suppliers, including RBOCs and C-LECs, currently are subject to various price constraints, including tariff controls, which in the future may change. In addition, regulatory proposals are pending that may affect the prices charged by the RBOCs and C-LECs to the Company. Such regulatory changes could result in increased prices of products and services, which could have a material adverse effect on the Company.

           The Company relies on other companies to supply certain components of its computer inventory as well as its network infrastructure (including telecommunications services and networking equipment) which, in the quantities and quality required by the Company, is available only from sole or limited sources. The Company has in the past and may from time to time, experience delays in receiving telecommunications services and shipments of merchandise purchased for resale. There can be no assurance that the Company will be able to obtain such telecommunication services and shipments of merchandise on the scale and at the times required by the Company at an affordable cost, or at all. There also can be no assurance that the Company's suppliers will not enter into exclusive arrangements with the Company's competitors to stop selling their products or components to the Company at commercially reasonable prices, or at all, or that such agreements will be terminated for other reasons. Any failure of the Company's sole or limited-source suppliers to provide products or components that comply with its standards could have a material adverse effect on the Company.


           DIFFICULTIES IN IMPLEMENTING LOCAL EXCHANGE AND LONG DISTANCE TELEPHONE SERVICES. The Company is a recent entrant into the newly created competitive local telephony services industry. The local exchange telephony services market in most states was only recently opened to competition due to the passage of the 1996 Telecommunications Act and related regulatory rulings. There are numerous operating complexities associated with providing these services. The Company will be required to develop new products, services and systems and will need to develop new marketing initiatives to sell these services. The inability to overcome any of these operating complexities could have a material adverse effect on the Company.


           The Company intends to resell local telephony services provided by I-LECs. Although the 1996 Telecommunications Act requires all I-LECs to permit resale of their telephony services without unreasonable restrictions or conditions and requires I-LECs to offer their retail telecommunications services to other telecommunications carriers for resale at discounted rates, based on the costs avoided by the I-LEC in such offering, there can be no assurance that the Company will be able to initiate or provide service in a timely manner or at competitive prices.


           The Company also offers long distance services to its customers. The long distance business is highly competitive. In addition, the long distance industry has historically had a high average churn rate and customers continue to change local distance providers frequently in response to the offering of lower rate or promotional incentives by competitors. The Company relies on other carriers to provide transmission and termination services for all of its long distance traffic pursuant to resale agreements. Such agreements typically provide for the resale of long distance services on a per-minute basis. Negotiation of these agreements involves estimates of future supply and demand for transmission capacity as well as estimates of the calling pattern and traffic levels of the Company's future customers. In the event the Company underestimates its need for transmission capacity, it may be required to obtain capacity through more expensive means.


           GOVERNMENT REGULATORY POLICY RISKS; POTENTIAL TAXES. The telecommunications businesses in which the Company engages are subject to extensive federal and state regulation. The provision of long distance telephone service is subject to the provisions of the Communications Act of 1934, as amended, including amendments effected by the 1996 Telecommunications Act and the FCC regulations thereunder, as well as the applicable laws and regulations of the various states, including regulation by Public Utility Commissions ("PUCs") and other state agencies. Federal laws and FCC regulations apply to interstate telecommunications (including international telecommunications that originate or terminate in the United States), while state regulatory authorities have jurisdiction over telecommunications both originating and terminating within a state.

           Regulation of the telecommunications industry is changing rapidly and the regulatory environment varies substantially from state to state. Moreover, as deregulation at the federal level occurs, some states are reassessing the level and scope of regulation that may be applicable to the Company. There can be no assurance that future regulatory, judicial, or legislative activities will not have a material adverse effect on the Company.


           A recent federal legislative change, the 1996 Telecommunications Act, may have potentially significant effects on the operations of the Company. The 1996 Telecommunications Act, among other things, allows the RBOCs and other companies to enter the long distance business and enables other entities, including entities affiliated with power utilities and ventures between local exchange carriers ("LECs") and cable television companies, to provide an expanded range of telecommunications services. Entry of such companies into the long distance business would result in substantial additional competition in one of the markets into which the Company intends to expand and may have a material adverse effect on the Company.


           On April 10, 1998, the FCC submitted a report to Congress in which it stated that telephone-to-telephone IP Telephony bears the characteristics of "telecommunications services" and that the providers of those services may be "telecommunications carriers," as those terms are defined in the 1996 Telecommunications Act. The FCC deferred a more definitive resolution of this issue until a more "fully-developed" record is available. However, the April 10, 1998 report states that, to the extent the FCC concludes that certain forms of telephone-to-telephone IP Telephony service are "telecommunications services," and to the extent the providers of those services obtain the same circuit-switched access as obtained by other IXCs and therefore impose the same burdens on the local exchange as do other IXCs, the FCC "may find it reasonable that they" become subject to the same regulations, including the requirement to pay access fees to LECs and to contribute to "universal service" subsidies. See "BUSINESS -- BUSINESS STRATEGY" and "REGULATION." In addition, a number of state and local government officials have asserted the right or indicated a willingness to impose taxes on Internet-related services and commerce, including sales, use and access taxes. Recently enacted federal legislation placed a moratorium on the imposition by state and local governments of new taxes on ISPs or other businesses involved in Internet-related commerce. However, there can be no assurance that federal taxes will not be imposed upon such services in the future or that stated and local governments will not be permitted, in the future, to impose similar taxes. The Company cannot predict whether the imposition of any such additional taxes would have a material adverse effect on the Company.


           YEAR 2000 RISKS. Currently, many computer systems, hardware and software products are coded to accept only two digit entries in the date code field and, consequently, cannot distinguish 21st century dates from 20th century dates. The interaction between various software and hardware platforms rely upon the date coding system. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to function properly after the turn of the century. The Company, its customers, and suppliers are reliant on computers and related automated systems for daily business operations.


           The Company has begun the process of identifying computer systems that could be affected by the Year 2000 issue as it relates to the Company's internal hardware and software, as well as third parties which provide the Company goods or services.
Three categories or general areas have been identified for review and analysis.


           (1) Systems providing customer services. These include hardware and software systems that are used to provide services to the Company's customers in the form of Internet connectivity, e-mail servers, news servers, authentication servers, etc. Hardware in the form of routers and switches are also included in this area.

           (2) Third party vendors providing critical services including circuits, hardware, long distance and related products. These include telco providers, suppliers of routers, modems, switches, etc.


           (3) Critical internal systems that support the Company's administrative systems for billing and collecting, general accounting systems, computer networks, and communication systems.


           The Company is in the planning and initial study phase of Year 2000 compliance review and testing. In regards to Item (1) listed above, the Company's critical existing systems are no more than two and one-half years old and it is anticipated that many of these systems will not have significant Year 2000 problems. Due to the Company's continued growth, most systems providing customer services are planned to be relocated to an expanded network operations center. Concurrently with the relocation, many of the critical systems will be migrated to new hardware and software platforms to increase reliability and capacities. All newly acquired hardware systems, operating systems, and software are required to have vendor certification for Year 2000 compliance. These systems are in process of being inventoried and a systems testing schedule is being developed.


           In regards to Item (2) above - third party products and services - the Company's significant vendors are large public companies such as US West Communications, ICG Telecommunications Group, Cisco Systems, Lucent Technologies, Ascend Communications, etc., that are all under SEC mandates to report their compliance in all publicly filed documents. The Company intends to initiate a compliance review program with these vendors during the first quarter of 1999 and will continue to track progress of all critical vendors for compliance.


           Item (3) above relates to internal systems for company administrative and communications requirements. The Company intends to implement new billing and billing presentment systems during the first half of 1999. These system vendors are required to certify Year 2000 compliance. Additionally, the Company intends to test these systems for compliance during the implementation processes. The Company expects that internal computer networks and communications systems will be tested in the first quarter of 1999 for compliance.


           The costs to address the Year 2000 compliance issues have not been determined at this time. Based on growth, the Company plans to implement new hardware platforms and software systems that should be Year 2000 compliant and, therefore, costs specifically allocated to Year 2000 compliance may not be significant. However, there can be no assurance that such costs will not be significant. Systems testing and compliance reviews with third party services providers will incur manpower and consultant costs.


           The nature of the Company's business makes it dependent on computer hardware, software, and operating systems that are susceptible to Year 2000 issues. Failure to attain at least minimum levels of Year 2000 compliance would have a material adverse effect on the Company's ability to deliver services and on the Company's business, operating results, financial condition and cash flow.


           The Company has not developed a contingency plan for dealing with Year 2000 risks at this time.


           VOLATILITY OF STOCK PRICES AND PENNY STOCK RULES. The Company's Common Stock is qualified for trading on Nasdaq. The prices at which the Company's Common Stock has been traded have varied considerably since the Common Stock was qualified for trading on Nasdaq. There can be no assurance that the Company will continue to be able to satisfy certain specified financial tests and market related criteria required for continued listing on the Nasdaq. If the Company's Common Stock were no longer qualified for trading on Nasdaq, trading, if any, would thereafter be conducted in the over-the-counter market, so called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. and consequently, an investor could find it more difficult to dispose of, or to obtain, accurate quotations as to the price of, the Company's Common Stock. In addition, the Company could become subject to rules adopted by the Commission regulating broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or Nasdaq system). Unless an exemption from the definition of a "penny stock" were available, any broker engaging in a transaction in the Company's Common Stock would be required to provide any customer with a risk disclosure document, disclosure of market conditions, if any, disclosure of the compensation of the broker-dealer and its salesperson in the transaction and monthly accounts showing the market values of the Company's Common Stock held in the customer's account. The bid and offer quotation and compensation information must be provided prior to effecting the transaction and must be contained on the customer's confirmation. It may be anticipated that many brokers will be unwilling to engage in transactions in the Company's Common Stock because of the need to comply with the "penny stock" rules, thereby making it more difficult for purchasers of Common Stock to dispose of their shares or for the Company to raise additional capital through equity financings.


           LACK OF ESTABLISHED TRADING MARKET FOR COMMON STOCK AND IPO WARRANTS. Trading in the Company's Common Stock and IPO Warrants had been inactive until March 1998. There can be no assurance that an active market can or will be maintained for the trading of the Company's Common Stock. Purchasers of the Company's Common Stock may, therefore, find it difficult to dispose of these securities.


           CONTROL BY MANAGEMENT. As the result of a recent investment in RMI by Mr. Hanson, RMI issued and sold to Mr. Hanson 1,225,000 shares of Common Stock for a purchase price of $2,450,000, or $2.00 per share, as more fully described in "CERTAIN TRANSACTIONS -- CHANGE IN CONTROL." Mr. Hanson also became RMI's President, Chief Executive Officer and Chairman of the board of directors of the Company. As a result of these related transactions, Mr. Hanson obtained effective control of RMI and, as of October 15, 1998, had the authority to vote 52.3% of RMI's Common Stock after giving effect to the exercise of the Hanson Warrants and the Hanson Options. The officers and directors of the Company as a group beneficially own as of October 15, 1998 approximately 57.4% of the Company's Common Stock after giving effect to the exercise of the Hanson Warrants and Hanson Options. As a result, these stockholders will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of capital stock may also have the effect of delaying or preventing a change of control of the Company. See "PRINCIPAL STOCKHOLDERS."


           SHARES ELIGIBLE FOR RESALE. As of October 15, 1998, there were outstanding 2,149,646 shares of Common Stock that were issued in connection with various transactions, all of which are deemed to be "restricted securities," as defined in Rule 144 under the Securities Act. All but 246,821 of these restricted securities are currently eligible for resale by the holders thereof in the public market pursuant to Rule 144. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned restricted securities for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed, provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied.

In addition, affiliates of the Company must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of Common Stock that are not restricted securities. Also, under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned restricted securities for at least two years may resell such securities without compliance with the foregoing requirements. Sales of substantial amounts of the Common Stock in the public market, or the perception that such sales might occur, could adversely affect the then prevailing market price for the Common Stock and could materially impair the Company's future ability to raise capital through an offering of equity securities. No predictions can be made as to the effect, if any, that market sales of such shares or the availability of such shares for future sale will have on the market price of the Common Stock prevailing from time to time.


           POTENTIAL ADVERSE IMPACT ON MARKET PRICE OF COMMON STOCK IN THE EVENT OF REDEMPTION OF IPO WARRANTS. The Company has the ability to call the 1,365,000 IPO Warrants for redemption at a price of $0.25 per IPO Warrant, subject to the approval by securities administrators of various states in which the holders of the IPO Warrants reside. The exercise price of the Warrants is less than the market price per share of Common Stock, and the Company believes that the current owners of those Warrants, may, therefore, have an incentive to exercise those Warrants and to purchase shares of Common Stock. There can be no assurance, however, that the securities administrators of all states in which holders of the IPO Warrants reside will approve the offer by the Company of the Common Stock underlying the IPO Warrants. In addition, there can be no assurance that all, or any portion of such IPO Warrants will be exercised in the event that such approval is obtained. In the event that the Company calls the IPO Warrants for redemption, holders of the IPO Warrants will have the choice of exercising their IPO Warrants or selling them to a buyer who could be expected to exercise such IPO Warrants, or of accepting the redemption price of $0.25 per IPO Warrant. In the event that a significant number of holders of IPO Warrants exercise such Warrants, it can be expected that many of the shares of Common Stock purchased upon such exercise will be sold shortly thereafter. The sale of a significant number of shares of Common Stock can be expected to have an adverse impact on the market price for the Company's Common Stock.


           NO DIVIDENDS. The Company has not paid any cash dividends and does not intend to pay cash dividends on the Common Stock in the foreseeable future.


           STATE LAW LIMITATIONS ON DIRECTOR LIABILITY FOR MONETARY DAMAGES. The Company's Certificate of Incorporation, as amended, substantially limits the liability of the Company's directors to its stockholders for breach of fiduciary or other duties to the Company. See "LIMITATION ON LIABILITY AND
INDEMNIFICATION MATTERS."


           DELAWARE ANTI-TAKEOVER PROVISIONS. Section 203 of the Delaware General Corporation Law (the "DGCL") prohibits certain transactions between a Delaware corporation and an "interested stockholder," which is defined as a person who, together with any affiliate and/or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain "business combinations" (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation or the aggregate value of all of the outstanding capital stock of the corporation and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock, unless
(i) the business combination is approved by the corporation's board of directors prior to the date the interested stockholder acquired shares, (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which it became an interested stockholder or
(iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock not owned by the interested stockholder. The application of Section 203 of the DGCL could have the effect of delaying or preventing a change of control of the Company. See "DESCRIPTION OF CAPITAL STOCK -- CERTAIN ANTI-TAKEOVER EFFECTS OF PROVISIONS OF DELAWARE LAW."


           RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS. This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and the Company intends that such forward-looking statements be subject to the safe harbors for such statements under such sections. The statements contained in this Prospectus that are not historical fact are "forward-looking statements" (as such term is defined in the statutory sections cited above), which can be identified by the use of forward-looking terminology such as "believes," "expects," "intends," "may," "will," "should," "could," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The Company's forward-looking statements include the plans and objectives of management for future operations, including plans and objectives relating to its Internet connection services, plans and objectives for other businesses that the Company may enter and future economic performance of the Company. The forward-looking statements and associated risks set forth in this Prospectus include or relate to: (i) ability of the Company to obtain additional financing, (ii) ability of the Company to successfully defend itself in the pending ICC litigation, (iii) ability of the Company to attract and retain qualified technical, sales, marketing and administrative personnel relating to the services it currently provides and intends to provide, (iv) ability of the Company to market its services at competitive prices, (v) development of brand-name recognition and loyalty for the Company's services, (vi) development of an effective sales staff, (vii) market acceptance of the Company's services, (viii) success of the Company's market initiatives, (ix) expansion of sales in the industries to which the Company provides its current and intended services, (x) success of the Company in forecasting demand for its current and intended services, (xi) success of the Company in diversifying the Company's market to provide services to large and small businesses, professionals and individuals, (xii) success of the Company in diversifying the types of services it offers to customers, (xiii) achievement of forecast operating margins dependent upon price and efficient provision of services, (xiv) availability of suitable licenses or other intellectual property access and protection for the Company's services, (xv) the ability of the Company to implement its acquisition strategy and the success of that strategy, if and to the extent it is implemented and (xvi) success of the Company in achieving increases in net sales to reduce the cost of services sold and decrease general, administrative and development costs as a percentage of net sales.


           The forward-looking statements are based on assumptions and judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. Accordingly, although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks presented by the Company's business and operations that could cause the Company's net revenues or net loss, or growth in net revenues or net loss to vary markedly from prior results or the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause the Company to alter its marketing, capital investment and other expenditures, which may adversely affect the Company's results of operations and cash flows. In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company's objectives or plans will be achieved.

                PRICE RANGE FOR COMMON STOCK AND DIVIDEND POLICY

           The Company's Common Stock and the IPO Warrants are traded on Nasdaq under the symbols RMII and RMIIW, respectively. The table below sets forth for the periods indicated the high and low closing sales prices for the Company's Common Stock, as reported by the Nasdaq Stock Market, Inc.



            Quarter Ended                      High               Low
            -------------                     ------            -------
            December 31, 1996                 $2.750            $1.375

            March 31, 1997                     2.750             1.125
            June 30, 1997                      3.750             1.875
            September 30, 1997                 2.625             2.000
            December 31, 1997                  3.125             2.375

            March 31, 1998                     5.188             1.875
            June 30, 1998                     11.750             5.313
            September 30, 1998                22.500             7.250



           The Company has never paid a cash dividend to Common Stock stockholders, and the current policy of the Company's board of directors is to retain the earnings of the Company, if any, for use in the operation and development of its business. Therefore, the payment of cash dividends on the Common Stock is unlikely in the foreseeable future. Any future determination concerning the payment of dividends will depend upon the Company's financial condition, the Company's results of operations, and any other factors deemed relevant by the board of directors.

                                 CAPITALIZATION

           The following table sets forth as of June 30, 1998 (i) the actual capitalization of RMI, and (ii) the pro forma capitalization of RMI adjusted for the acquisition of Application Methods and the proposed acquisition of DataXchange. This information is qualified by the more detailed information included elsewhere in this Prospectus.



                                                                     AS OF JUNE 30, 1998
                                                                 HISTORICAL        PRO FORMA
                                                                       (IN THOUSANDS)
Cash and cash equivalents                                        $    762           $    994


Current portion of debt and capital lease obligations                 675                675
                                                                 --------           --------
                                                                 --------           --------
Debt (excluding current maturities) and
Capital Lease Obligations                                             629                629
                                                                 --------           --------
Stockholders' equity (deficit):
Preferred stock, $.001 par value, authorized 750,000
shares, no shares outstanding
Common stock, $.001 par value, authorized 25,000,000                    7                  8
shares,  issued 7,582,347 shares, outstanding 7,518,267
(1)
Additional paid-in capital                                         11,335             18,973
Treasury Stock                                                        (85)               (85)
Accumulated deficit                                                (8,780)            (8,780)
                                                                 --------           --------
Total Stockholders' Equity                                          2,477             10,116
                                                                 --------           --------
Total Capitalization                                             $  3,106           $ 10,745
                                                                 --------           --------
                                                                 --------           --------

--------------------------------------------------------------------------------


(1) Does not include options and warrants to purchase approximately 7,812,291 shares of RMI Common Stock outstanding at June 30, 1998.


              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


           The following selected unaudited pro forma combined financial information presented below has been derived from the unaudited and audited historical financial statements of RMI, Application Methods and DataXchange included elsewhere in this Prospectus and reflect management's present estimate of pro forma adjustments, including a preliminary estimate of purchase price allocations, which ultimately may be different. The pro forma financial data give effect to the acquisition of Application Methods and the proposed acquisition of DataXchange.


           The acquisitions are being accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed are recorded at their estimated fair values, which are subject to further adjustment based upon appraisals and other analyses, with appropriate recognition given to the effect of RMI's borrowing rates and income tax rates.


           The unaudited pro forma combined statement of operations for the year ended December 31, 1997 gives effect to the acquisitions as if they had been consummated at the beginning of such year. This pro forma statement of operations combines the historical consolidated statement of operations for the year ended December 31, 1997 for RMI, the historical combined statement of operations for the year ended December 31, 1997 for Application Methods and historical statement of operations for the year ended January 31, 1998 of DataXchange.


           The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 1998 gives effect to the acquisitions as if they had been consummated at January 1, 1998. This pro forma statement of operations combines the historical operations for RMI and Application Methods for the six month period ended June 30, 1998, and for DataXchange for the six month period ended July 31, 1998.


           The unaudited pro forma condensed combined balance sheet as of June 30, 1998 gives effect to the acquisitions as if they had been consummated on that date. This pro forma balance sheet combines the historical consolidated balance sheet at that date for RMI and the historical balance sheets at such date for Application Methods and DataXchange.


           The unaudited pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the transactions described above had been completed and in effect for the periods indicated or the results that may be obtained in the future. The unaudited pro forma condensed combined financial data presented below should be read in conjunction with the audited and unaudited historical financial statements and related notes thereto of RMI, Application Methods and DataXchange and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," included elsewhere in this Prospectus.

                   Pro Forma Condensed Combined Balance Sheet
                               As of June 30, 1998
                                   (Unaudited)



                                                                    Historical                                  Pro Forma
                                            ----------------------------------------------------------------------------------------
                                                Rocky         DataXchange   Application
                                               Mountain        Network,       Methods,                  Pro Forma       Pro Forma
                                            Internet, Inc.       Inc.       Incorporated    Subtotal  Adjustments (B)    Combined
                                            ----------------------------------------------------------------------------------------
                                                                   (Dollars in Thousands)
                                       Assets

Current Assets:
   Cash and cash equivalents ...........      $    762       $    226       $      6        $    994                    $    994
   Trade receivables ...................           635            153            192             980                         980
   Inventory ...........................            61             40            101                                         101
   Other ...............................           112             97             45             254                         254
                                              --------       --------       --------        --------      --------      --------
   Total Current Assets ................      $  1,570       $    516       $    243        $  2,329                    $  2,329
                                              --------       --------       --------        --------      --------      --------
Property and Equipment, net ............         2,612            171              6           2,789                       2,789
Goodwill, net ..........................         1,324                                         1,324        7,330 (1)      8,654
Customer lists, net ....................           413                                           413                         413
Other assets, net ......................           324              6                            330                         330
                                              --------       --------       --------        --------      --------      --------
   Total Assets ........................      $  6,243       $    693       $    249        $  7,185      $  7,330      $ 14,515
                                              --------       --------       --------        --------      --------      --------
                                              --------       --------       --------        --------      --------      --------
                               Liabilities and Stockholders Equity
Current Liabilities:
   Notes Payable .......................                                    $    132        $    132                    $    132
   Current maturities of
      long term debt and
      capital lease obligations ........           675                                           675                         675
   Accounts payable and
      accrued expenses .................         2,147            265             44           2,456                       2,456
   Unearned income and deposits ........           315            192                            507                         507
                                              --------       --------       --------        --------      --------      --------
   Total Current Liabilities ...........      $  3,137       $    457       $    176        $  3,770                    $  3,770
                                              --------       --------       --------        --------      --------      --------
Long-term debt and capital
   lease obligations ...................           629                                           629                         629
Stockholders' Equity

   Common Stock and
      additional paid in capital .......        11,342          1,890                         13,232        (1,890)(2)    18,981
                                                                                                             7,639 (1)
   Accumulated deficit .................        (8,780)        (1,654)            73         (10,361)        1,581 (2)    (8,780)
   Treasury stock, at cost
       Common ..........................           (85)                                          (85)                        (85)
                                              --------       --------       --------        --------      --------      --------
   Total Stockholders Equity ...........      $  2,477       $    236       $     73        $  2,786      $  7,330      $ 10,116
                                              --------       --------       --------        --------      --------      --------
       Total liabilities & stockholders'
           equity ......................      $  6,243       $    693       $    249        $  7,185      $  7,330      $ 14,515
                                              --------       --------       --------        --------      --------      --------
                                              --------       --------       --------        --------      --------      --------

              Pro Forma Condensed Combined Statement of Operations
                     For the Six Months Ended June 30, 1998
                                   (Unaudited)



                                                                  Historical                                   Pro Forma
                                              -------------------------------------------------------------------------------------
                                                 Rocky       DataXchange    Application                                     Pro
                                                Mountain      Network,      Methods,                      Pro Forma        Forma
                                              Internet, Inc.     Inc.       Incorporated     Subtotal   Adjustments (B)   Combined
                                              --------------------------------------------------------------------------------------
                                                   (Amount in Thousands, Except Per Share Data)
Revenue:
   Internet access and services ......         $ 3,748        $   962        $   721         $ 5,431                     $ 5,431
   Equipment Sales ...................             193                                           193                         193
                                              --------       --------       --------        --------      --------      --------
      Total sales ....................         $ 3,941        $   962        $   721         $ 5,624                     $ 5,624
Cost of sales ........................           1,384            832                          2,216                       2,216
                                              --------       --------       --------        --------      --------      --------
         Gross Margin ................         $ 2,557        $   130        $   721         $ 3,408                     $ 3,408
                                              --------       --------       --------        --------      --------      --------

Operating expenses:
   Selling, general and administrative           3,987            427           641            5,055                        5,055
   Depreciation and amortization .....             489             54             2              545           733(3)       1,278
Other expenses
                                              --------       --------       --------        --------      --------      --------
       Total operating expenses ......         $ 4,476        $   481       $   643          $ 5,600       $   733        $ 6,333
                                              --------       --------       --------        --------      --------      --------
Other income (expense):
   Interest expense, net .............            (129)             2            (8)            (135)                       (135)
   Other income (expense), net .......              14             (1)          (11)               2                           2
                                              --------       --------       --------        --------      --------      --------
                                               $  (115)       $     1       $   (19)         $  (133)                    $  (133)
                                              --------       --------       --------        --------      --------      --------
Income (loss) from operations ........         $(2,034)       $  (350)      $    59          $(2,325)      $  (733)      $(3,058)
                                              --------       --------       --------        --------      --------      --------
                                              --------       --------       --------        --------      --------      --------
Basic and Diluted loss per share
 from operations .....................           (0.29)                                                                  $ (0.39)
                                              --------                                                                  --------
                                              --------                                                                  --------
Average number of common shares
   outstanding .......................           7,073                                                                     7,894
                                              --------                                                                  --------
                                              --------                                                                  --------

              Pro Forma Condensed Combined Statement of Operations
                      For the Year Ended December 31, 1997
                                   (Unaudited)



                                                                Historical                         Pro Forma
                                            ---------------------------------------------------------------------------------------
                                                Rocky      DataXchange  Application
                                              Mountain       Network,     Methods,                      Pro Forma       Pro Forma
                                            Internet, Inc.    Inc.       Incorporated       Subtotal  Adjustments (B)   Combined
                                            ---------------------------------------------------------------------------------------
                                              (Amount in Thousands, Except Per Share Data)
Revenue:
   Internet access and services ......        $  5,740       $  1,941       $    984        $  8,665                    $  8,665
   Equipment Sales ...................             387                                           387                         387
                                              --------       --------       --------        --------      --------      --------
      Total sales ....................        $  6,127       $  1,941       $    984        $  9,052                    $  9,052

Cost of sales ........................           2,060          1,960                          4,020                       4,020
                                              --------       --------       --------        --------      --------      --------
         Gross Margin ................        $  4,067       $    (19)      $    984        $  5,032                    $  5,032
                                              --------       --------       --------        --------      --------      --------
Operating expenses:
   Selling, general and administrative           6,981            722          1,084           8,787                       8,787
   Depreciation and amortization .....             887             54              5             946         1,466(3)      2,412
                                              --------       --------       --------        --------      --------      --------
       Total operating expenses ......        $  7,868       $    776       $  1,089        $  9,733      $  1,466      $ 11,199
                                              --------       --------       --------        --------      --------      --------
Other income (expense):
   Interest expense, net .............            (347)            10            (12)           (349)                       (349)
   Other income (expense), net .......              (5)                           15              10                          10
                                              --------       --------       --------        --------      --------      --------
                                              $   (352)      $     10       $      3       $   (339)                    $   (339)
                                              --------       --------       --------        --------      --------      --------
Income (loss) from operations ........        $ (4,153)      $   (785)      $   (102)      $ (5,040)      $ (1,466)     $ (6,506)
                                              --------       --------       --------        --------      --------      --------
                                              --------       --------       --------        --------      --------      --------
Basic and Diluted loss per share
 from operations .....................        $  (0.79)                                                                 $  (1.07)
                                              --------                                                                  --------
                                              --------                                                                  --------
Average number of common shares
   outstanding .......................           5,268                                                                     6,089
                                              --------                                                                  --------
                                              --------                                                                  --------



                        NOTES TO THE PRO FORMA CONDENSED
                             CONBINED FINANCIAL DATA
                                   (UNAUDITED)



(A) BASIS OF PRESENTATION



           The accompanying unaudited pro forma condensed combined balance sheet is presented as of June 30, 1998. The accompanying unaudited pro forma condensed combined statements of operations are presented for the six month period ended June 30, 1998 and the year ended December 31,1997, except for DataXchange Network, Inc. for which the six month period ended July 31,1998 and the year ended January 31, 1998 are presented.

 (B) PRO FORMA ADJUSTMENTS



           The following pro forma adjustments have been made to the unaudited condensed combined balance sheet as of June 30, 1998 and the unaudited condensed combined statements of operations for the six months and year ended June 30, 1998 and December 31, 1997:


(1) To reflect the 821,369 shares of RMI stock valued at $7,639,000 which is the approximate number of shares issued in connection with the acquisitions of Applications Methods and anticipated to be issued in connection with the acquisition of DataXchange. The excess purchase price over the fair value of the net assets acquired has been allocated to goodwill. The pro forma adjustment reflects the incremental goodwill in the amount of $7,330,000. Shares of Common Stock issued or anticipated to be issued for acquisitions were recorded at fair market value as based on the current market price of RMI's publicly traded stock. The final allocation of the purchase price will be made after the appropriate appraisals or analyses are performed. Upon completion of the appraisals and in accordance with the terms thereof, the excess purchase price currently allocated to goodwill will be allocated to the appropriate asset classifications, including customer list and goodwill. While the goodwill will be amortized over a period of five years, customer list or other identified intangibles may be amortized over shorter periods, which would therefore increase amortization expense.


Summary information regarding the acquisitions is as follows (in thousands):



                           DATE CLOSED         STOCK
Applications Methods       July 1,1998         $3,239
DataXchange                **                  $4,400
                                               ------
Total Consideration                            $7,639
                                               ------
                                               ------



**This transaction is anticipated to close in the fourth quarter of 1998; however no assurances can be given that it will close at that time, if at all.


(2)  To eliminate the equity accounts of the acquisitions.


(3) To adjust amortization expense due to increase in the carrying value of goodwill, using a life of five years, as if such acquisitions had been completed as of January 1, 1997.


                                 USE OF PROCEEDS


           The 4,000,000 Acquisition Shares to be offered and issued by the Company may be issued from time to time in full or part consideration in connection with future acquisitions by the Company. 4,061,500 of the Warrants and approximately an additional 3,135,538 Selling Securityholder Shares subject of this Prospectus have been previously issued to the Selling Securityholders and are being offered for sale by the Selling Securityholders, and approximately an additional 6,209,695 Selling Securityholder Shares that may be issued upon exercise of Warrants are being offered for sale by the Selling Securityholders, without giving effect to additional shares of Common Stock that may be issued pursuant to anti-dilution provisions of various outstanding warrants and options. Consequently, the Company will not receive any of the proceeds from the sales of such shares.


           The Company will not receive the proceeds of sales of any Securities offered hereby by the Selling Securityholders. However, if the Selling Securityholders who hold IPO Warrants determine to exercise their IPO Warrants, the Company will receive the proceeds of the exercise of those Warrants. The 1,365,000 IPO

Warrants are redeemable by the Company at a cost of $0.25 per IPO Warrant, subject to prior approval under the securities laws and regulations of the states in which the holders of the IPO Warrants reside.


           The Company estimates that it would receive approximately $5,670,000 upon the exercise of all of the 1,365,000 IPO Warrants, net of commissions due and payable to the representative of the underwriters for the Company's IPO (but not net of the expenses of this offering). The Company is required to pay to Neidiger, Tucker, Bruner, Inc. ("NTB"), the representative of the underwriters of the Company's IPO, a commission equal to 5% of the exercise price of the IPO Warrants under certain circumstances. See "PLAN OF DISTRIBUTION." The Company plans to use any such net proceeds for general corporate purposes and working capital. To the extent such proceeds are not utilized immediately, they will be invested in instruments that, in the determination of the Company, are low-risk investment vehicles. There can be no assurance that any of the Warrants will be exercised.



                       SELECTED HISTORICAL FINANCIAL DATA


           The following table sets forth selected historical financial and other data of RMI. RMI was formed in October 1993 and has generated operating losses since inception as well as negative cash flow in 1996 and 1997. The selected data set forth below as of December 31, 1995 and for the period then ended have been derived from the financial statements of RMI which have been audited by McGladrey & Pullen, LLP, independent auditors. The selected consolidated statements of operations and the balance sheet data set forth below as of December 31, 1996 and 1997, for the periods then ended have been derived from the financial statements of RMI which have been audited by Baird, Kurtz & Dobson, independent auditors. The selected financial data for the six month periods ended June 30, 1998 and 1997 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which RMI considers necessary for a fair presentation of the financial position and results of operations for these periods. The operating results for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for any future period.

           The selected historical financial data should be read in conjunction with the Consolidated Financial Statements of RMI and related Notes thereto, and the information included under "SUMMARY HISTORICAL FINANCIAL DATA" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" included elsewhere in this Prospectus.

                                                                                    SIX
                                                                                   MONTHS
                                                                                   ENDED
                                          YEAR ENDED DECEMBER 31,                  JUNE 30,
                                   -----------------------------------       ---------------------
                                     1995          1996          1997         1997          1998
                                   -------       -------       -------       -------       -------
                                                                                  (UNAUDITED)
                                            (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

STATEMENT OF OPERATIONS DATA:
Revenues ....................      $ 1,179       $ 3,282       $ 6,127       $ 2,849       $ 3,941
Cost of revenues earned .....          320         1,104         2,060         1,088         1,384
Gross profit ................          859         2,178         4,067         1,761         2,557
General, selling and
administrative expenses .....          968         4,459         7,868         3,952         4,476
Operating (loss) income .....         (109)       (2,281)       (3,801)       (2,191)       (1,919)
Net (loss) income ...........         (129)       (2,343)       (4,153)       (2,368)       (2,034)
Net (loss) income per
share (1) ...................      $ (0.07)      $ (1.03)      $ (0.79)      $ (0.51)      $ (0.29)
OTHER DATA:
EBITDA (2) ..................           (9)       (1,956)       (2,918)       (1,778)       (1,409)
BALANCE SHEET DATA:
Cash and Cash Equivalents ...      $   275       $   349       $ 1,053       $   439       $   762
Investments .................            0         1,357             0           577             0
Working Capital (Deficit) ...         (187)          371          (209)       (1,786)       (1,567)
Total Assets ................          925         5,540         5,082         5,137         6,243
Long Term Debt and Capital
Lease Obligations, net of
 current portion ............          524         1,134           905         1,072           629
Total Stockholders'
 (deficit) equity ...........         (169)        2,317         2,083           590         2,477

(1) Loss per share is computed based on 1,868,000 shares outstanding for 1995, 2,295,000 shares outstanding for 1996 and 5,268,000 shares outstanding for 1997, and 4,848,346 and 7,518,267 shares outstanding for the six months ended June 30, 1997 and 1998, respectively. This represents the weighted average of common shares outstanding for both basic and diluted earnings per share for each period. See Note 1 to the Company's financial statements included elsewhere in this Prospectus.

(2) EBITDA is earnings from operations before interest, taxes, depreciation and amortization. EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring a company's ability to service its debt. However, EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles ("GAAP"). EBITDA should not be considered as a substitute for net income or net loss as an indicator of the Company's operating performance or for cash flow as a measure of liquidity and should be examined in conjunction with the Consolidated Financial Statements of the Company and the related Notes thereto included elsewhere in this Prospectus. EBITDA as defined by the Company may be different from EBITDA as defined by other companies.


         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

           THE FOLLOWING DISCUSSION AND ANALYSIS IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, INCLUDED ELSEWHERE IN THIS PROSPECTUS.

Overview

           RMI is a Delaware corporation incorporated in October 1995. It acquired the assets of Rocky Mountain Internet, Inc., a Colorado corporation incorporated in 1994 that began doing business in 1993 as an unincorporated enterprise. RMI is an ISP providing a broad range of Internet-based services to business and residential customers. RMI offers its services through its own network in Colorado and through third-party providers nationwide. For the year ended December 31, 1997 RMI had gross revenues of $6.1 million.


           In September 1998, the Company entered into a Software License and Consulting Services Agreement with Novazen to provide the Company proprietary billing software tailored to its business. As consideration for the consulting services to be provided by Novazen, the Company paid $100,000 in cash and issued to Novazen 25,000 shares of its Common Stock. After the Company entered into the Novazen Agreement, Kevin R. Loud, an officer of the Company, purchased 38,000 shares of Novazen common stock for $1.60 per share.

           On July 1, 1998, RMI acquired all of the outstanding common stock of Application Methods. Based in Seattle, Washington, Application Methods develops software and has recently developed an e-commerce product. For the year ended December 31, 1997, Application Methods had gross revenues of $984,000 and a net loss of $102,000. Subsequent to the merger, Application Methods was merged into a Colorado corporation which is a wholly-owned subsidiary of RMI. The Application Methods shareholders may receive additional shares of Common Stock, not to exceed $2.5 million in value, based on the satisfaction of certain post-merger performance targets over a three-year period.

           On June 5, 1998, RMI acquired all of the outstanding common stock of Infohiway pursuant to the terms of a Merger Agreement dated June 5, 1998 by and among RMI, RMI Subsidiary, Inc., Infohiway and Kenneth Covell, John-Michael Keyes and Jeremy J. Black, the shareholders of Infohiway (the "Infohiway Merger Agreement"). Infohiway has developed a search engine that the Company believes has unique data searching features. For the year ended December 31, 1997, Infohiway had gross revenues of $31,000. The acquisition was effectuated by the merger of RMI Subsidiary, Inc., a wholly-owned subsidiary of RMI, with and into Infohiway. As a result of the merger, Infohiway became a wholly-owned subsidiary of RMI. Pursuant to the Infohiway Merger Agreement, the shareholders of Infohiway received an aggregate of 150,000 shares of RMI Common Stock.

           In September 1998, the Company entered into non-binding letters of intent to acquire, among other businesses and assets, all of the issued and outstanding capital stock of DataXchange Network, Inc. ("DataXchange"), a Florida-based national internet backbone provider, in exchange for up to 535,000 shares of the Company's Common Stock and, subject to the achievement of certain financial performance objectives, warrants to purchase up to 535,000 shares of the Company's Common Stock.

           The Company offers a broad array of communications products and services tailored to meet customer needs and provides high quality customer support. The Company delivers its products and services through two divisions:
Communication Services and Web Services. The Company believes that, based upon its experience, a growing number of businesses will demand one point-of-contact for communications solutions for the following reasons: (i) to ensure proper system/ network integration; (ii) to obtain a single point of responsibility for products and services that might have numerous providers; and (iii) to continue to take advantage of evolving communications technologies. The Company intends to increase the breadth of its products and services delivered to its customers by adopting new technology, acquiring complementary businesses and capitalizing on strategic relationships.

Six Months Ended June 30, 1997 and 1998

           The Company's revenue grew 38% from $2,849,000 to $3,941,000 for the six months ended June 30, 1998 as compared to the comparable period in 1997. Revenue growth performance is attributable to increasing size of the sales force and segmenting the sales team by product group.

Dial-Up Service

           Revenues increased from $1,166,700 to $1,258,200 or 8% from the six months ending June 30, 1997 to the six months ending June 30, 1998. Dial-up customer count increased from 10,300 to 13,600 or 32% from the six months ending June 30, 1997 to the six months ending June 30, 1998. As a result of the re-structure of the dial-up product, the Company experienced a reduction in revenue growth while making greater gains in its customer base.

Dedicated Access Service

           The Company assigned a direct sales team for dedicated access service and with that focus has received the benefit of higher revenue growth. As a result, dedicated access service business has grown based principally on ISDN and High Speed circuit growth. ISDN sales have grown from $258,200 to $435,400 from the first half of 1997 to the first half of 1998 for an increase of 69%, while sales of high speed circuits services have increased from $387,000 to $717,000 for the same periods for an increase of 85%.

Web Services

           Web site hosting accounted for $218,300 of revenue in the six months ending June 30 1997 and $298,800 for the same period in 1998 for an increase of 37%. The increase resulted from increases in the direct sales force, increased server capacities and speed, and the increasing popularity of the web as a business tool.

           Web site production increased from $249,600 to $330,400 or 32% for the first six months of 1997 as compared to the same period in 1998. The growth in web hosting business plus the activities of the Company's direct sales force helped to drive this part of the business.


Other Services

           Other revenue includes training revenue ($16,900 decreased to $9,000), consulting ($121,500 decreased to $13,300) and sales from the Information Exchange L.L.C. ($64,000 decreased to $53,400). IP Telephony generated $400 in revenue for the six months ended June 30, 1998; this service was not available in 1997.

Gross Profit

           Gross profit consists of total revenue less the cost of delivering services and equipment. The gross profit (exclusive of equipment sales) was 65% for the six months ended June 30, 1997 and 67% for the same period in 1998. Gross profits on equipment sales were 21% and 22% for the six months ending June 30, 1997 and 1998, respectively. Sale of equipment is provided as an accommodation to the Company's customers.

Selling, General, and Administrative Expenses

           Selling, general, and administrative expenses ("S G & A") increased from $3,618,000 in the six months ended 1997 to $4,478,200 in the six months ended 1998 or 23%. Exclusive of option compensation expense, discussed in the following paragraph, S G & A increased 13% from the six months ended 1997 to the six months ended 1998. Significant items are discussed below.

           Payroll costs and benefits increased 21% from $2,042,200 to $2,464,400 for the six months ended 1997 and 1998, respectively. Payroll costs included a non-cash charge to compensation for the first quarter of 1998 in the amount of $383,100 for the exercise of employee stock options. Exclusive of this amount, payroll costs and related benefits increased 2%.

           Sales and marketing expenses, consisting of advertising, promotion, attendance at trade shows, printing, and finders fees, decreased from $129,300 for the six months ending 1997 to $81,200 for the same period in 1998 for a decrease of 37%.

           Facilities rent expense decreased by 1% from $225,200 to $222,000 for the six months ended 1997 to the six months ended 1998. The Company has headquarters in downtown Denver, Colorado with additional office facilities in Colorado Springs, Colorado.

           The Company experienced a decrease in communications expenses from $147,100 for the six months ended 1997 to $121,300 for the six months ended 1998 or 18%. These expenses included local telephone service, cellular phones and pager costs and long distance telephone expenses. The Company uses multiple "800" phone numbers to provide technical support, customer support, and sales order processing to its growing base of customers.

           Legal and accounting expenses increased from $120,000 in the six months ended 1997 to $380,200 in the six months ended 1998 or an increase of 217%. This increase resulted from legal and accounting work required in preparation of the Company's proxy statement for the Shareholder meeting held on March 12, 1998, legal work in the preparation of a registration statement on Form S-1 and other miscellaneous legal expenses, which is discussed elsewhere in this document and other miscellaneous legal expenses, and due diligence work performed in regards to potential acquisitions.

           Other outside services, which includes temporary to hire staff and professional services, decreased 20% from $195,600 to $235,000 from the six months ended 1997 to the same period in 1998. The Company hires many of the technical support call center staff and the Web production staff on a "temp to hire" program wherein the new employee remains on the temporary employment agency's payroll for approximately ninety days. This allows the staff to be fully evaluated prior to becoming a full time Company employee.


Fiscal Year Ended December 31, 1996 Compared to Fiscal Year Ended December 31, 1997

           Results of Operations

           REVENUES. Revenues were generated by a variety of Internet-related activities that included dial-up access services, dedicated access services primarily for business customers, frame relay services, and web hosting and production. Other sources of revenue include equipment sales related to dedicated access accounts, educational courses, and setup charges associated with RMI's various services.

           In 1997, RMI's revenues grew 87% compared to the year ended December 31, 1996. The total number of customers grew from 9,800 at year end 1996 to 13,000 at year end 1997, representing an increase of 33%. Revenues exclusive of equipment sales grew by 108%. Revenues grew at a faster rate than customer count due to RMI's continuing focus on commercial customers with higher monthly billing rates and due to increases in web production and hosting. Customer count was also adversely affected by approximately 1,050 resulting from the termination of the contract with Zero Error Network (ZEN). An additional 390 customers from the Hayden, Colorado POP were transferred to ZEN effective January 1, 1998. The following table provides information regarding amounts of revenues by category for the years ended December 31, 1996 and 1997.

                                  YEAR ENDED DECEMBER 31,
                                ----------------------------
                                   1996             1997            % CHANGE
                                ----------        ----------        ----------
REVENUE CATEGORY:
Dial-Up Service ........        $1,465,300        $2,359,500                61%
Dedicated Access Service           689,300         2,047,900               197%
Web Services ...........           413,600         1,051,100               154%
Equipment Sales ........           519,500           389,300               (25)%
Other ..................           193,900           279,300                45%
                                ----------        ----------        ----------
Total ..................        $3,281,600        $6,127,100                87%

           DIAL-UP SERVICE. RMI's dial-up service strategy is to provide high quality service with few busy signals. In the past, RMI was not prepared to offer flat rate pricing for unlimited access service. However, on November 4, 1997, RMI introduced a flat rate price offering to the Denver and Boulder, Colorado markets. Subsequently, RMI added flat rate service in Colorado Springs and Pueblo, Colorado. This offering has become more economically attractive than in the past due to lower costs for circuits and a lower cost per port for dial-up access. The new offering includes higher speed modem access using K56 Flex technology.

           The table below shows the composite weighted average billing rate for full service Internet access by quarter for 1995, 1996, and 1997. The reduction in the average rate for September 1997 is the result of a change in the average rates resulting from the termination of dial-up service contracts with third parties in Alamosa and Leadville, Colorado. RMI has historically offered billing rates ranging from $8.95 to $29.95. The remaining contracts with other third parties provide a higher percentage of lower rate services. Effective with the December 1997 billings, most Denver and Boulder, Colorado area customers who were on payment plans higher than $19.95 per month were converted to a new $19.95 flat rate service, resulting in a lower average billing rate.

                                                      FOR THE THREE MONTHS ENDED

 Mar         June        Sept.      Dec.        March      June       Sept.       Dec.       March       June       Sept.      Dec.
 1995        1995        1995       1995        1996       1996       1996        1996       1997        1997       1997       1997
------      ------      ------     ------      ------     ------     ------      ------     ------      ------     ------     ------
$20.52      $20.42      $20.88     $21.02      $20.97     $20.33     $20.41      $20.50     $20.10      $20.04     $19.65     $18.62


           The 61% revenue growth in dial-up service from 1996 to 1997 is attributable to customer growth. Dial-up service has been approximately even between commercial and residential customers throughout 1995,

1996 and 1997 based on customer count. Based on revenues, the split between commercial and residential is 35% to 65%, respectively. Dial-up service revenues increased from $1,465,300 to $2,359,500 or 61% for the year ended December 31, 1996 as compared to the year ended December 31, 1997.

           Through business alliances with three locally-based unrelated parties RMI provides Internet services in secondary markets in the State of Colorado. The services are provided under written contracts that provide for the locally-based party to provide equipment and marketing services while RMI provides Internet access and administrative services. Dial-up service revenues based on these contracts generated $354,100 in revenues in 1996 and $480,400 in revenues in 1997 for an increase of 36%. RMI expects total revenues from these third party relationships to decrease in the future as explained further in this paragraph. The joint POPs established pursuant to these contracts were established commencing in the second quarter of 1995 and grew to six locations by the end of 1995 and nine locations by the end of 1996. Effective July 3, 1997, the contract with ZEN was terminated. Under the termination agreement, RMI will operate the Pueblo, Colorado POP as an RMI-only location and ZEN will operate the Alamosa, Leadville, and Hayden, Colorado locations. These three POPs were transitioned to ZEN beginning in July 1997 and concluding in December 1997 as ZEN was able to implement facilities. The Pueblo, Colorado POP transitioned 100% to RMI in July 1997. Due to the timing of the changes there was minimal impact on total RMI revenues. A similar contract in Grand Junction, Colorado was terminated by RMI effective April 30, 1997. The marketing efforts by the locally-based third party in this location were minimal and sales were less than $1,000 per month. RMI is pursuing options to operate this facility and add dedicated as well as dial-up customers.


           DEDICATED ACCESS SERVICE. Dedicated access services are primarily provided to commercial customers and include a wide range of connectivity options tailored to the requirements of the customer. These services include private port (dedicated modem), ISDN connections, 56 Kbps frame relay connections, T-1 (1.54 Mbps) frame relay connections, T-1 and fractional T-1 point-to-point connections and T-3 (45 Mbps) or fractional T-3 connections. RMI also offers a co-location service in which the customer's equipment is located in the RMI data center, thereby providing access to the Internet directly through RMI's connection.


           Dedicated business has grown based principally on ISDN and high-speed circuits (56K, T-1, and T-3) growth. ISDN sales have grown from approximately $93,000 to $632,000, for an increase of 580% from 1996 to 1997. Dedicated high-speed circuits and co-location customer billings have increased from approximately $455,000 to $1,293,200 or 184% from 1996 to 1997. These increases are the result of a full time sales staff focused on this product line and the continuing growth in demand for Internet connectivity.

           The table below shows the quarterly customer count by each of the component services offered for dedicated access as of the dates indicated:

                                                     MAR 31     JUN 30     SEP 30    DEC 31    MAR 31    JUN 30
SERVICE                                               1995       1995       1995      1995      1996     1996
                                                      ----       ----       ----      ----      ----     ----
Private Port....................................       29         30         36        35        42       47
56 Kbps.........................................       18         27         27        34        47       69
ISDN............................................        0          0          0         2         3       13
T-1 and T-3.....................................        7         10         10        11        16       25
Co-location.....................................        0          1          4         4         6        4

                                                     SEP 30    DEC 31
SERVICE                                               1996      1996
                                                      ----      ----
Private Port....................................       46        54

56 Kbps.........................................       71        72
ISDN............................................       46        80
T-1 and T-3.....................................       29        30
Co-location.....................................        5         6


                                                     MAR 31     JUN 30     SEP 30    DEC 31
SERVICE                                               1997       1997       1997      1997
                                                      ----       ----       ----      ----
Private Port....................................       50         41         36        31
56 Kbps.........................................       78         72         65        60
ISDN............................................      168        193        211       233
T-1 and T-3.....................................       65         84         99       123
Co-location.....................................       11         12         11        21

           WEB SERVICES. Web services revenues are primarily comprised of web site hosting and web site production. Web site hosting provides ongoing revenue from customers for whom RMI hosts a web site on web servers in the RMI data center. All access made to these web sites by the customer and the Internet community as a whole are processed on the RMI servers. The advantage to customers is high-speed access to sites by their targeted audiences. The following is a summary of the number of web hosting customers as of the dates indicated:

   MAR         JUN        SEP         DEC        MAR        JUN        SEP         DEC        MAR         JUN        SEP        DEC
   1995        1995       1995        1995       1996       1996       1996        1996       1997        1997       1997       1997
   ----        ----       ----        ----       ----       ----       ----        ----       ----        ----       ----       ----
    1           21         45          90         157        217        242         341        418         424        417        428


           Web site hosting accounted for revenues of $239,700 in 1996 and $478,500 in 1997 for an increase of 100%. The increase resulted primarily from activity by the direct sales force, increased server capacities and speed, and the increasing popularity of the Internet as a business tool.


           Web site production revenues increased from $173,800 for 1996 to $563,500 for 1997 for an increase of 224%. The increase in 1997 resulted primarily from an increase in the size of the web site production department and the purchase by customers of more complex applications. In addition, RMI's direct sales force focused in 1997 on selling web production sites with higher average billings.

           EQUIPMENT SALES. RMI sells hardware to its customers as an accommodation and to provide a "one stop shop" for Internet services. Equipment sales can vary from a single router for an ISDN connection to providing servers and Internet grade routers for co-locations. Sales decreased from $519,600 in 1996 to $389,300 in 1997 or a 25% reduction. The equipment sales for 1996 included some large dollar sales to key customers and sales to third party business alliances for POP equipment with very low margin. 1997 did not have similar large-scale sales. Margins on equipment sales increased from 11% in 1996 to 23% in 1997. RMI has established wholesale purchasing relationships with national and regional vendors in order to provide an attractively priced total Internet solution to its commercial customers.


           GROSS PROFIT. Gross profit on Internet services (exclusive of equipment) as a percentage of sales was 77% for 1996 and 69% for 1997. In December 1996, RMI installed a T-3 network connecting Boulder, Colorado Springs and Denver, Colorado locations utilizing Cascade switches. This is a large capacity network providing reliable high-speed connections for a wide range of customer needs, which in 1997 was underutilized. As the network becomes fully utilized, RMI anticipates that it will realize significant economies of scale resulting in increased margins.

           GENERAL, SELLING AND ADMINISTRATIVE EXPENSES. General, selling and administrative expenses increased from approximately $3,682,660 in 1996 to approximately $6,611,000 in 1997, or 81%. General, selling and administrative costs consist of personnel (excluding sales and marketing personnel), physical facilities, depreciation, amortization, professional services and other related administrative expenses. Significant items are discussed below.

           Payroll costs increased 41% from $2,138,000 for 1996 to $3,024,000 for 1997 (not including sales and marketing personnel compensation discussed below). RMI had 55 employees at the end of 1996 and 67 employees at the end of 1997 in all areas of RMI including administration, technical support, development, and senior management (excluding sales and marketing). The 1997 total expense includes $127,700 of compensation expense in connection with options granted to Mr. Douglas H. Hanson as discussed elsewhere in this Prospectus.


           Sales and marketing expenses, consisting of advertising, promotion, attendance at trade shows, printing, and finders' fees, increased from $211,500 in 1996 to $286,300 in 1997, or 35%. RMI hired a full time direct sales staff beginning in December 1995. Compensation for sales and marketing personnel was approximately $565,000 for 1996 and $969,000 in 1997, for an increase of 71%, with 16 employees at the end of 1996 and 17 employees at the end of 1997. The increase resulted primarily from having a fully staffed sales department throughout 1997 while the department was partially staffed in 1996.

           Facilities rent expense was $172,400 in 1996 and increased 156% to $441,400 in 1997. This increase was principally the result of a move in late 1996 to new corporate headquarters consisting of leased office space of approximately 19,500 square feet space including a data center comprised of 1,200 square feet. RMI continues to occupy offices in Colorado Springs, Colorado for staff performing dial-in technical support, customer service, and sales functions. RMI's former offices in Denver, Colorado at 1800 Glenarm have been subleased effective March 1, 1997 for the remainder of the lease term. A one-time charge of approximately $58,000 has been recorded in 1996 for commission expense on the transaction as well as the difference between the sublease rate and the existing lease rate.

           RMI experienced an increase in communications expense from $196,800 for the year ended 1996 to $260,500 for the year ended 1997, or 32%. These expenses included local telephone service, cellular phones and pager costs and long distance telephone expenses. RMI uses multiple "800" phone numbers to provide technical support, customer support, and sales order processing to its growing base of customers.

          Legal and accounting expenses increased from $77,400 in 1996 to $218,100 in 1997, or an increase of 182%. This increase resulted from the first full year of filing SEC quarterly and annual reports, due diligence work performed in connection with the investments in RMI made by Mr. Hanson in 1997 (discussed elsewhere herein), negotiations in connection with the termination of employees and preparation of a proxy statement.

           Outside services expense, which includes temporary to hire staff and professional services, increased 191% from $150,100 to $437,700 from 1996 to 1997. RMI hires many of the technical support call center staff and the web production staff on a "temp to hire" program wherein the new employee remains on the temporary employment agency's payroll for approximately ninety days. This allows the staff to be fully evaluated prior to becoming a full-time employee.

           During 1997, RMI incurred one time expenses for a write-off of costs incurred in Grand Junction and Burlington, Colorado for development of third-party marketing agreements in the amount of $45,100, a write down of inventory for sale in the amount of $23,000, an expense of $314,600 relating to termination of employees and $107,200 of legal expenses primarily relating to the terminations.

Fiscal Year Ended December 31, 1995 Compared to Fiscal Year Ended December 31, 1996

           Results of Operations

           REVENUES. Revenues were generated by a variety of Internet-related activities that included dial-up services, dedicated access services primarily for business customers, frame services, and web site hosting and production. Other sources of revenue included equipment sales related to dedicated access accounts, educational courses, and setup charges associated with RMI's various services.

           RMI's revenues grew 178% from the year ended December 31, 1995 as compared to the year ended December 31, 1996. The total number of customers grew from 4,000 to 9,800 during the same periods, representing an increase of 145%. Revenues exclusive of equipment sales grew by 167%. Revenues grew at a faster rate than customer count due to a focus on commercial customers with higher monthly billing rates and from increases in web site production and hosting and equipment sales. The following table provides information regarding amounts of revenues by category for the years ended December 31, 1995 and 1996.


                                 YEAR ENDED DECEMBER 31,
                                ----------------------------
                                   1995              1996            % CHANGE
                                ----------        ----------        ----------
REVENUE CATEGORY:
Dial-Up Service ........        $  621,500        $1,465,300               135%
Dedicated Access Service           262,300           689,300               163%
Web Services ...........            29,100           413,600              1321%
Equipment Sales ........           144,500           519,500               259%
Other ..................           121,900           193,900                59%
                                ----------        ----------        ----------
Total ..................        $1,179,300        $3,281,600               178%

           DIAL-UP SERVICE. RMI's dial-up service strategy is to provide high quality service with few busy signals. In order to assure this service level, RMI does not provide any unlimited access service price plans during the business day, as these plans have a tendency to congest the network. RMI does provide a range of service offerings based on a set number of hours for a set rate with additional hours billed as overage. The table below shows the composite weighted average billing rate for full service Internet access by quarter for 1995 and 1996.


                                                    FOR THE THREE MONTHS ENDED
                                                    --------------------------
   March 1995       June 1995     Sept. 1995      Dec. 1995      March 1996       June 1996      Sept. 1996      Dec. 1996
   ----------       ---------     ----------      ---------      ----------       ---------      ----------      ---------
     $20.52          $20.42         $20.88         $21.02          $20.97          $20.33          $20.41         $20.50

           The 135% revenue growth in dial-up service in 1996 over 1995 is attributable to a growth in customers while average billing rates remained stable year over year. Dial-up service has been approximately even between commercial and residential customers throughout 1995 and 1996, based on customer count.

           RMI has established business alliances through contracts with five unrelated parties for the purpose of providing Internet services in secondary markets in Colorado. These contracts provide for the local party to provide equipment and marketing services while RMI provides Internet access and administrative services. Dial-up service revenues based on these contracts generated $67,500 in revenues in 1995 and $354,100 in 1996 for an increase of 425%. The joint POPs pursuant to these contracts were established commencing in the second quarter of 1995 and grew to six locations by the end of 1995 and eight locations by the end of 1996.


           DEDICATED ACCESS SERVICE. Dedicated access services are primarily provided to commercial customers and include a wide range of connectivity options tailored to the requirements of the customer. These services include private port (dedicated modem), ISDN connections, 56 Kbps frame relay connections, T-1 (1.54 Mbps) frame relay connections, T-1 or fractional T-1 point-to-point connections, and T-3 (45 Mbps) or fractional T-3 connections. RMI also offers a co-location service in which the customer's equipment is located in the RMI data center, thereby providing access to the Internet directly through RMI's connection.

           The table below shows the quarterly customer count by each of the component services offered for dedicated access as of the dates indicated:


SERVICE                                    MAR 31 1995   JUN 30 1995    SEP 30 1995   DEC 31 1995    MAR 31 1996   JUN 30 1996
----------------------------------------   -----------   -----------    -----------   -----------    -----------   -----------
Private Port............................       29             30            36             35            42             47
56 Kbps.................................       18             27            27             34            47             69
ISDN....................................        0              0             0              2             3             13
T-1 and T-3.............................        7             10            10             11            16             25
Co-location.............................        0              1             4              4             6              4



SERVICE                                    SEP 30 1996   DEC 31 1996
----------------------------------------   -----------   -----------
Private Port............................       46             54
56 Kbps.................................       71             72
ISDN....................................       46             80
T-1 and T-3.............................       29             30
Co-location.............................        5              6



           WEB SERVICES. Web services revenues are primarily composed of web site hosting and web site production. Web site hosting provides ongoing revenue from customers for whom RMI hosts a web site on web servers in the RMI data center. All access made to these web sites by the customer and the Internet community as a whole are processed on the RMI servers. The advantage to customers is high-speed access to sites by their targeted audiences. The following is a summary of the number of web site hosting customers as of the dates indicated:


  MAR 1995         JUN 1995      SEP 1995         DEC 1995      MAR 1996        JUN 1996       SEP 1996        DEC 1996
-------------   -------------  -------------   -------------  -------------   -------------  -------------  -------------
      1              21             45              90             157             217            242             341


           Web site hosting accounted for $26,200 of revenue in 1995 and $239,700 of 1996 revenue, for an increase of 815%. The increase resulted from increases in the direct sales force, increased server capacities and speed, and the increasing popularity of the web as a business tool.


           Web site production increased from $3,800 for 1995 to $173,800 for 1996, for an increase of 4,474%. RMI increased the size of the web site production department and as provided customers more complex applications. The growth in the web site hosting business as well as the efforts of RMI's direct sales force helped to drive this part of the business. RMI did not have a direct sales force until December 1995.

           EQUIPMENT SALES. RMI sells hardware to its customers as an accommodation and to provide a "one stop shop" for Internet services. Equipment sales can vary from a single router for an ISDN connection to providing servers and Internet grade routers for co-locations. Sales grew from $144,600 in 1995 to $519,600 in 1996, or 259%. The equipment sales for 1996 included some large dollar sales to key customers and sales to third party business alliances for POP equipment with low margins. Equipment sales are typically low margin transactions and can fluctuate dramatically depending on large server orders. RMI has established wholesale purchasing relationships with national and regional vendors in an effort to provide an attractively priced total Internet solution to its commercial customers.

           GROSS PROFIT. Gross profit consists of total revenue less the direct costs of delivering services and the cost of equipment. Gross profit on Internet services (exclusive of equipment) as a percentage of sales is 81% for 1995 and 77% for 1996. The reduction in gross profit percentage is principally the result of increasing capacity for Internet access, ISDN facilities, and dial-up facilities.

           GENERAL, SELLING AND ADMINISTRATIVE EXPENSES. General, selling and administrative expenses increased from $875,200 in 1995 to $3,682,600 in 1996, or 321%. General, selling and administrative costs consist of personnel (excluding sales and marketing personnel), physical facilities, depreciation, amortization, professional services and other related administrative expenses. Significant items are discussed below.

           Payroll costs increased from $459,600 for the year ended December 31, 1995 to $2,178,500 for the year ended December 31, 1996, or 374%. RMI had 29 employees at the end of 1995 and increased staff to 67 at the end of 1996 in all areas of RMI including administration, technical support, development and senior management (excluding sales and marketing).

           Sales and marketing expenses increased from $92,300 in 1995 to $776,500 in 1996, or 741% inclusive of personnel costs. RMI hired a full time direct sales staff beginning in December 1995. Of the total 1996 sales and marketing expense, approximately $565,000 related to personnel expenses. RMI had 6 employees at the end of 1995 and 16 employees at the end of 1996 in sales and marketing. Extensive efforts were made in 1996 to identify, hire and train sales personnel with expertise in Internet access and in web applications. Approximately $211,500 for 1996 was spent on advertising, developing and printing marketing and sales support materials, and trade show attendance.


           Facilities rent expense for 1995 was $82,300 and increased to $172,400 in 1996, or 109%. In late 1995, RMI opened offices on one floor in Denver at 1800 Glenarm. At mid-year, RMI acquired an additional floor at the same location. In late 1996, RMI moved its corporate headquarters and leased office space of approximately 19,500 square feet (including a data center comprised of 1,200 square feet). RMI continues to occupy offices in Colorado Springs, Colorado for staff performing dial-in technical support, customer service and sales functions. Additionally, RMI leased two POPs which contain routers, servers, and modems to provide Internet access for its customers. RMI's former offices in Denver, Colorado at 1800 Glenarm were sub-leased effective March 1, 1997 for the remainder of the lease term. A one-time charge of approximately $58,000 was recorded in 1996 for commission expense on the transaction as well as the difference between the sublease rate and the existing lease rate.

           RMI experienced an increase in communications expense from $58,400 for the year ended 1995 to $196,800 for the year ended 1996, or 237%. These expenses included local telephone service, cellular phones and pager costs and long distance telephone expenses. RMI uses multiple "800" phone numbers to provide technical support, customer support, and sales order processing to its growing base of customers.

LIQUIDITY AND CAPITAL RESOURCES OF THE COMPANY

            RMI has incurred losses since its inception in October 1993. RMI's operations used net cash of approximately $3.3 million for the year ended December 31, 1997. RMI has operated with a negative cash flow from operations during 1996, 1997 and 1998. The cash used by operating activities is primarily attributable to RMI's continued expansion of its facilities and employee base in anticipation of continued growth in revenues.

            RMI has relied on a series of private and public financings to provide the funds necessary to finance its operations. These financings have included (a) a convertible debenture offering in late 1995 and early 1996 that generated $490,000 (the debentures were converted into shares of Common Stock in October 1996), (b) a preferred stock offering in mid-1996 that generated $406,000, (c) an initial public offering in September 1996, with proceeds of $3,777,000 and (d) a private placement of equity from June to September 1997 which raised $1,117,920. During 1997, RMI substantially drew down a line of credit for $500,000 for working capital purposes. This credit line was secured by a pledge of a $300,000 treasury bill repurchase agreement and by RMI's accounts receivable. In October 1997, RMI repaid the line of credit and transferred the funds from the treasury bill to cash. The line of credit has been discontinued and the secured position of the bank on the accounts receivable has ceased. RMI's office lease is also secured by a pledge of a money market fund of $250,000. On October 1, 1997, Mr. Hanson invested $2,398,600 by purchasing shares of RMI Common Stock and invested an additional $503,600 in March 1998 by exercising warrants and options that were granted at the time of his initial investment in October 1997. The March 1998 investment by Mr. Hanson was made in order to permit RMI to maintain its qualification for listing on Nasdaq. It is possible that RMI will need additional cash resources to meet its obligations.

            Net cash used by RMI for investing activities in 1996 was $1,511,500. Net cash used for investing activities in 1996 was primarily due to purchases of property and equipment, the purchase of investments needed to secure financing and payment for acquisitions. Net cash provided by investing activities in 1997 and the first half of 1998 was $921,000 and ($524,916), respectively (primarily due to proceeds of $1,356,600 from the release and sale of such investments which were no longer needed to secure such financing which was offset by purchase of equipment and the acquisition of O.N.E. customers.)

            Upon the effectiveness of the Registration Statement of which this Prospectus forms a part and related "Blue Sky" filings with various states, RMI has the right to call the 1,365,000 IPO Warrants for $0.25 each, and each warrantholder has, upon such call, a thirty-day period to exercise such warrant at an exercise price of $3.07 per underlying share. Such IPO Warrants are exercisable for the purchase of 1,900,566 shares of Common Stock. If all of the shares underlying these warrants are exercised, RMI would realize proceeds of approximately $5,670,000. RMI has not announced plans to call these warrants, but may elect to do so following the date of this Prospectus. In addition, there can be no assurance that all, or any portion, of the IPO

Warrants will be exercised. See "RISK FACTORS-- POTENTIAL ADVERSE IMPACT ON MARKET PRICE OF COMMON STOCK IN THE EVENT OF REDEMPTION OF IPO WARRANTS."

            The Company intends to make capital expenditures during the next 12 months for expansion of its network, including the acquisition of POPs and the upgrade of the NOC and other computers and financial and management information systems.

            If the Company's expansion occurs more rapidly than currently anticipated or if the Company's available cash resources are not sufficient to fund all of the Company's operating expenses and capital expenditures, the Company will require additional capital before that time. In addition, depending on market conditions, the Company may determine to raise additional capital before such time. The Company may obtain additional funding through the call of the IPO Warrants, sale of public or private debt and/or equity securities, bank financings, lease financings, strategic relationships or other arrangements. There can be no assurance as to the availability or the terms upon which such financing might be available. See "RISK FACTORS -- FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING."

           The Company's cash position has changed due to events subsequent to June 30, 1998. The Company did not complete a $175 million Rule 144A Offering scheduled to fund in mid-August. Douglas H. Hanson loaned $800,000 to the Company, which loan is evidenced by a promissory note dated October 20,1998, to fund working capital shortfall. The Company terminated a merger agreement on October 13, 1998 with ICC, which was originally scheduled to close September 5, 1998, and which was subsequently extended to October 2, 1998. The Bridge Loan for approximately $42 million was also not completed due to the decision to terminate the merger agreement. Costs, expenses and related fees associated with the terminated merger and related proposed financing are estimated at between $3.8 million and $5.2 million, a portion of which are in dispute, and of which approximately $2.7 million relates to a non-cash item relating to warrants issued by the Company. These costs will be charged to expense in the third quarter of 1998. See "RECENT DEVELOPMENTS." As a result of the terminated merger agreement, ICC filed a $30 million lawsuit against the Company. The Company believes the lawsuit is without merit and intends to assert counterclaims against ICC; however, there can be no assurance that the Company will prevail in its defense or any counterclaims. The Company requires additional capital to fund its current operation and execute its business plan.

            Upon the effectiveness of the Registration Statement of which this Prospectus forms a part and related "Blue Sky" filings with various states, RMI has the right to call the 1,365,000 IPO Warrants for $0.25 each, and each warrantholder has, upon such call, a thirty-day period to exercise such warrant at an exercise price of $3.07 per underlying share. Such IPO Warrants are exercisable for the purchase of 1,900,566 shares of Common Stock. If all of the shares underlying these warrants are exercised, RMI would realize proceeds of approximately $5,670,000. RMI has not announced plans to call these warrants, but may elect to do so following the date of this Prospectus.

            In connection with the investment by Douglas H. Hanson in the Company in October, 1997, he was granted warrants to purchase shares of stock at $1.90 per share. Currently, there are 3,950,000 warrants exercisable which would net to the Company $7.5 million if fully exercised. These warrants expire in September, 1999. There can be no assurance that these Warrants will be exercised.


YEAR 2000 ISSUES

           Currently, many computer systems, hardware and software products are coded to accept only two digit entries in the date code field and, consequently, cannot distinguish 21st century dates from 20th century dates. The interaction between various software and hardware platforms rely upon the date coding system.

As a result, many companies' software and computer systems may need to be upgraded or replaced in order to function properly after the turn of the century. The Company, its customers, and suppliers are reliant on computers and related automated systems for daily business operations.

           The Company has begun the process of identifying computer systems that could be affected by the Year 2000 issue as it relates to the Company's internal hardware and software, as well as third parties which provide the Company goods or services.
Three categories or general areas have been identified for review and analysis.

                (1) Systems providing customer services. These include hardware and software systems that are used to provide services to the Company's customers in the form of Internet connectivity, e-mail servers, news servers, authentication servers, etc. Hardware in the form of routers and switches are also included in this area.

                (2) Third party vendors providing critical services including circuits, hardware, long distance and related products. These include telco providers, suppliers of routers, modems, switches, etc.


                (3) Critical internal systems that support the Company's administrative systems for billing and collecting, general accounting systems, computer networks, and communication systems.

           The Company is in the planning and initial study phase of Year 2000 compliance review and testing. In regards to Item (1) listed above, the Company's critical existing systems are no more than two and one-half years old and it is anticipated that many of these systems will not have significant Year 2000 problems. Due to the Company's continued growth, most systems providing customer services are planned to be relocated to an expanded network operations center. Concurrently with the relocation, many of the critical systems will be migrated to new hardware and software platforms to increase reliability and capacities. All newly acquired hardware systems, operating systems, and software are required to have vendor certification for Year 2000 compliance. These systems are in process of being inventoried and a systems testing schedule is being developed.

           In regards to Item (2) above - third party products and services - the Company's significant vendors are large public companies such as US West Communications, ICG Telecommunications Group, Cisco Systems, Lucent Technologies, Ascend Communications, etc., that are all under SEC mandates to report their compliance in all publicly filed documents. The Company intends to initiate a compliance review program with these vendors during the first quarter of 1999 and will continue to track progress of all critical vendors for compliance.

           Item (3) above relates to internal systems for company administrative and communications requirements. The Company intends to implement new billing and billing presentment systems during the first half of 1999. These system vendors are required to certify Year 2000 compliance. Additionally, the Company intends to test these systems for compliance during the implementation processes. The Company expects that internal computer networks and communications systems will be tested in the first quarter of 1999 for compliance.

           The costs to address the Year 2000 compliance issues have not been determined at this time. Based on growth, the Company plans to implement new hardware platforms and software systems that should be Year 2000 compliant and, therefore, costs specifically allocated to Year 2000 compliance may not be significant. However, there can be no assurance that such costs will not be significant. Systems testing and compliance reviews with third party services providers will incur manpower and consultant costs.

           The nature of the Company's business makes it dependent on computer hardware, software, and operating systems that are susceptible to Year 2000 issues. Failure to attain at least minimum levels of Year 2000 compliance would have a material adverse effect on the Company's ability to deliver services and on the Company's business, operating results, financial condition and cash flow.

           The Company has not developed a contingency plan for dealing with Year 2000 risks at this time.

                                    BUSINESS

Overview

            The Company is a full service communications solutions provider of switched and IP-based communications products and services for small- and medium-sized business enterprises, as well as dial-up residential customers. The Company operates 9 Internet POPs in Colorado, and through agreements with third-party providers, the Company can provide Internet access in 90 of the 100 largest metropolitan statistical areas in the United States. The Company monitors and controls its network through its NOC located in Denver, Colorado. The Company intends to provide to its customers on a nationwide basis comprehensive communications services, including dedicated Internet access, dial-up Internet access, IP Telephony, point-to-point private line, frame relay and local and long distance telephone service. In addition, the Company offers its customers value-added web services, including web site hosting, web site production and marketing, e-commerce and web training. The Company had combined pro forma revenues for the year ended December 31, 1997 of $9,052,000 and provided dedicated access and web services to over 1,200 business customers and over 15,300 dial-up customers as of September 30, 1998.


Industry Background

            OVERVIEW. The telecommunications industry is rapidly transforming itself from a segmented multi-technology marketplace to an industry that is characterized by the convergence of technologies and companies capable of providing a full array of communication services. Three of the main factors driving this significant transformation of the industry include (i) the convergence of voice and data transmission, (ii) the need for broadband transmission technologies and infrastructure, and (iii) the convergence of technologies and companies providing what were formerly independent products and services into one industry. As data and voice transmission converges, operators continually need higher bandwidth capacity networks. Today the communications services market can be divided into two basic categories: (i) traditional, circuit switched and dedicated voice oriented services; and (ii) packet switched services compatible with Internet standards. Traditional, circuit switched and dedicated voice oriented services in the United States can be further divided into long distance services and local exchange services.

            TRADITIONAL TELECOMMUNICATIONS SERVICE MARKET. The present structure of the U.S. telecommunications market resulted largely from the divestiture of the "Bell System" in 1984 (the "Divestiture"). As a result of the Divestiture, seven RBOCs were created to offer services in geographically defined areas called local access transport areas ("LATA's"). The RBOC's were separated from the long distance provider, AT&T, resulting in the creation of two distinct industries--local phone service and long distance (also known as interexchange) phone services. The Divestiture, in and of itself, did not result in competition in the local exchange market, but it did provide for direct open competition for long distance. Since the Divestiture, several factors have served to promote competition in the local exchange market, including: (i) customer desire for an alternative to the RBOCs (also referred to as the I-LECs); (ii) technological advances in the transmission of data and video requiring greater capacity and reliability than

I-LEC networks were able to accommodate; (iii) a monopoly position and regulated pricing structure, which provided little incentive for the I-LECs to reduce prices, improve service or upgrade their networks; and (iv) the significant fees, called "access charges," long distance carriers were required to pay to the I-LECs to access the I-LECs' networks.

            The first competitors in the local exchange market, designated as "competitive access providers" or "CAPs" by the FCC, were established in the mid-1980s. Most of the early CAPs were entrepreneurial enterprises that operated limited networks in the central business districts of major cities in the United States where the highest concentration of voice and data traffic is found. Since most states prohibited competition for local switched services, early CAP services primarily consisted of providing dedicated, unswitched connections to long distance carriers and large businesses. These connections allowed high-volume users to avoid the relatively high prices charged by I-LECs for dedicated, unswitched connections or for switched access.

            As CAPs proliferated during the latter part of the 1980s, certain regulators issued rulings that favored competition and promised to open local markets to new entrants. These rulings allowed CAPs to offer a number of new services, including, in certain states, a broad range of local exchange services, including switched services. Companies providing a combination of CAP and switched local services are sometimes referred to as C-LECs. This pro-competitive trend continued with the passage of the Telecommunications Act of 1996, which provided a legal framework for introducing competition to local telecommunications services throughout the United States. As a result the RBOCs, which previously had an oligopoly in the $92 billion (1997 estimate) local service market, are now facing increased competition from C-LECs. Conversely, local carriers are being allowed to compete in the $104 billion long distance market (1997 estimate) only after they have "opened" their local markets to competition.

            Over the last three years, several significant transactions have been announced representing consolidation of the U.S. telecommunications industry driven by both competitive pressures and the convergence of voice and data networks. Among the I-LECs, Bell Atlantic Corporation and NYNEX Corporation merged in August of 1997 and Pacific Telesis Group and SBC Communications Inc. merged in April 1997. Major long distance providers have sought to enhance their positions in local markets, through transactions such as AT&T's acquisition of Teleport Communications Group and WorldCom's mergers with MFS and Brooks Fiber Properties and to otherwise improve their competitive positions, through transactions such as WorldCom's merger with MCI. In addition AT&T, in order to capitalize on the trends of convergence and consolidation and gain access to the local markets, has announced plans to merge with the cable company, TCI.

            THE INTERNET SERVICES MARKET. The Internet is a global collection of interconnected computer networks that allows commercial organizations, educational institutions, government agencies and individuals to communicate electronically, access and share information and conduct business. The Internet originated with the ARPAnet, a restricted network that was created in 1969 by the United States Department of Defense Advanced Research Projects Agency ("DARPA") to provide efficient and reliable long distance and data communications among the disparate computer systems used by government-funded researchers and academic organizations. The networks that comprise the Internet are connected in a variety of ways, including by public switched telephone network and by high speed, dedicated leased lines. Communications on the Internet are enabled by IP, an inter-networking standard that enables communication across the Internet regardless of the hardware and software used.

            Over time, as businesses have begun to utilize e-mail, file transfer and, more recently, intranet and extranet services, commercial usage has become a major component of Internet traffic. In 1989, the U.S.

government effectively ceased directly funding any part of the Internet backbone. In the mid-1990s, contemporaneous with the increase in commercial usage of the Internet, a new type of provider called an ISP became more prevalent. ISPs offer access, e-mail, customized content and other specialized services and products aimed at allowing both commercial and residential customers to obtain information from, transmit information to and utilize resources available on the Internet.

            ISPs generally operate networks comprised of dedicated lines leased from Internet backbone providers using IP-based switching and routing equipment and server-based applications and databases. Customers are connected to the ISP's POP by facilities obtained by the customer or the ISP from either I-LECs or C-LECs through a dedicated access line or the placement of a circuit-switched local telephone to call the ISP. The rapidly growing need for Internet access and technology has resulted in a highly fragmented industry with the proliferation of over 4,000 ISPs operating within the United States. These ISPs are primarily made up of a few large national providers focused on high bandwidth access and a large number of small providers with limited resources focused on serving local markets. Often the solutions offered by these companies fail to address certain elements required to ensure that customers' mission-critical Internet operations are reliable, scalable and high-performing and that these companies fail to provide a broad array of efficient, low-cost communications products and services. The Company believes that customer service has emerged as an increasingly important element of providing Internet services and that often the large, national ISPs do not offer individual customers the level of support desired and that many of the small, regional ISPs do not have the resources necessary to offer adequate customer support.

            According to industry estimates, the number of Internet users in the United States who access the World Wide Web reached approximately 29.2 million in 1997 and is forecasted to grow to approximately 72.1 million by the year 2000. In addition, IDC estimates that total ISP revenues in the United States are projected to grow from $4.6 billion in 1997 to over $18 billion in 2000. In the past, much of the growth in ISP revenues has been driven by the dial-up or retail sector of the Internet. However, businesses today represent the largest and fastest growing segment of the Internet market. IDC predicts that U.S. corporate Internet access revenues will grow from approximately $1.9 billion in 1996 to over $6.6 billion in 2000. In addition, IDC predicts that enhanced Internet services, such as web hosting, security e-commerce, virtual private networks and advanced Internet applications are expected to grow from approximately $352 million in 1997 to over $7 billion in 2000. Internet access and enhanced Internet services represent two of the fastest growing segments of the telecommunications services marketplace.

            IP COMMUNICATIONS TECHNOLOGY. The most significant trend in the Internet and indeed in the broader telecommunications industry, is the convergence of voice and data communications to a singular mode of transmission. From the turn of the century, when Alexander Graham Bell made his historic first telephone call, traditional copper phone wires carried only voice information. Typically, circuit-switch based communications systems establish a dedicated channel for each communication (such as a telephone call for voice and fax), maintain the channel for the duration of the call and disconnect the channel at the conclusion of the call. With the inception of faxes and computer data in the late seventies and early eighties, the resources of such circuit-switch based networks became taxed. Various technologies have come to exist to address the need for greater bandwidth. Today there is a convergence of both voice, data and video transmission to one high-speed data packaging network. The most widely used solution has been the advent and rapid adoption of TCP/IP data transmission standard. Originally constructed as a network of computer networks, the Internet revolves around the TCP/IP, which moves data in a series of packets. These packets are disassembled at the point of transmission and routed over the Internet backbone in the most efficient manner and reassembled at the point of receipt. The disadvantage of these packets is that they are cumbersome and occupy large amounts of space on telephone wires and as a result data is slow to arrive at its destination. Various solutions have been created to address this problem, yet to date the most common and effective is to access a high bandwidth network for transmission.

            Packet-switch based systems offer several advantages over circuit-switch based systems, particularly the ability to commingle packets from several communication sources together simultaneously onto a single channel. For most communications, particularly those with bursts of information followed by periods of "silence," the ability to commingle packets provides for superior network utilization and efficiency, resulting in more information being transmitted through a given communication channel. There are, however, certain disadvantages to packet-switch based systems as currently implemented. Rapidly increasing demands for data, in part driven by Internet traffic volumes, are straining capacity and contributing to latency (delays) and interruptions in communications transmissions. In addition, there are concerns about the adequacy of the security and reliability of packet-switch based systems as currently implemented.

            Many initiatives are under way to develop technology to address these disadvantages of packet-switched based systems. The Company believes that the IP standard, which is an "open networking standard" broadly adopted in the Internet and elsewhere, should remain a primary focus of these development efforts. The Company expects the benefits of these efforts to be improved communications throughout, reduced latency and declining networking hardware costs. As IP technology improves, the Company believes that such packet-switch based networks will become the standard for providing telecommunication services. Already, IP Telephony, or transmission of voice calls from a telephone to a telephone using the Internet backbone to haul the data, is being offered to consumers.

Positioning of the Company

            The Company offers a broad array of communications products and services tailored to meet customer needs and provides high quality customer support. The Company delivers its products and services through two divisions:
Communications Services and Web Services. The Company believes that, based upon its experience, a growing number of businesses will demand one point-of-contact for communications solutions for the following reasons: (i) to ensure proper system/network integration; (ii) to obtain a single point of responsibility for products and services that might have numerous providers; and (iii) to continue to take advantage of evolving communications technologies. The Company intends to increase the breadth of its products and services delivered to its customers by adopting new technology, acquiring complementary businesses and capitalizing on strategic relationships.

Business Strategy

            The Company's objective is to become a leading national provider of a broad array of communications services distinguished by a state-of-the-art network and high quality customer service and support. Key elements to the Company's business strategy include the following.

            PROVIDE A BROAD ARRAY OF COMMUNICATIONS SOLUTIONS TO ITS CUSTOMERS. The Company has built a portfolio of products, services and skill sets to develop and deliver comprehensive internetworking communications solutions to both business and residential customers. These products and services are organized under two divisions: Communication Services and Web Services. The Company plans to continue to add products and services to its portfolio and believes that a growing number of businesses and consumers will demand that one company provide all of their communications needs. The Company believes that this one point-of-contact service delivery model ensures: (i) high-performance, cost-effective network planning, design and implementation; (ii) maintenance of a single point of responsibility; and (iii) an ongoing customer relationship as a technology partner for communications applications.

           PROVIDE SUPERIOR CUSTOMER SERVICE AND TECHNICAL SUPPORT. The Company believes that highly differentiated customer service and technical support is a key competitive asset in the communications industry, and the ISP sector in particular. Because the Internet is an evolving and complex medium, customers require significant technical support. Consequently, the Company has developed a comprehensive strategy to attain maximum customer satisfaction. This strategy consists of the following elements: (i) maintaining a sufficient number of qualified service and technical support personnel through proactive recruitment, retention and training programs; (ii) utilizing the Company's extranet to provide real-time, interactive customer service; (iii) developing an on-line billing system enabling customer-controlled account customization and analysis; and (iv) further deploying and maintaining the Company's service delivery standards and guarantees. The Company believes that due to its high quality customer service, it experiences low turnover rates and achieves a significant percentage of its subscriber growth from customer referrals.



           MAXIMIZE NETWORK UTILIZATION. Through its network and agreements with third-party providers, the Company provides Internet access in 90 of the 100 largest metropolitan statistical areas in the United States. The Company plans to continue to selectively add POPs where it can add value to its customers. The Company believes that the ISP industry has historically been divided between ISPs focused on business customers and ISPs focused on residential dial-up customers. The Company's business strategy is to maximize network utilization 24 hours a day by targeting both daytime business and evening-intensive consumer users.


           SELECTIVELY TARGET KEY CITIES TO EXPAND NATIONWIDE. The Company plans to expand its sales efforts nationally by focusing on targeted areas where there is a large concentration of businesses and favorable demographics. The Company will initially target markets where it has existing facilities. In these locations the Company will actively pursue both business and residential customers. In markets where the Company is using third-party provider networks, the Company will initially target dial-up customers through advertising, promotions, public relations, telemarketing and customer referrals. Once the Company attains critical mass in these locations, it will establish its own POPs and begin targeting business and residential customers with its broad array of communications products and services.


           TAKE ADVANTAGE OF SIGNIFICANT CONSOLIDATION OPPORTUNITIES. The Company believes that the Internet industry is undergoing structural changes with an increasing use of the Internet for mission-critical applications, which is creating demand for high quality network operations, customer service and technical support. The Company also believes that there is a market opportunity to consolidate ISPs, Internet-based service companies and Internet technologies. Evidence of this strategy includes the Company's recent acquisitions of Infohiway and Application Methods. Infohiway is a company that developed a search engine that gives the Company on-line advertising opportunities for its customers. Application Methods' e-commerce solution, e-SELL, enables the Company to provide business customers with browser-based software to conduct business over the Internet. The Company believes these acquisitions enhance the Company's position as a full service provider of communications solutions. The Company will continue to evaluate opportunities to acquire companies that it believes will enhance its product and service offerings. In addition, the Company intends to supplement its organic national growth efforts by acquiring local ISPs in strategic locations to maximize economies of scale.

Divisions and Services


Divisions                                 Services                                 Description
---------                                 ---------                                -----------


COMMUNICATION SERVICES                    INTERNET ACCESS

                                            Co-Location                  T-1 or greater Internet access
                                                                         provided to customer's server
                                                                         located at the Company's POP

                                            Dedicated Access             Fractional T-1, T-1 or greater
                                                                         Internet access provided to a
                                                                         customer's office

                                            Dial-Up Service              Nationwide Internet access for consumer and
                                                                         small business customers using modems to dial
                                                                         into the Company's network

                                            Wireless Access              Evolving technology allowing up to
                                                                         750 kbps wireless Internet access
                                                                         currently available in the Denver
                                                                         metro area
                                          TELEPHONY SERVICES
                                            e-Phone                      Long distance calling using
                                                                         IPTelephony technology


                                            Long Distance                Traditional long distance services

                                            Local (C-Lec)                Traditional local exchange telephone
                                                                         service on a resale or
                                                                         facilities-owned basis throughout
                                                                         Colorado

                                            Dedicated
                                            Line Services                Dedicated and frame relay networks
                                                                         to carry voice and data for business
                                                                         customers



WEB SERVICES                              WEB SITE HOSTING               A customer's web site is "hosted" on
                                                                         the Company's servers and connected
                                                                         to the Internet via a high-speed
                                                                         connection

                                          WEB SITE PRODUCTION            Design, development and implementation of
                                                                         customer web sites

                                          WEB SITE MARKETING
                                            Traffic Builder Plus        Unique web site marketing program whereby
                                                                         customer web sites are marketed exclusively to
                                                                         Internet users



                                            Infohiway                    Search engine that contains a large
                                                                         and rapidly growing database of
                                                                         reference information on the World
                                                                         Wide Web




Divisions                                 Services                                 Description
---------                                 ---------                                -----------



                                          ELECTRONIC COMMERCE           Turnkey solution for setting
                                            e-SELL                      up an Internet store

                                          WEB TRAINING                  Various levels of Internet training
                                                                        for customers from basic access
                                                                        training




COMMUNICATION SERVICES

           INTERNET ACCESS

           The Company provides Internet services through its 9 Internet POPs in the state of Colorado and, through agreements with third party providers, in 90 of the 100 largest metropolitan statistical areas in the United States.


           CO-LOCATION. As more people use the Internet to shop for products and services, the demands on shared server resources are increasing. The Company offers businesses the alternative of co-locating their servers in the Company's data center, thereby taking cost-effective advantage of the Company's centralized Internet resources. For example, a web developer who co-locates a server at the Company can save up to 40% to 60% of the monthly cost of maintaining that server in-house.


           DEDICATED ACCESS SERVICE. Dedicated access services are primarily provided to commercial customers and include a wide range of connectivity options tailored to the requirements of the customer. These services include private port (dedicated modem), ISDN connections, 56 Kbps frame relay connections, T-1 (1.54 Mbps) connections, and T-3 (45 Mbps) or fractional T-3 connections. This type of connectivity is generally used to connect local area networks, wide area networks or server applications to the Internet, ensuring a dedicated connection. This connection requires a dedicated telecommunications facility, ranging from an analog phone line, ISDN, frame relay, leased line T-1 or leased line T-3 and a router and a device to convert digital signal to serial interface, usually referred to as a CSU/DSU. Dedicated services range in price from $199 per month to over $15,000 per month depending on the connection type. Installation fees generally range from $300 to $5,000.

           DIAL-UP SERVICE. The Company offers nationwide dial-up service for unlimited usage, which is available for $19.95 per month plus a one-time $15 set-up fee. This offering includes high-speed modem access using K56 Flex technology and a high quality connection due to the redundancy that has been built into the network.

Through its arrangement with PSINet, the Company is able to provide dial-up access to customers in over 230 locations nationwide.

           WIRELESS SERVICE. The Company has recently signed an agreement with American Telecasting, Inc., to offer high-speed megabit Internet access technology to 80% of the homes and businesses in the Denver metro area. The service includes download speeds of about 750 kbps, a microwave receiver, an external modem, a cable modem and an Ethernet card. Costs include an installation fee and an approximate $50 per month service charge. The Company intends to enter into similar agreements with other providers as the Company expands its geographic presence.

           TELEPHONY SERVICES


           The Company provides IP Telephony and local (C-LEC) telephone service in the state of Colorado and provides traditional long distance service nationwide, subject to tariff approvals.



           IP TELEPHONY. IP Telephony is new technology that enables long distance calling using Internet technology. Rather than using traditional switched voice technology the caller dials into a server that converts the voice signal into IP packets and routes the call to a long distance carrier. This technology enables the caller to bypass the LEC, thereby removing the local exchange fees at this time. The Company is now able to deliver "toll quality" long distance calls that originate in Colorado to anywhere in the contiguous United States using IP Telephony. IP Telephony service is priced at $.07 per minute to anywhere in the contiguous United States, 24 hours per day.



           TRADITIONAL LONG DISTANCE SERVICE. The Company's recent agreement with Frontier Communications of the West, Inc. will permit the Company to offer a full line of traditional long distance services. The Company will be offering the following services:

              - 1+ long distance dialing

              - Dedicated long distance

              - 1-800 service

              - Calling card

              - Conference calling

           LOCAL (C-LEC). The Company resells local exchange telephone services in Colorado.

           DEDICATED LINE SERVICES. The Company operates extensive dedicated and frame relay networks to carry voice and data traffic across the country and across town for its business customers.

WEB SERVICES


           WEB SITE HOSTING. Web site hosting provides ongoing revenue from customers for whom the Company hosts a web site on web servers located in the Company's data center. All access made to these web sites by the customer and the Internet community as a whole is processed on the Company's servers. The advantage to customers is high-speed access to sites by their targeted audiences. Prices for web site hosting generally consist of $99 per month for virtual hosting service and $49 per month for static hosting services. There is also a one-time set-up fee of approximately $99 for virtual hosting and $49 for static hosting.


           WEB SITE PRODUCTION. Web site production encompasses the design, development and implementation of customer web sites. These sites may be public domain sites or private sites (extranets or intranets). The functionality of these sites will continue to evolve and require a great deal of graphic design talent as well as high end programming skills.

           WEB SITE MARKETING


           TRAFFIC BUILDER PLUS. This is a web site marketing program whereby customer web sites are marketed exclusively to Internet users. This service includes sophisticated search engine submission and management techniques, cross-linking related web sites, posting to relevant news groups and customizing banner ad campaigns. The pricing for this service varies dramatically based on a customer's budget and desired results.



           INFOHIWAY. This is a search engine that contains a large and rapidly growing database of reference information on the World Wide Web. The search engine also contains certain features, including: PREVIEW buttons, which permit users to see a site's content without waiting for a full download of all the site's graphics; FUZZY LINKS, which provide visitors with a handy way to search for related but perhaps not specifically targeted information; and SITE MAPPING, which provides a simple and visual way to see a site's structure. The site also contains banner advertisements, which the Company may sell to its customers as part of a web marketing package.

           ELECTRONIC COMMERCE


           e-SELL. The Company provides small- to medium-sized businesses with turnkey software package solutions for e-commerce that they can use themselves. Rather than simply offering a web site, it acts as a true Internet store, enabling a dynamic, interactive shopping experience for the customer, using secure credit card transactions and "behind the scenes" functionality, like inventory management and custom reporting. Through e-SELL, the Company will be able to offer a low-cost, fast implementation of a true, database-driven Internet store. Competing packages require the involvement of technical experts, consultants or developers to set up and configure a store. Because of these extra "soft costs", implementation costs usually reach several times the basic cost of the package and implementation time can be weeks or months. By contrast, an e-SELL store can be up and running in hours. e-SELL is scalable and extensible as a business grows, because it is based on an open architecture--Microsoft Windows NT and BackOffice. While competing packages often utilize proprietary programming languages or tools (and many started out as Macintosh or Unix products), e-SELL is an extension to the industry-standard BackOffice platform, enabling easy customization. In addition, any industry-standard database can be connected, furthering the ease of integration with merchants' existing information systems.



           WEB TRAINING. The Company's headquarters include a training center with multiple workstations. Customers can schedule their employees for various levels of Internet training, ranging from basic access training to HTML programming. Customized, one-on-one training is also available, either at the Company's headquarters or at the customer's site.



NETWORK OPERATIONS

           The Company operates 9 Internet POPs in Colorado and, through agreements with third-party providers, the Company can provide Internet access in 90 of the 100 largest metropolitan statistical areas in the United States.


TECHNICAL AND CUSTOMER SUPPORT


           The Company's customer service philosophy is to thoroughly understand the customer's needs so that it may deliver a very high level of value-added services and after-sales support. The Company believes that highly differentiated customer support is a key competitive asset in the communications industry, and the ISP sector in particular. Because the Internet is an evolving and complex medium, customers require significant technical support. Consequently, the Company has developed a comprehensive strategy to attain maximum customer satisfaction. As a result, the Company experiences low turnover rates and achieves subscriber growth from customer referrals. This strategy consists of the following elements: (i) maintaining a sufficient number of qualified service and technical support personnel through proactive recruitment, retention and training programs; (ii) utilizing the Company's extranet to provide real-time, interactive customer service; (iii) developing an on-line billing system enabling customer-controlled account customization; and (iv) further deploying and maintaining the Company's service delivery standards and guarantees. The Company continually monitors its customer service strategy through customer satisfaction surveys, which are monitored by a third-party consulting firm. Over 75 employees, consisting of engineers, technicians, project managers, account managers and customer service representatives, are directly responsible for supporting the Company's customers.


           MANAGEMENT INFORMATION SYSTEMS. The Company is focusing on management information systems to achieve a competitive advantage in the marketplace through the implementation of enabling technologies to deliver and support IP-based services.


           Currently, the Company's administrative office functions are standardized on Microsoft Office products operating on Microsoft NT Server Networks. Finance and accounting utilize Great Plains accounting software products for general ledger, payables processing and receivables collection and management. Billing and customer management software products are a combination of custom written software and third party products. The billing systems are currently under review to determine the optimal billing platform to handle new product offerings and support expansion.



           One goal of implementing automated systems is to move customer support functions to a web interface which would allow customers to change service types, review invoicing details, troubleshoot through on-line information and communicate with the Company's technical support staff. These systems are expected to provide enhanced customer support and reduce the cost of the technical support function on a per customer basis. Enhanced billing systems are expected to permit the Company to offer promotions and marketing programs to attract new customers. The new billing systems are expected to provide greater flexibility in offering discounts for selecting a wide range of the product offerings.


SALES AND MARKETING


           COMMERCIAL. The Company's ability to deliver an Internet solution, coupled with an excellent technical knowledge base and an attention to providing high quality service, will be the Company's key selling point. The Company believes it will be capable of designing, implementing and maintaining a complete enterprise network solution encompassing integrated voice, data, video and Internet services addressing all facets of internal and external communications for a business. A number of providers represent themselves as "one-stop shops" or "turnkey providers" of these services, but rarely do they have the ability to deliver, manage and support all services "in-house." Therefore, the Company believes its competitive advantage will be its ability to effectively package, price, brand and then implement its wide range of communications services. This competitive advantage is expected to cultivate financial growth as the Company focuses its sales and marketing efforts on expanding nationally, focusing on the small- to medium-sized business market and efficiently delivering a comprehensive set of products and services.



           The Company's sales and marketing efforts focus on the direct sales approach of its field sales representatives. Although each representative has a specific product or service focus, each is assigned to an account team headed up by an account manager. The Company believes that this account team approach allows the Company to effectively cross-sell, package, and blend all of the Company's products and services to best meet the needs of the customers. Marketing elements that will be used to support the sales team include strategic direct mail campaigns, public relations efforts and targeted industry advertising. Each marketing activity is designed to generate Company and brand recognition, provide product/service information and stimulate referral business from a consumer as well as a commercial standpoint.



           CONSUMER. The Company believes that its commercial competitive advantage of packaging, pricing, branding and promoting its wide range of communications services will also serve as a competitive advantage in the consumer marketplace as the Company extends its sales and marketing reach across the nation. The Company's sales efforts will focus on its "outbound/inbound" telemarketing unit. In addition, the Company plans to build an extensive vendor network capable of distributing all of its communication services to the public through co-branding programs, affinity marketing agreements and cause-related marketing initiatives. The Company also plans to employ extensive radio and print advertising campaigns, event marketing opportunities, in-market retail promotions and a nationwide public relations effort. As of October 15, 1998, the Company had 10 sales representatives targeting dial-up customers.


CUSTOMERS


           DEDICATED COMMUNICATIONS SERVICE CUSTOMERS. The Company's primary commercial target market is small- to medium-sized businesses with 25-5,000 work-stations, multiple office locations, a dependence on communications technology and with headquarters located in tier one or tier two cities ranked in the top thirty high-tech BPI index. The secondary target markets will be small- and medium-sized businesses with 25-5,000 work-stations, multiple office locations, a dependence on communications technology and with headquarters located in tier two and three cities that are close to the Company's headquarters, or in the top thirty high-tech BPI index.






           DIAL-UP INTERNET ACCESS CUSTOMERS. The Company's dial-up customer base consists mainly of residential consumers and small businesses throughout Colorado. Through the use of demographic market research data, the Company is targeting its marketing and sales efforts towards new and current Internet households and small businesses nationwide. Because the Company has experienced a significant amount of dial-up sales through word-of-mouth advertising, the Company operates an in-bound calling center and an out-bound telemarketing sales unit. As of September 30, 1998, the Company served over 15,300 dial-up customers which include consumers and small businesses.

COMPETITION

           The markets in which the Company operates and intends to operate are extremely competitive and can be significantly influenced by marketing and pricing decisions of the larger industry principals. The Company believes that competition will intensify in the future and its ability to successfully compete depends on a number of factors including market presence, the capacity, reliability and security of its network infrastructure, its packaging and pricing of products and services compared to its competitors, the timing of new product and service roll-outs, its ability to react to changes in the market and industry and economic trends.


           INTERNET ACCESS. The Company expects competition in these markets to intensify in the future. There are no substantial barriers to entry in the Internet access markets in which the Company competes. The Company's current and prospective competitors in the Internet access market include many large companies that have substantially greater market presence and financial, technical, operational, marketing and other resources and experience than the Company. The Company's Internet access business competes or expects to compete directly or indirectly with the following categories of companies:
(i) other national and regional commercial ISPs, such as Verio Inc. or one or more of its affiliates and PSINet; (ii) established on-line services companies that currently offer Internet access, such as AOL, CompuServe and Prodigy Services Company; (iii) computer hardware and software and other technology companies, such as Microsoft; (iv) national long-distance telecommunications carriers, such as AT&T (with AT&T WorldNet), Sprint (SprintNet) and Qwest Communications International, Inc.; (v) RBOCs; (vi) cable television system operators, such as Comcast Corporation, TCI and Time Warner Inc.; (vii) nonprofit or educational ISPs; and (viii) newly-licensed providers of spectrum-based wireless data services. Modems offered by cable television companies can transmit information at speeds of up to 10 megabits per second, as opposed to the Company's K56 Flex (enhanced speed modem) service, which can transmit information at speeds of up to only 56 kilobits per second. In addition, TCI has recently announced it had reached separate agreements with Sun Microsystems, Inc. and Microsoft to produce the software necessary to permit access to the Internet through television set-top boxes beginning in 1999.



           TELECOMMUNICATION SERVICES. The Company's intention to provide traditional long distance service will place it directly in competition with IXCs, which engage in the provision of long-distance access and other long-distance resellers and providers, including large carriers such as AT&T, MCI WorldCom and Sprint and new entrants to the long distance market such as the RBOCs who have entered or have announced plans to enter the U.S. intrastate and interstate long-distance market pursuant to recent legislation authorizing such entry. See "REGULATION." On April 22, 1998, the Public Utilities Commission of Colorado granted the request of RMB, a wholly-owned subsidiary of RMI, to become a C-LEC. Likewise, the Company's intention to provide IP Telephony services and C-LEC services will place it directly in competition with other providers (either resellers or facilities-based carriers) that provide the same services. Most of the Company's competitors are significantly larger and have substantially greater market presence as well as substantially greater financial, technical, operational, marketing and other resources and experience than the Company.


                                LEGAL PROCEEDINGS


           In June 1998, the Company announced it had entered into a merger agreement to acquire Internet Communications Corporation ("ICC"). The closing of the acquisition was subject to various closing conditions, and the merger agreement contained certain rights of termination. On October 13, 1998, the Company announced that it terminated the merger agreement due to, among other things, ICC's failure to satisfy certain obligations under the merger agreement. On October 14, 1998, ICC filed a complaint against the Company in Denver District Court claiming $30 million in damages and alleging, among other things, that the Company had breached the merger agreement and had made certain misrepresentations to ICC with respect to the proposed merger transaction. The Company believes ICC's claims to be without merit and intends to vigorously defend such action and to assert counterclaims against ICC; however, there can be no assurance that the Company will prevail in its defense or any counterclaims. The Company is hopeful that it can resolve the dispute with ICC without the necessity for a trial; however, there can be no assurance as to the Company's ability in this regard. In the event that the dispute cannot be resolved expeditiously, the Company expects that it would incur additional costs and expenses as a result of the litigation and that the litigation may hamper the Company's ability to obtain additional financing. As a result of the terminated merger transaction and the related financing transactions which were not completed, the Company estimates that it incurred costs, expenses and related fees of between $3.8 million and $5.2 million, a portion of which are in dispute. Of this amount, approximately $2.7 million relates to a non-cash item relating to warrants issued by the Company. The Company does not currently have the ability to pay all of such costs, fees and expenses. The Company believes that it will be able to agree on a schedule for the payment of these costs, fees and expenses that is satisfactory to all parties; however, there can be no assurance that the Company will be able to reach an agreement with all parties regarding the payment of such costs, fees and expenses.



           The Company is not involved in any other legal proceedings which the Company believes would, if adversely determined, have a material adverse effect upon its business, financial condition or results of operations.


                                   REGULATION

General Regulatory Environment


           The telecommunications businesses in which the Company operates or intends to operate, namely, providing traditional long distance service, providing long distance service by means of IP Telephony and activities as a C-LEC, are subject to extensive federal and state regulation. In particular, these services are subject to the provisions of the Communications Act of 1934, as amended, including amendments effected by the 1996 Telecommunications Act and the FCC regulations thereunder, as well as the applicable laws and regulations of the various states, including regulation by PUCs and other state agencies. Federal laws and FCC regulations apply to the facilities of and services offered by, telecommunications common carriers including regulating the prices charged, to the extent that those facilities are used to provide, originate, or terminate interstate communications. State regulatory authorities retain jurisdiction over telecommunications both originating and terminating within the state. The regulation of the telecommunications industry is changing rapidly and the regulatory environment varies substantially from state to state. Moreover, as deregulation at the federal level occurs, some states are reassessing the level and scope of regulation that may be applicable to the Company. All of the Company's operations are also subject to a variety of environmental, safety, health and other governmental regulations. There can be no assurance that future regulatory, judicial, or legislative activities will not have a material adverse effect on the Company, or that regulators, competitors, or third parties will not raise material issues with regard to the Company's compliance or noncompliance with applicable regulations.



           The 1996 Telecommunications Act effected plenary changes in regulation at both the federal and state levels that affect virtually every segment of the communications industry. The stated purpose of the 1996 Telecommunications Act is to promote competition in all areas of communications and to reduce unnecessary regulation to the greatest extent possible. While it will take years for the industry to feel the full impact of the 1996 Telecommunications Act, it is already clear the legislation provides the Company with both opportunities and challenges. The 1996 Telecommunications Act, among other things, allows the RBOCs to enter the long distance business and enables other entities, including entities affiliated with power utilities and ventures between LECs and cable television companies, to provide an expanded range of telecommunications services. Entry of such companies into the long distance business would result in substantial competition to the Company's intended telecommunications services (i.e., traditional long distance, IP Telephony and LEC services) and may have a material adverse effect on the Company's business, financial condition and results of operations and cash flow.



           Under the 1996 Telecommunications Act, the RBOCs may immediately provide long distance service outside those states in which they provide local exchange service ("out-of-region" service) and long distance service within the regions in which they provide local exchange service ("in-region" service) upon meeting certain conditions. The 1996 Telecommunications Act does, however, impose certain restrictions on, among others, the RBOCs in connection with their provision of long distance services. Out-of-region services by RBOCs are subject to receipt of any necessary state and/or federal regulatory approvals that are otherwise applicable to the provision of intrastate and/or interstate long distance service. In-region services by RBOCs are subject to specific FCC approval and satisfaction of other conditions, including a checklist of pro-competitive requirements. The RBOCs may provide in-region long distance services only through separate subsidiaries with separate books and records, financing, management and employees and all affiliate transactions must be conducted on an arm's length and nondiscriminatory basis. The RBOCs are also prohibited from jointly marketing local and long distance services, equipment and certain information services unless competitors are permitted to offer similar packages of local and long distance services in their market. Further, the RBOCs must obtain in-region long distance authority before jointly marketing local and long distance services in a particular state. Additionally, AT&T and other major carriers serving more than 5% of presubscribed long distance access lines in the United States are also restricted from packaging other long distance services and local services provided over RBOC facilities.


Federal Regulation

           The FCC has established different levels of regulation for dominant and non-dominant carriers. Of domestic common carrier service providers, only GTE, the RBOCs and other I-LECs are classified as dominant carriers and all other providers of domestic common carrier services, including the Company, are classified as non-dominant carriers. The 1996 Telecommunications Act provides the FCC with the authority to forebear from imposing any regulations it deems unnecessary, including requiring non-dominant carriers to file tariffs. On November 1, 1996, in its first major exercise of regulatory forbearance authority granted by the 1996 Telecommunications Act, the FCC issued an order detariffing domestic interexchange services. The order required mandatory detariffing and gave carriers nine months to withdraw federal tariffs and move to contractual relationships with their customers. This order subsequently was stayed by a federal appeals court.


           Although the FCC does not directly regulate local exchange service, which is within the jurisdiction of state regulatory authorities, its actions may impact directly on such service. The 1996 Telecommunications Act greatly expands the FCC's interconnection requirements on the I-LEC. The 1996 Telecommunications Act requires the I-LEC to: (i) provide physical co-location, which would allow RMB and other interconnectors to install and maintain their own network termination equipment in I-LEC central offices, i.e., offices of US West and virtual co-location only if requested or if physical co-location is demonstrated to be technically unfeasible, (ii) unbundle components of their local service networks so other providers of local service can compete for a wider range of local services customers, (iii) establish "wholesale" rates for their services to promote resale by C-LECs and other competitors, (iv) establish number portability, which will allow a customer to retain its existing phone number if it switches from the I-LEC to a competitive local service provider,
(v) establish dialing parity, which ensures customers will not detect a quality difference in dialing telephone numbers or accessing operators or emergency services and (vi) provide nondiscriminatory access to telephone poles, ducts, conduits and rights-of-way. In addition, the 1996 Telecommunications Act requires I-LECs to compensate competitive carriers for traffic originated by the I-LEC and terminated on the competitive carrier's networks. The FCC is charged with establishing national guidelines to implement the 1996 Telecommunications Act. The FCC issued its Interconnection Order on August 8, 1996, which established detailed rules regarding rates, terms and conditions for interconnection between C-LECs and I-LECs. The Interconnection Order was appealed to the U.S. Court of Appeals for the Eighth Circuit. On July 18, 1997, the Court issued a final decision vacating the interconnection pricing rules and "most favored nation" rules as well as certain other interconnection rules. The FCC's and other parties' petitions to the Supreme Court requesting review of these decisions have been granted. It is not possible at this time to determine how the Supreme Court will respond to these appeals.


           On April 18, 1997, the FCC ordered that the RBOCs and independent LECs offering domestic interstate inter-LATA services, in-region or out-of-region, be regulated as non-dominant carriers. However, such services offered in-region must be offered in compliance with the structural separation requirements mentioned above. AT&T was classified as a dominant carrier, but AT&T successfully petitioned the FCC for non-dominant status in the domestic interstate interexchange market in October 1995 and in the international market in May 1996. Therefore, certain pricing restrictions that once applied to AT&T have been eliminated. A number of parties have, however, sought the FCC's reconsideration of AT&T's status. The Company is unable to predict the outcome of these proceedings on its operations.



           On May 8, 1997, the FCC released an order intended to reform its system of interstate access charges to make that regime compatible with the pro-competitive deregulatory framework of the 1996 Telecommunications Act. Access service is the use of local exchange facilities for the origination and termination of interexchange communications. The FCC's historic access charge rules were formulated largely in anticipation of the 1984 divestiture of AT&T and the emergence of long distance competition and were designated to replace piecemeal arrangements for compensating LECs for use of their networks for access, to ensure that all long distance companies would be able to originate and terminate long distance traffic at just, reasonable and non-discriminatory rates and to ensure that access charge revenues would be sufficient to provide certain levels of subsidy to local exchange service. While there has been pressure on the FCC historically to revisit its access pricing rules, the 1996 Telecommunications Act has made access reform timely. The FCC's recent access reform order adopts various changes to its rules and policies governing interstate access service pricing designed to move access charges, over time, to more economically efficient levels and rate structures. Among other things, the FCC modified rate structures for certain non-traffic sensitive access rate elements, moving some costs from a per-minute-of-use basis to flat-rate recovery, including one new flat rate element; changed its structure for interstate transport services; and affirmed that ISPs may not be assessed interstate access charges. In response to claims that existing access charge levels are excessive, the FCC stated that it would rely on market forces first to drive prices for interstate access to levels that would be achieved through competition but that a "prescriptive" approach, specifying the nature and timing of changes to existing access rate levels, might be adopted in the absence of competition. The FCC intends to address these and other related matters in subsequent proceedings.


           Though the Company believes that access reform through lowering and/or eliminating excessive access service charges will have a positive effect on its service offerings and operations, it cannot predict how or when such benefits may present themselves, or the outcome of any possible judicial appeal or petition for FCC reconsideration.


           The FCC also released a companion order on universal service reform on May 8, 1997. The universal availability of basic telecommunications service at affordable prices has been a fundamental element of U.S. telecommunications policy since enactment of the Communications Act of 1934. The current system of universal service is based on the indirect subsidization of LEC pricing, funded as part of a system of direct charges on some LEC customers, including IXCs and above-cost charges for certain LEC services such as local business rates and access charges. In accordance with the 1996 Telecommunications Act, the FCC adopted plans to implement the recommendations of a Federal-State Joint Board to preserve universal service, including a definition of services to be supported and defining carriers eligible for contributing to and receiving from universal service subsidies. The FCC ruled, among other things, that: contributions to universal service funding be based on all IXCs' gross revenues from both interstate and international telecommunications services; only common carriers providing a full complement of defined local services be eligible for support; and up to $2.25 billion in new annual subsidies for discounted telecommunications services used by schools, libraries and rural health care providers be funded by an assessment on total interstate and intrastate revenues of all IXCs. The FCC stated that it intends to study the mechanism for continued support of universal service in high cost areas in a subsequent proceeding. The Company is unable to predict the outcome of these proceedings or of any judicial appeal or petition for FCC reconsideration on its operations.


           On April 10, 1998, the FCC submitted a report to Congress in which it stated that telephone-to-telephone IP Telephony bears the characteristics of "telecommunications services" and that the providers of those services may be "telecommunications carriers," as those terms are defined in the 1996 Telecommunications Act. The FCC deferred a more definitive resolution of this issue until a more "fully-developed" record is available. However, the April 10, 1998 report states that, to the extent the FCC concludes that certain forms of telephone-to-telephone IP Telephony service are "telecommunications services," and to the extent the providers of those services obtain the same circuit-switched access as obtained by other IXCs and therefore impose the same burdens on the local exchange as do other IXCs, the FCC "may find it reasonable that they" become subject to the same regulations, including the requirement to pay access fees to LECs and to contribute to universal service subsidies.


State Regulation

           Companies conducting intrastate long distance telecommunications operations are subject to various state laws and regulations including, in many jurisdictions, certification and tariff filing requirements. Generally, these providers must obtain and maintain certificates of authority from regulatory bodies in most states in which it offers intrastate services. In April 1998, RMB obtained a certificate of authority from the Colorado PUC to provide local exchange services as a C-LEC. Certificates of authority can generally be conditioned, modified, canceled, terminated, or revoked by state regulatory authorities for failure to comply with state law and/or the rules, regulations and policies of the state regulatory authorities. Fines and other penalties also may be imposed for such violations.


           Those states that permit the offering of intrastate/intra-LATA service by IXCs generally require that end users desiring to use such services dial special access codes. This may put the Company at a competitive disadvantage compared with LECs whose customers can make intrastate/intra-LATA calls simply by dialing 1 plus the desired number. If a long distance carrier's customer attempts to make an intra-LATA call by simply dialing 1 plus the desired number, the call will be routed to and completed by the LEC. Regulatory agencies in a number of states have issued decisions that would permit IXCs to provide intra-LATA calling on a 1 + basis. Further, the 1996 Telecommunications Act requires in most cases that the RBOCs provide such dialing parity coincident to their providing in-region inter-LATA services. The Company expects to benefit from the ability to offer 1 + intra-LATA services in states that allow this type of dialing parity.


                                MANAGEMENT

Directors and Executive Officers


           The directors and executive officers of the Company as of the date hereof are as follows:




NAME                                    AGE     POSITION
-------------------------------        -----    -----------------------------------------------



Douglas H. Hanson                       54      President, Chief Executive
                                                Officer and Chairman of the Board of Directors

D. D. Hock                              63      Director

Robert W. Grabowski                     57      Director





Lewis H. Silverberg                     63      Director

Mary Beth Vitale                        44      Director

Jeremy J. Black                         46      Vice President--Infohiway/Web Services

Ronald M. Stevenson                     42      President--Application Methods

Peter J. Kushar                         43      Chief Financial Officer, Secretary and Treasurer

Kevin R. Loud                           45      Vice President--Communication Services

Michael R. Mara                         37      Vice President--Internet Services

Michael D. Schaefer                     31      Vice President--Marketing

D. Kirk Roberts                         47      Vice President




           DOUGLAS H. HANSON has been the President, Chief Executive Officer and Chairman of the board of directors of the Company since October 1, 1997. See "CERTAIN TRANSACTIONS--CHANGE IN CONTROL." Prior to assuming his positions with the Company, Mr. Hanson was the President and Chief Executive Officer and a director of Qwest Communications, Inc., a Colorado-based telecommunications company, as well as the founder of Qwest's predecessor, SP Telecom. Mr. Hanson formed SP Telecom in 1987 as a subsidiary of SP Railroad to install fiber optic cable along the railroad's right-of-way. Before founding SP Telecom, Mr. Hanson was vice president of FiberTrak, a telecommunications joint venture among Santa Fe, Norfolk and SP railroads. He also held various positions at Southern Pacific Transportation Co. Mr. Hanson currently sits on the board of directors of the Competitive Telecommunications Association, The Metropolitan State College Foundation Board, and the Board of Trustees of the Salvation Army, Intermountain Division, and is engaged in other civic activities.



           D. D. HOCK has been a director of the Company since October 1, 1997. See "CERTAIN TRANSACTIONS-- CHANGE IN CONTROL." Prior to becoming a director of the Company, Mr. Hock was the President, Chief Executive Officer and Chairman of the board of directors (from February 1989 to July 1994; Chairman and Chief Executive Officer from July 1994 to January 1996; Chairman from January 1996 to February 1997, when he retired) of Public Service Company of Colorado.



           ROBERT W. GRABOWSKI has been a director of the Company since January 10, 1998. He has been the Vice President, Finance and Administration, Sunny Side, Inc./Temp Side, a private employment service, since 1988. He has been a certified public accountant since 1968 and holds a Bachelor of Science degree from De Paul University.



           LEWIS H. SILVERBERG has been a director of the Company since January 10, 1998. Mr. Silverberg has been a business consultant since January 1994, advising privately held businesses on their formation, sale and financing. In September 1990, Mr. Silverberg joined Liquor Barn, Inc., which operated a chain of retail stores and was in a bankruptcy reorganization proceeding at that time. Mr. Silverberg was the Executive Vice President and a director of Liquor Barn, Inc. until December 1993. The business was liquidated after Mr.

Silverberg's departure in 1993. Mr. Silverberg is an attorney and has been a member of the California bar since 1959.



           MARY BETH VITALE has been a director of the Company since January 10, 1998. From 1994 to October 1997, she was an executive of AT&T Corporation (Vice President of In-State Services from 1994 to 1996; Vice President and Corporate Officer, Local Service Organization, Western Region, from 1994 to 1996; and President--Western States from January to October 1997) in Denver, Colorado. Prior to joining AT&T, Ms. Vitale was Vice President of Marketing for U S WEST Communications, Inc. (1994), Region Executive Director for U S West Cellular (1991 to 1993) and Region General Manager for U S WEST Cellular (1989 to 1991). She holds a Bachelor of Arts degree from Hillsdale College, a Master of Science degree from the University of Colorado and an Advanced Management degree from the Wharton School of Business.


           JEREMY J. BLACK is Vice President--Infohiway. Mr. Black was the Chief Executive Officer of Infohiway from 1996 until joining RMI upon its acquisition of Infohiway. Prior to joining Infohiway, Mr. Black was the Executive Vice President of Wilson Associates International. From 1986 to 1992, Mr. Black was the President of Advanced Investment Software, where he developed the design for RAMCAP software (Risk program). Mr. Black is an adjunct professor for the College of Financial Planning and a national professor in investment risk management and asset allocation.

           RONALD M. STEVENSON is Vice President--Application Methods. Mr. Stevenson founded Application Methods and was its President and founder from 1986 until 1997. In 1997, Mr. Stevenson became President of E-Sell Commerce Systems and held that position until its acquisition by RMI. During 1988-1989, Mr. Stevenson was product manager for Software Products International and prior to that he acted as a consultant to IBM.


           PETER J. KUSHAR has served as Chief Financial Officer, Secretary and Treasurer since joining the Company in April 1998. From June 1997 to April 1998 he operated his own consulting practice advising customers in specialized economic and telecommunication requirements such as C-LEC network economics and operation. Prior to consulting, Mr. Kushar spent 14 years with U S WEST Communications (Executive Director--Carrier Division from 1993 to 1997; Executive Director--Network Operations from 1991 to 1993; Chief Financial Officer--Federal Services from 1988 to 1991; Manager, Director and Chief Financial Officer for U S WEST Information Systems from 1983 to 1988). Prior to U S WEST, Mr. Kushar was a system planner, market analyst and account executive for Southern New England Telephone from 1979 to 1983. Mr. Kushar received his Bachelor of Science Degree in 1977 and Master of Business Administration Degree in 1979 from the University of Montana.



           KEVIN R. LOUD is Vice President--Communication Services of the Company. Before joining the Company in July 1995, he served as Vice President of Marketing for SP Telecom, a national long distance company from 1994 to 1995. In 1992, he formed Loud & Associates, where he consulted with regional and national communication organizations on market development and operations efficiencies until 1994. While operating Loud & Associates, Mr. Loud undertook a year-long project for Automated Communications, Inc., during which he was treated as a statutory employee. From 1984 until 1992, he was employed by Houston Network, Inc. and held positions ranging from Director of Finance, Vice President of Operations and Carrier Sales, Vice President Sales and President. The primary business of that organization was switched long distance communication Services. Mr. Loud holds a Master of Business Administration degree from William and Mary and a Bachelor of Arts in Economics from UCLA.

           MICHAEL R. MARA is Vice President--Internet Services of the Company. Prior to joining the Company in November 1995, Mr. Mara was employed by ITC, a privately held international audio and video conferencing service provider, from June 1992 until October 1995.



           MICHAEL D. SCHAEFER is Vice President--Marketing of the Company. Prior to joining the Company in April 1998, Mr. Schaefer had been working as an event producer/promoter in the Denver area for the prior 10 years. Major events to his credit include: The Denver Museum of Natural History's Imperial Tombs of China, The Denver International Airshow, World Youth Day and the Denver Grand Prix. Mr. Schaefer holds a Bachelor of Science degree in Business Administration from the University of Denver and a Master of Business Administration degree from Regis University.



           D. KIRK ROBERTS has served as Vice President--Management Information Systems and Administration of the Company since April 1995. From June 1997 to April 1998 he served as Vice-President--Finance and Management Information Systems. He also served as Chief Financial Officer of the Company from January 1995 until June of 1997. He was an accountant employed by Potter, Littlewood, & Petty, PC, an accounting firm in Houston, Texas from 1991 to 1994. From 1989 to 1990, he worked for a national computer retailer as National Product Manager--Accounting Solutions. He has a Bachelor of Business Administration degree from the University of Houston and is a certified public accountant.


Committees of the Board of Directors


           AUDIT COMMITTEE. In November 1997, the Company's board of directors formed an Audit Committee composed of three directors, a majority of whom were outside directors. The members of the initial Audit Committee were Douglas H. Hanson, D. D. Hock and Reynaldo U. Ortiz until the resignation of Mr. Ortiz as a director effective December 1, 1997. Mr. Robert W. Grabowski, an outside director, now serves on the Audit Committee with Messrs. Hanson and Hock. Mr. Hanson is also the President, Chief Executive Officer and the Chairman of the board of directors of the Company. Members of the Audit Committee are appointed annually by the full board of directors. The functions of the Audit Committee are to review the Company's internal controls, accounting policies and financial reporting practices; to review the financial statements, the arrangements for and scope of the independent audit, as well as the results of the audit engagement; and to review the services and fees of the independent auditors, their independence and recommend to the board of directors for its approval and for ratification by the stockholders the engagement of the independent auditors to serve the following year in examining the accounts of the Company.



           COMPENSATION COMMITTEE. On March 12, 1998, the Company's board of directors formed the Compensation Committee. This committee is responsible for reviewing the salaries, benefits and other compensation of the officers of the Company and will make recommendations to the board of directors based on its review. The members of the Compensation Committee are D. D. Hock, Mary Beth Vitale and Douglas H. Hanson. Mr. Hanson is also the President, Chief Executive Officer and the Chairman of the Board of Directors of the Company. Mr. Hanson, as a director, will not vote on any matters affecting his personal compensation. Mr. Hanson will be responsible for reviewing and establishing salaries, benefits and other compensation for all other employees.



           From January 1 through December 31, 1997 the board of directors held no regular meetings and 13 special meetings. During such fiscal year, each director attended at least 75% of the aggregate of the meetings of the board of directors. In addition, the board of directors acted by unanimous written consents pursuant to Delaware law and the Company's By-laws. The Audit Committee was formed in November 1997 and has not met. The Compensation Committee was formed in March 1998 and met on March 12, 1998 and June 2, 1998.

           16b COMMITTEE. In March 1998, the Company's board of directors formed the 16b Committee comprised of two outside directors. The members of the 16b Committee are D. D. Hock and Mary Beth Vitale. The 16b Committee is responsible for the review of management's recommendations regarding various compensation issues, including the issuance of stock options to officers and directors who are subject to the Section 16 reporting requirements under the Exchange Act.


COMPENSATION OF DIRECTORS


           The Company pays cash compensation to each of its non-employee directors of $12,000 per year for his or her services as a director. The compensation is to be paid at the end of each year and will be prorated on a monthly basis for each month (or majority of each month, if the director serves only a partial month) during which the director served as such. There are no additional amounts payable to any director for committee participation or special assignments.



           Directors are also eligible to participate in the Company's 1996 Non-Employee Directors' Stock Option Plan (the "1996 Directors' Plan"). Under the 1996 Directors' Plan, each director who is not an employee of the Company receives a grant, upon his or her appointment or election to the board of directors, of an option to purchase 1,500 shares of Common Stock. Thereafter, on each of the first, second and third anniversary dates of the date of election or appointment, the director is granted an additional option to purchase an additional 1,500 shares of Common Stock, up to a maximum of 6,000 shares. The exercise price of the options granted under the 1996 Directors' Plan is the fair market value (as defined in the 1996 Directors' Plan) on the date that the option is granted. All such options are exercisable beginning six months after the date of grant. To date, options under the 1996 Directors' Plan have been issued to the following persons in the following amounts:






           D.D. Hock                      3,000
           Robert Grabowski               1,500
           Lewis Silverberg               1,500
           Mary Beth Vitale               1,500
                                          -----
                     Total                7,500



           At the RMI Annual Meeting, the stockholders of the Company approved the adoption of the Rocky Mountain Internet, Inc. 1998 Non-Employee Directors' Stock Option Plan (the "1998 Directors' Plan"), to be effective January 22, 1998. A total of 68,000 shares of Common Stock have been reserved for issuance over the three-year term of the 1998 Directors' Plan.



           The option exercise price of any option granted under the 1998 Directors' Plan may not be less than the fair market value of the Common Stock on the date of grant of the option. Upon the effective date of the 1998 Directors' Plan, each non-employee director of the Company was granted options to purchase 8,500 shares of Common Stock, subject to certain adjustments. If an eligible director has continued to serve as a director of the Company from the effective date until December 31, 1998, options to purchase 1,500 shares of Common Stock will vest; if he or she continues to serve as a director for the entire calendar year ending December 31, 1999, options to purchase 3,500 shares of Common Stock will vest; and if he or she continues to serve as a director for the entire calendar year ending December 31, 2000, options to purchase 3,500 shares of Common Stock will vest. Notwithstanding the foregoing, in the event of a change in control of the Company (as defined in the 1998 Directors' Plan), each outstanding option under the 1998 Directors' Plan vests immediately. In addition, in the event of a change in control of the Company, the Administrative Committee (or the board of directors in the absence of such a committee) may:
(i) grant a cash bonus award to any optionee in an amount equal to the exercise price of all or any portion of the options then held by the optionee; (ii) pay cash to any or all optionees in exchange for the cancellation of their outstanding options in an amount equal to the difference between the exercise price and the greater of the tender offer price for the Common Stock underlying such options (in the event of a tender offer for the securities of the Company) or the fair market value of the stock on the date of cancellation; and (iii) make any other adjustments or amendments to the outstanding options. On January 22, 1998, the effective date of the 1998 Directors' Plan, the closing price of the Common Stock was $2.625 and on October 15, 1998 the closing price was $7.50 per share, according to data obtained from the Nasdaq Stock Market, Inc.



           Each option granted under the 1998 Directors' Plan shall expire not more than five years from the date of grant. The 1998 Directors' Plan terminates on December 31, 2000, unless earlier terminated in the discretion of the Administrative Committee (or the board of directors in the absence of such a committee).


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


           Section 16(a) of the Exchange Act requires directors, executive officers and persons who own more than ten percent of the outstanding Common Stock to file with the Commission an Initial Statement of Beneficial Ownership of Securities (Form 3) and Statements of Changes of Beneficial Ownership of Securities (Form 4). Directors, executive officers and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

           To the Company's knowledge, based on a review of the copies of such reports furnished to the Company or representations that no other reports were required, the Company believes that, during the fiscal year ended December 31, 1997, all filing requirements applicable to its directors, executive officers and greater-than-10% beneficial owners were complied with, except that the Initial Statement of Beneficial Ownership of Securities (Form 3) were filed late for Messrs. Reynaldo U. Ortiz, Richard K. Dingess, Michael R. Mara and David L. Evans (the then-Chief Financial Officer and Executive Vice President of the Company) and Statements of Changes of Beneficial Ownership of Securities (Form
4) were filed late for Messrs. Roy J. Dimoff, Kevin R. Loud, Christopher K. Phillips and D. Kirk Roberts. Since December 31, 1997, the Initial Statements of Beneficial Ownership of Securities were filed late for Messrs. Peter Kushar and Michael Schaefer and a Statement of Changes of Beneficial Ownership of Securities was filed late for Mr. Hanson.


                             EXECUTIVE COMPENSATION


           Following is information concerning compensation paid to all persons who served as the Company's Chief Executive Officer during the 1997 fiscal year and all others who were serving as executive officers during the 1997 fiscal year and whose annual compensation (salary and bonus) was greater than $100,000 (the "Named Executive Officers"). The Company's fiscal year ends December 31.


SUMMARY COMPENSATION TABLE




(A)                     (B)      (C)         (D)        (E)              (F)                (G)              (H)           (I)

                                                       OTHER                            SECURITIES
NAME  AND                                              ANNUAL                           UNDERLYING                       ALL OTHER
PRINCIPAL                                 BONUS($)     COMPENSA      RESTRICTED         OPTIONS / SAR      LTIP PAY-     COMPENSA-
POSITION              YEAR     SALARY     /OPTIONS     -TION         STOCK  AWARDS      (#)                OUTS          TION($)(4)
--------             ----    --------   ---------     ---------    --------------     --------------     -----------   -------------

Douglas H.            1997    $ 30,000                                                 600,000
Hanson
President, CEO
and Chairman (1)
Roy J.Dimoff,         1997    $ 86,150                                                                                   $25,500(3)
CEO  and
President (2)         1996    $101,407     $20,250(4)
                      1995    $ 23,322

Kevin R. Loud,        1997    $ 92,300
Vice President -
Communication
Services

                      1996     $ 83,967(4)  $16,200
                      1995     $ 17,822



           (1) Mr. Hanson was elected President, Chief Executive Officer and Chairman of the board of directors of the Company as of October 1, 1997. For a description of securities underlying his options see "CERTAIN TRANSACTIONS --CHANGE IN CONTROL," above and the table set forth below.



           (2) Mr. Dimoff joined the Company in July 1995. Mr. Dimoff resigned as the President and Chief Executive Officer of the Company as of October 1, 1997.



           (3) In connection with the resignation by Mr. Dimoff effective October 1, 1997, the Company and Mr. Dimoff entered into a Waiver and Release pursuant to which, among other matters, (i) the Company agreed to pay Mr. Dimoff $102,000 (less all federal and state withholdings on wages) in respect of the severance of his prior employment relationship with the Company and to reimburse Mr. Dimoff for his attorney's fees (up to a maximum of $2,000) for the negotiation of the Waiver and Release. One quarter of the severance amount ($25,500) was payable and was paid, upon execution of the Waiver and Release and the remainder is payable in nine equal monthly installments on the first day of each month commencing on January 1, 1998; (ii) Mr. Dimoff agreed not to make use of or to divulge to any other person any confidential information (as defined in the Waiver and Release) relating to the Company; and (iii) Mr. Dimoff agreed to not compete with the Company, directly or indirectly, in certain geographic areas specified in the Waiver and Release until October 1, 1998, except that, at any time after December 2, 1997, Mr. Dimoff may elect to terminate the agreement to not compete by giving 30 days' prior written notice to the Company of this election. In the event that Mr. Dimoff terminates his covenant not to compete, the Company will have no further obligation to make any remaining severance payments to Mr. Dimoff. On March 6, 1998, Mr. Dimoff gave notice to the Company that he elected to terminate the covenant not to compete. As a result, the Company has avoided the requirement to pay the remaining $58,000 to Mr. Dimoff under the Waiver and Release.



           (4) This bonus was earned in 1996 and paid in 1997. The bonus was based on achieving 81% of the Company's revenue plan. Mr. Dimoff elected to receive $3,000 of the bonus in the form of a stock option to acquire 3,000 shares of Common Stock exercisable in September 1997. Mr. Loud elected to receive $8,100 of the bonus in the form of a stock option to acquire 8,100 shares of Common Stock exercisable in September 1997. All employees who received 1996 bonuses had the same choice of receiving their bonus in cash or stock options. The options were granted pursuant to the Company's 1997 Non-Qualified Stock Option Plan (the "Bonus Plan"). The Bonus Plan authorizes the Company to issue options to purchase an aggregate of 50,000 shares of Common Stock, subject to adjustment in the event of stock splits, stock dividends and similar extraordinary events. The options were exercisable immediately upon the grant thereof (September 26, 1997) and can be exercised for a period of five years thereafter in lots of 100 shares or multiples thereof. The exercise price is $1.00 per share of Common Stock purchased. The options may not be transferred by the optionholder otherwise than by will or pursuant to the laws of descent and distribution. The options may be exercised during the optionholder's lifetime only by the optionholder or, in the event of his disability or incapacity, by his guardian or legal representative. The options become void immediately in the event that the optionholder's employment with the Company is terminated for cause but may be exercised for a period of three months following termination other than for cause.



           The Company currently has an employment agreement with Mr. Loud. The employment agreement provides for a salary of $84,000 per year and is terminable for cause. The Company may also terminate the agreement without cause subject to the obligation to pay Mr. Loud a severance equal to five to eight months' salary based on length of service. The agreement terminates in December 1999. The employment agreement does not restrict Mr. Loud's ability to compete with the Company following any termination.



           The Company currently has an employment agreement with Mr. Roberts. The employment agreement provides for a salary of $66,000 per year and is terminable for cause. The Company may also terminate the agreement without cause subject to the obligation to pay Mr. Roberts a severance equal to five to eight months' salary based on length of service. The agreement terminates in December 1999. The employment agreement does not restrict Mr. Roberts' ability to compete with the Company following any termination.



           In connection with RMI's acquisition of Infohiway, Infohiway, a wholly-owned subsidiary of RMI, entered into employment agreements with Mr. Black and Kenneth Covell. Mr. Black's and Mr. Covell's agreements provide for two-year terms at annual salaries of $80,000 and $70,000, respectively, and include restrictive covenants binding on the employees with respect to confidentiality, non-solicitation and non-competition matters. Additionally, Messrs. Black and Covell are eligible for additional compensation of up to $40,000 and $30,000, respectively, during each year of the term of their employment agreement (i.e., two years) based on established performance criteria.





OPTION/SAR GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS



     (a)                      (b)                  (c)           (d)                    (e)
                           NUMBER OF          % OF TOTAL
                           SECURITIES         OPTIONS/SARS    EXERCISE
                           UNDERLYING         GRANTED TO       OR BASE         MARKET PRICE ON
                           OPTIONS/SARS       EMPLOYEES IN      PRICE          DATE OF GRANT           EXPIRATION
NAME                       GRANTED (#)        FISCAL YEAR       ($/SH)           ($/SH)                  DATE
------------------        ------------       -------------    ---------       ----------------   -----------------
Douglas H. Hanson           191,385             21.7%         $2.6125          $2.375            October 1, 2002
Douglas H. Hanson           408,615             46.2%         $  1.00          $2.375            October 1, 2002



Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values



             (a)             (b)                (c)                       (d)                           (e)

                                                                 NUMBER OF
                                                                 SECURITIES
                                                                 UNDERLYING                   VALUE OF
                                                                 UNEXERCISED              UNEXERCISED IN-THE-
                                                                 OPTIONS/SARS AT          MONEY OPTIONS/ SARS AT
                           SHARES                                FY END (#)                    FY-END ($)
                           ACQUIRED ON         VALUE             EXERCISABLE/                 EXERCISABLE/
             NAME          EXERCISE (#)        REALIZED         UNEXERCISABLE                UNEXERCISABLE
------------------------   ------------       ----------       -----------------         ------------------------
Douglas H. Hanson              -0-               -0-              -0-/600,000                 -0-/$891,392(1)


(1) Determined, in accordance with Commission rules, by the difference between the fair market value of the Common Stock on December 31, 1997 ($3.00) and the exercise price of the options.

401(K) PLAN


           In January 1998, the Company implemented an employee savings and retirement plan (the "401(k) Plan") covering certain of its employees. Pursuant to the 401(k) Plan, eligible employees may elect to reduce their current compensation by up to the lesser of 15% of such compensation or the statutorily prescribed annual limit ($10,000 in 1998) and have the amount of such reduction contributed to the 401(k) Plan. The Company will make contributions to the 401(k) Plan on behalf of eligible employees in an amount equal to one-half of the employee's contribution, up to a maximum of 3% of the employee's salary. The Company's contribution to the 401(k) Plan is in the form of the Company's Common Stock. The 401(k) Plan is intended to qualify under Section 401 of the Code, so that contributions by employees or by the Company to the 401(k) Plan and income earned on the 401(k) Plan contribution, are not taxable to employees until withdrawn from the 401(k) Plan and so that contributions by the Company, if any, will be deductible by the Company when made.


                               CHANGES IN CONTROL


           There are no arrangements or agreements known to the Company that may result in a change in control of the Company. See "CERTAIN TRANSACTIONS--CHANGE IN CONTROL."


           LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS


           The Company's By-laws provide, in general, that the Company shall, to the fullest extent permitted by the DGCL, as now or hereafter in effect, indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether criminal, civil, administrative, or investigative (a "Proceeding"), by reason of the fact that he is or was a director or officer of the Company, or, by reason of the fact that such officer or director is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against all liability and loss suffered and expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement reasonably incurred by him in connection with such Proceeding, including any Proceeding by or on behalf of the Company and will advance all reasonable expenses incurred by or on behalf of any such person in connection with any Proceeding, whether prior to or after final disposition of such Proceeding. The By-laws also provide that the Company may also indemnify and advance expenses to employees or agents who are not officers or directors of the Company.



           Article 8 of the Company's Certificate of Incorporation, as amended, provide that "No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as to liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violations of Section 174 of the Delaware General Corporation Law (the "DGCL") or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent provided or permitted by the amended DGCL. Any repeal or modification of this
Article 8 shall not adversely affect any right or protection of a director under this Article 8 as in effect immediately prior to such repeal or modification with respect to any liability that would have accrued, but for this Article 8, prior to such repeal or modification."



           The Company entered into an underwriting agreement with NTB, for itself and on behalf of all of the underwriters of the IPO, that provides for indemnification by the underwriters under certain circumstances of directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act. The Company has entered into similar agreements with certain security holders of the Company, including Mr. Hanson.



           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions contained in the Certificate of Incorporation and By-laws of the Company, the DGCL, an underwriting agreement, other agreements that provide for such indemnification, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

           The Company maintains a directors' and officers' liability insurance policy that provides, within stated limits, reimbursement either to a director or officer whose actions in his capacity as such result in liability, or to the Company in the event it has indemnified the director or officer.


                              CERTAIN TRANSACTIONS

Change in Control

           As of October 1, 1997, Mr. Douglas H. Hanson obtained effective control of RMI by entering into a series of agreements, described below, pursuant to which, among other things: (1) RMI issued and sold to Mr. Hanson 1,225,000 shares of Common Stock for a purchase price of $2,450,000, or $2.00 per share; (2) Mr. Hanson purchased 275,000 shares of Common Stock from four of RMI's stockholders, namely, Messrs. Roy J. Dimoff, Christopher K. Phillips, Jim
D. Welch and Kevin R. Loud, for an aggregate purchase price of $550,000, or $2.00 per share; (3) contemporaneously with the transactions described in (1) and (2), RMI agreed to issue to Mr. Hanson the Hanson Warrants, which authorized the holder thereof to purchase 4,000,000 shares of Common Stock for an exercise price of $1.90 per share, subject to adjustment as described below; (4) RMI granted Mr. Hanson incentive stock options (to purchase 222,220 shares of Common Stock for an exercise price of $2.25 per share and non-qualified stock options to purchase 377,780 shares of Common Stock for an exercise price of $1.00 per share pursuant to the 1997 Plan, which Hanson Options vest one year from the date of grant (subject to acceleration of the vesting date by the board of directors or a committee thereof that administers the 1997 Plan) and on March 12, 1998 a committee of the board of directors amended the 1997 Plan, retroactively to October 1, 1997, in accordance with the requirements of the Code, to provide that the number of incentive stock options was 191,385, the exercise price of those options was $2.6125 and the number of non-qualified stock options was 408,615, on which date Mr. Hanson exercised all of the non-qualified stock options and purchased 408,615 shares of Common Stock pursuant to such exercise; (5) Mr. Hanson obtained proxies from ten stockholders of RMI to vote their shares of Common Stock held by such stockholders; and (6) Mr. Hanson was elected as a director and was elected the President, Chief Executive Officer and Chairman of the board of directors of RMI. As a result of the purchase by Mr. Hanson of the shares of Common Stock described herein and the proxies described herein obtained by Mr. Hanson, the election of all nominees to the board of directors and the approval by RMI's stockholders of the proposals at the RMI Annual Meeting was assured. See "PRINCIPAL STOCKHOLDERS."



           The ten stockholders from whom Mr. Hanson obtained proxies are Messrs. Roy J. Dimoff, Christopher K. Phillips, Jim D. Welch, Kevin R. Loud, Brian Dimoff, Paul B. Davis, Michael R. Mara, Monty Reagan, Tim Scanlon and Owen Scanlon. Mr. Phillips was, at the time of such transactions, a director of RMI, Mr. Loud is the Vice President--Communication Services of RMI and Mr. Roy J. Dimoff was the President, Chief Executive Officer and a director of RMI. Mr. Mara is the Vice President--Internet Services of RMI and Mr. Brian Dimoff was the Vice President--Customer Support Operations of RMI.



           The Nasdaq Stock Market, Inc. adopted changes to the requirements applicable to corporations qualifying its common stock for trading on Nasdaq. Among other changes, the required minimum net tangible assets of such corporations was increased to $2.0 million. These changes were effective February 23, 1998. At December 31, 1997, RMI did not meet these increased requirements. On March 12, 1998, a committee of RMI's board of directors accelerated the vesting period of the Hanson Options to permit the immediate exercise thereof and Mr. Hanson exercised all of the 408,615 non-qualified options that were exercisable for a price of $1.00 per share. On March 23, 1998, Mr. Hanson exercised a portion of the Hanson Warrants and acquired 50,000 shares of Common Stock. The result and purpose of the exercise of these options and warrants was to increase RMI's net tangible assets to satisfy the Nasdaq Stock Market, Inc.'s new requirements.


           There is no agreement, arrangement, or understanding between Mr. Hanson and the Company that requires Mr. Hanson to exercise any Hanson Options or Hanson Warrants or to otherwise make any capital contributions to the Company.

SUMMARY OF TRANSACTIONS.


           Following is a summary and description of certain provisions of the Stock Purchase Agreement between Douglas H. Hanson and RMI, dated as of October 1, 1997; the Stock Purchase Agreement between Douglas H. Hanson and Roy J. Dimoff, dated as of October 1, 1997; the Stock Purchase Agreement among Douglas
H. Hanson, Christopher K. Phillips, Jim D. Welch and Kevin R. Loud, dated as of October 1, 1997; the Warrant Agreement between RMI and Douglas H. Hanson, dated as of October 1, 1997; the Registration Agreement between RMI and Douglas H. Hanson, dated as of October 1, 1997; the Shareholders' Voting Agreement and Irrevocable Proxy among Douglas H. Hanson, Christopher K. Phillips, Jim D. Welch and Kevin R. Loud, dated as of October 1, 1997; and the Shareholders' Voting Agreement and Irrevocable Proxy among Douglas H. Hanson, Brian Dimoff, Paul B. Davis, Michael R. Mara, Monty Reagan, Roy J. Dimoff, Tim Scanlon and Owen Scanlon, dated as of October 1, 1997, pursuant to which Mr. Hanson obtained effective control of RMI. The following summaries do not purport to be complete and are qualified in their entireties by the full text of the respective agreements, copies of which are on file with the Commission.



           STOCK PURCHASE AGREEMENT BETWEEN DOUGLAS H. HANSON AND RMI. Pursuant to a Stock Purchase Agreement between Mr. Hanson and RMI, dated as of October 1, 1997, RMI issued and sold to Mr. Hanson 1,225,000 shares of Common Stock for a purchase price of $2,450,000, or $2.00 per share. In connection with the execution of this Stock Purchase Agreement, Roy J. Dimoff resigned as the President, Chief Executive Officer and a director of RMI and Gerald Van Eeckhout resigned as the Chairman of the board of directors but remained as a director of RMI until November 19, 1997. Contemporaneously, the then-existing board of directors of RMI, in accordance with RMI's By-laws, filled three vacancies on the board by electing Mr. Hanson, Mr. Reynaldo Ortiz and Mr. D. D. Hock to be directors of RMI. Mr. Hanson was elected as RMI's President, Chief Executive Officer and Chairman of the board of directors. Messrs. Ortiz and Hock were selected by Mr. Hanson, in accordance with the terms of this Stock Purchase Agreement, to be elected as directors of RMI. Mr. Ortiz resigned as a director effective December 1, 1997. On January 10, 1998, Ms. Mary Beth Vitale and Messrs. Robert W. Grabowski and Lewis H. Silverberg were appointed as directors of RMI.



           STOCK PURCHASE AGREEMENT BETWEEN DOUGLAS H. HANSON AND ROY J. DIMOFF. Pursuant to a Stock Purchase Agreement between Mr. Hanson and Roy J. Dimoff, dated as of October 1, 1997, Mr. Dimoff sold to Mr. Hanson 150,000 shares of Common Stock for a purchase price of $300,000, or $2.00 per share. Contemporaneously with this purchase and sale, Mr. Dimoff resigned as a director and as President and Chief Executive Officer of RMI. In addition, as discussed below, Mr. Hanson entered into a Shareholders' Voting Agreement and Irrevocable Proxy with Mr. Dimoff and six other stockholders pursuant to which Mr. Hanson obtained the right to vote certain shares of Common Stock beneficially owned by Mr. Dimoff and such other stockholders.



           STOCK PURCHASE AGREEMENT AMONG DOUGLAS H. HANSON, CHRISTOPHER K. PHILLIPS, JIM D. WELCH AND KEVIN R. LOUD. Pursuant to a Stock Purchase Agreement among Douglas H. Hanson, Christopher K. Phillips, Jim D. Welch and Kevin R. Loud, dated as of October 1, 1997,

Mr. Hanson purchased 50,000 shares, 50,000 shares and 25,000 shares of Common Stock from Messrs. Phillips, Welch and Loud, respectively, for an aggregate purchase price of $250,000, in each case for $2.00 per share. In addition, as discussed below, Mr. Hanson entered into a Shareholders' Voting Agreement and Irrevocable Proxy with Messrs. Phillips, Welch and Loud pursuant to which Mr. Hanson obtained the right to vote certain shares of Common Stock beneficially owned by them.


           The source of all of the consideration for the purchase by Mr. Hanson of the shares of Common Stock and the Hanson Warrants purchased from the Company and the shares of Common Stock purchased from Messrs. Dimoff, Phillips, Welch and Loud was a loan made in the ordinary course of business by a bank. The loan bears interest at the rate of 192 basis points (i.e., 1.92%) above the London InterBank Offered Rate and has a term of two years. One-half of the outstanding principal and accrued interest thereon, was paid in January 1998 in accordance with its terms and the remainder of the outstanding principal amount and accrued interest thereon, is payable in January 1999. The loan is secured by a pledge of all of the shares of Common Stock that Mr. Hanson purchased from RMI and from Messrs. Dimoff, Phillips, Welch and Loud and of income anticipated to be received by Mr. Hanson.


           REGISTRATION AGREEMENT. Contemporaneously with the execution of the agreements described above, RMI entered into an agreement with Mr. Hanson to register with the SEC all of those shares of Common Stock (and other securities) purchased in the above-described transactions, i.e., those shares purchased from RMI and those purchased from Messrs. Dimoff, Phillips, Welch and Loud, the Hanson Warrants and the shares of Common Stock that may be issued pursuant to the exercise of the Hanson Warrants. RMI also agreed, not later than thirty days after the closing of the transactions described above, to use its commercially reasonable best efforts to file a registration statement with the Commission for the registration of the shares of Common Stock purchased by Mr. Hanson (including those shares purchased from RMI and from the individuals identified above), the Hanson Warrants and the shares of Common Stock issuable upon exercise of the Hanson Warrants and to maintain the effectiveness of such registration statement for a period of one year. The Company believes that, during the period of effectiveness of such registration statement, Mr. Hanson may sell all or any of the shares of Common Stock or the Hanson Warrants without restriction. This Prospectus forms a part of the registration statement on Form S-1 pursuant to which the Hanson warrants and the shares of Common Stock underlying the Hanson warrants were registered.



           WARRANT AGREEMENT. RMI entered into a Warrant Agreement with Mr. Hanson, dated as of October 1, 1997, pursuant to which it agreed, subject to obtaining the approval of RMI's stockholders of an increase in the authorized capital of RMI, to issue to Mr. Hanson the Hanson Warrants, which entitle the holder thereof to purchase up to 4,000,000 shares of Common Stock for an exercise price of $1.90 per share, for a period of eighteen months from the date of issuance of such warrants. As of the date of the Warrant Agreement, RMI did not have a sufficient number of shares of its Common Stock authorized or reserved for issuance upon exercise of the Hanson Warrants. At the RMI Annual Meeting, the stockholders of RMI approved an amendment to RMI's Certificate of Incorporation to increase the number of shares of Common Stock that RMI is authorized to issue from 10,000,000 to 25,000,000. As a result of the approval of such amendment by RMI's stockholders at the RMI Annual Meeting, RMI issued the Hanson Warrants to Mr. Hanson effective as of March 23, 1998.



           The Hanson Warrants are subject to standard anti-dilution provisions and adjustments in the number of shares of Common Stock that can be issued (and the exercise price for which they can be issued) in the event of the payment by RMI of cash or non-cash dividends, reorganizations and other extraordinary events. See "DESCRIPTION OF CAPITAL STOCK."

           SHAREHOLDERS' VOTING AGREEMENTS AND IRREVOCABLE PROXIES. Contemporaneously with the agreements described above, Mr. Hanson entered into a Shareholders' Voting Agreement and Irrevocable Proxy with Messrs. Phillips, Welch and Loud pursuant to which Messrs. Phillips, Welch and Loud granted to Mr. Hanson their proxies to vote certain shares of Common Stock owned by them as of the date of the agreement and acquired subsequent thereto (including shares of Common Stock of which Messrs. Phillips, Welch and Loud have the right to acquire beneficial ownership through the exercise of warrants, options and other rights). The proxies terminate on the earlier of (i) three years from the date of execution; or (ii) the date upon which any shares of Common Stock owned by the grantor of a proxy are sold, transferred, assigned, or otherwise disposed of (except by a pledge thereof) by such stockholder to a person other than: (A) a member of such stockholder's "immediate family," as such term is defined in Rule 16a-1(e) promulgated pursuant to the Exchange Act, 17 C.F.R. Section 240.16a-1(e), or (B) a trust for the benefit of any member of such stockholder's immediate family; provided, however, that the termination applies only to such shares of Common Stock as are sold, transferred, assigned, or otherwise disposed of to persons other than members of the stockholder's "immediate family."



           Mr. Hanson also entered into a Shareholders' Voting Agreement and Irrevocable Proxy with Mr. Brian Dimoff, Mr. Paul B. Davis, Mr. Michael R. Mara, Mr. Monty Reagan, Mr. Roy J. Dimoff, Mr. Tim Scanlon and Mr. Owen Scanlon. The terms of such agreement were similar to those of the agreement with Messrs. Phillips, Welch and Loud, except that the proxies granted pursuant to the agreement with these seven stockholders expired by their terms immediately after the RMI Annual Meeting.



           PURPOSE OF THE TRANSACTIONS. Mr. Hanson's purpose in entering into the agreements described above and acquiring the shares of Common Stock and the Hanson Warrants was to acquire a significant equity position in RMI and to control the management, policies and activities of RMI. In connection with such purchases, three of Mr. Hanson's nominees, including Mr. Hanson, were elected to the five-member board of directors of RMI as contemplated by the Stock Purchase Agreement between Mr. Hanson and RMI. One of Mr. Hanson's nominees, Mr. Reynaldo
U. Ortiz, resigned from the board of directors in December 1997. See "--STOCK PURCHASE AGREEMENT BETWEEN DOUGLAS H. HANSON AND RMI."


RELATED PARTY TRANSACTIONS


           In February 1997, the Company entered into a negotiated agreement with Jim D. Welch, at that time an officer and a stockholder of the Company, pursuant to which the Company agreed to purchase 90,000 shares of the Company's Common Stock from him for $119,000. The stock will be purchased over an eighteen month period. As part of the agreement, Mr. Welch separated from employment with the Company. Mr. Welch discontinued selling shares of the Company's Common Stock after March 1, 1998, at which time the Company had purchased 72,660 shares.



           Robert W. Grabowski, an Company director, has an economic interest in and is Vice President, Finance and Administration, of Sunny Side, Inc./Temp Side ("Sunny Side"), a private employment service business. The Company has engaged Sunny Side to provide various services and has created a web site for Sunny Side.



           After the Company entered into the Novazen Agreement, Kevin R. Loud, an officer of the Company, purchased 38,000 shares of Novazen common stock for $1.60 per share.



           In August 1998, Douglas H. Hanson loaned $400,000 to the Company for various working capital needs and on October 20, 1998 he loaned another $400,000 for working capital needs. Such loans have been consolidated and are evidenced by one promissory note. The principal amount of the promissory note, together with interest at the rate of 11% per annum, is payable in full 90 days after October 20, 1998.


TRANSACTIONS WITH PROMOTERS


           NTB was the principal underwriter of the Company's IPO of the IPO Units, each IPO Unit consisting of one share of Common Stock and one IPO Warrant to purchase a share of Common Stock at a price of $4.375 (the "IPO Warrant Exercise Price"), subject to adjustment, after October 5, 1997 and prior to September 5, 1999. RMI sold to NTB at the closing of the IPO, for $100, warrants (the "NTB Warrants") to purchase 136,500 units (the "NTB Units"), each of which consists of one share of Common Stock and one warrant (the "Underlying NTB Warrants") to purchase a share of Common Stock. The NTB Units have an exercise price of $4.20 per unit (120% of the unit offering price to the public in the IPO) and the Underlying NTB Warrants included in the NTB Units have an exercise price of $6.5625 per share (150% of the IPO Warrant Exercise Price) (which price has been decreased by certain anti-dilution adjustments) and are exercisable until September 5, 2001. The NTB Warrants may be exercised in a cashless transaction whereby the NTB Warrants, at the holder's option, may be used, in whole or in part, as a portion of the purchase price for the underlying Common Stock and NTB Warrants. In addition, the Underlying NTB Warrants included in the NTB Units may be exercised in a cashless transaction. See "DESCRIPTION OF CAPITAL STOCK."



           NTB was the Company's placement agent in connection with the private offering in 1997 of units of the Company's securities, each unit consisting of two shares of the Company's Common Stock and a warrant to purchase one share of Common Stock, for $4.00 per unit. In connection with that offering, the Company agreed to issue to NTB warrants (the "Private Offering Unit Warrants") to purchase 31,050 units of securities, each unit consisting of two shares of Common Stock and a warrant (collectively, the "Private Offering NTB Warrants") to purchase one share of Common Stock. The Private Offering Unit Warrants have an exercise price of $4.00 each and may be exercised any time prior to June 13, 2002. The Private Offering NTB Warrants have an exercise price of $3.00 each and may be exercised at any time prior to June 13, 2002.

                             PRINCIPAL STOCKHOLDERS



           The following table sets forth certain information concerning the ownership of Common Stock as of October 15, 1998 by (i) each stockholder of the Company known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (ii) each current member of the board of directors of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table appearing under the caption "Executive Compensation," and (iv) all current directors and executive officers of the Company as a group.



                                                                                         SHARES BENEFICIALLY OWNED(1)(2)
                                                                                  ------------------------------------------
                                                                                      NUMBER OF            PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                   SHARES            SHARES OUTSTANDING
------------------------------------                                              -----------------      -------------------


Current Directors

  Douglas H. Hanson....................................................             6,727,040(3)                  52.3%
  1099 Eighteenth Street
  30th Floor
  Denver, CO 80202


  D. D. Hock...........................................................                 1,500(4)                    *
  1099 Eighteenth Street
  30th Floor
  Denver, CO 80202

  Robert W. Grabowski..................................................                 6,300(5)                    *
  1099 Eighteenth Street
  30th Floor
  Denver, CO 80202

  Lewis H. Silverberg..................................................                 6,500(6)                    *
  1099 Eighteenth Street
  30th Floor
  Denver, CO 80202

  Mary Beth Vitale.....................................................                 1,500(7)                    *
  1099 Eighteenth Street
  30th Floor
  Denver, CO 80202


Named Executive Officers Who Are Not Directors

  Kevin R. Loud (8)....................................................               378,800                      4.7%
  1099 Eighteenth Street
  30th Floor
  Denver, CO 80202

All Directors and Named Executive Officers as a Group
  (6 persons)..........................................................             6,750,940                     53.9%





Over 5% Stockholders and Members of a "group" Who Are Not
Directors or Executive Officers(1) (2)

  Christoper K. Phillips (1)(9) .......................................                  170,000                   2.1%
  4580 Star Ridge Drive
  Colorado Springs, CO 80916

  Jim D. Welch (1)(10).................................................                   86,340                   1.1%
  1326 Sorrento Road
  Colorado Springs, CO 80910

  Kennedy Capital Management, Inc. (11)................................                  375,000                   4.6%
  10829 Olive Boulevard
  St. Louis, MO 63141





 * Less than 1%


                   (1) As set forth above under the caption "CERTAIN TRANSACTIONS--CHANGE IN CONTROL," Mr. Hanson entered into a Shareholders' Voting Agreement and Irrevocable Proxy with Christopher K. Phillips, Jim D. Welch and Kevin R. Loud, dated as of October 1, 1997 and a separate Shareholders' Voting Agreement and Irrevocable Proxy with Brian Dimoff, Paul B. Davis, Michael R. Mara, Monty Reagan, Roy J. Dimoff, Tim Scanlon and Owen Scanlon, dated as of October 1, 1997. The proxies granted to Mr. Hanson by Messrs. Brian Dimoff, Paul B. Davis, Michael R. Mara, Monty Reagan, Roy J. Dimoff, Tim Scanlon and Owen Scanlon expired immediately following the adjournment of the RMI Annual Meeting. Accordingly, Mr. Hanson and Messrs. Christopher K. Phillips, Jim D. Welch and Kevin R. Loud may be deemed to be members of a "group" for reporting beneficial ownership of shares of Common Stock in the table. Unless otherwise noted, each person has sole voting and dispositive power over the shares listed opposite his name. For the purposes of the table, shares of other members of the group have not been attributed to each member.



                   (2) Shares of Common Stock that can be acquired by any person pursuant to any option, warrant, or other right within the next 60 days following the dates set forth in the paragraph appearing immediately prior to the table are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. A person is also deemed to be the beneficial owner of any shares as to which he has the power to vote, or to direct the voting of, such shares. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. All options and warrants described below have vested, except as described in footnote 3. As of October 15, 1998, there were 8,106,252 shares of Common Stock outstanding.



                   (3) Includes 1,958,615 shares beneficially owned directly by Mr. Hanson, 3,950,000 shares issuable upon exercise of the Hanson Warrants, 191,385 shares issuable upon exercise of incentive stock options and 627,040 shares owned by Messrs. Phillips, Welch and Loud as to which Mr. Hanson obtained the rights to vote pursuant to the remaining Shareholders' Voting Agreement and Irrevocable Proxy described above in footnote
                   (1) and under the caption "CERTAIN TRANSACTIONS--CHANGE IN CONTROL."

                      (4) Includes options to acquire 1,500 shares of Common Stock.

                      (5) Includes 4,800 shares of Common Stock and options to acquire 1,500 shares of Common Stock.

                      (6) Includes 5,000 shares of Common Stock and options to acquire 1,500 shares of Common Stock.

                      (7) Includes options to acquire 1,500 shares of Common Stock.



                      (8) Includes 370,700 shares owned directly by Mr. Loud and options to acquire 8,100 additional shares. Mr. Loud has granted to Mr. Hanson an irrevocable proxy to vote all shares currently owned by him or that may be acquired by him pursuant to and in accordance with the terms, provisions and limitations set forth in, a Shareholders' Voting Agreement and Irrevocable Proxy described above in footnote (1) and under the caption "CERTAIN TRANSACTIONS--CHANGE IN CONTROL."


                      (9) All shares are owned directly by Mr. Phillips.

                      (10) All shares are owned directly by Mr. Welch.

                      (11) According to a filing made with the Commission on February 10, 1998, Kennedy Capital Management, Inc. is an investment advisor and had acquired, as of December 31, 1997, the shares of Common Stock indicated.

                             SELLING SECURITYHOLDERS

           The following table assumes that each Selling Securityholder is offering for sale securities previously issued or issuable by the Company. The Company has agreed to pay all expenses in connection therewith (other than brokerage commissions and fees and expenses of their respective counsel).

           The following table sets forth the beneficial ownership of the Selling Securityholder Shares by each person who is a Selling Securityholder. The Company will not receive any proceeds from the sale of such Securities by the Selling Security holders.



                                         Shares of Common                              Percentage of Common Stock
                                        Stock or Warrants                               Beneficially Owned (1)
Name of Beneficial Owner                  Being Offered                     Before Offering              After Offering
-------------------------               ------------------                  ---------------              ---------------

Douglas H. Hanson                          5,500,000 Shares                       52.3%                           34.2%


Douglas H. Hanson                         3,950,000 Warrants

Neidiger/Tucker/Bruner, Inc.                4,000 Warrants

Neidiger/Tucker/Bruner, Inc.                 8,000 Shares                           *                               *

Eugene L. Neidiger                          12,700 Warrants

Eugene L. Neidiger                           38,075 Shares                          *                               *

Anthony B. Petrelli                         12,300 Warrants

Anthony B. Petrelli                          37,050 Shares                          *                               *




Charles C. Bruner                           11,800 Warrants

Charles C. Bruner                            36,050 Shares                          *                               *

Robert L. Parrish                           6,400 Warrants

Robert L. Parrish                            17,300 Shares                          *                               *

J. Henry Morgan                             7,200 Warrants

J. Henry Morgan                              18,900 Shares                          *                               *

John J. Turk, Jr.                           1,500 Warrants

John J. Turk, Jr.                            3,000 Shares                           *                               *

Regina L. Neidiger                          2,100 Warrants

Regina L. Neidiger                           4,200 Shares                           *                               *

Carl A. Militello, Jr.                      53,500 Warrants

Carl A. Militello, Jr.                      107,000 Shares                        1.5%                              *

James E. Tarrillion                          37,500 Shares                          *                               *

Jeff Kavy                                   150,000 Shares                        2.1%                              *

John E. Tarrillion                           37,500 Shares                          *                               *

Jim Clausius                                 48,750 Shares                          *                               *

Roger Marino                                 75,000 Shares                          *                               *


Michael Carney                               32,500 Shares                          *                               *


David Leider                                 99,000 Shares                        1.4%                              *

Robert and Patricia Werts                    15,000 Shares                          *                               *

Paul Davis                                  112,500 Shares                        1.5%                              *

Burton Levy                                  82,500 Shares                        1.1%                              *

MBM Young                                    37,500 Shares                          *                               *

Stephen Vento                                15,000 Shares                          *                               *

Roswell and W. Monroe                        15,000 Shares                          *                               *

Mark Buntzman                                18,750 Shares                          *                               *

Kent Searl                                   7,500 Shares                           *                               *

Steven D. Brown                              18,750 Shares                          *                               *

Elen Brown                                   9,375 Shares                           *                               *

Sarah Brown                                  9,375 Shares                           *                               *

Applied Telecommunications                  67,500 Shares                          *                               *
Technologies, Inc.

William Preston                              18,750 Shares                          *                               *

Michael Sanchez                              25,125 Shares                          *                               *


Gerry and Carolyn Van Eeckhout                  500 Shares                          *                               *


Kent Hultquist                               12,562 Shares                          *                               *

Susan Weinkranz                              10,000 Shares                          *                               *

Donald McElvaney & Migon McElvaney           12,500 Shares                          *                               *

Frank Visciano & Lorraine Visciano           12,500 Shares                          *                               *

Cambridge Holdings                           6,250 Shares                           *                               *

Gregory Pusey Investments                    6,250 Shares                           *                               *

Schield Management Company                   12,500 Shares                          *                               *

Caribou Bridge Fund LLC                      17,500 Shares                          *                               *

Stuart Fullinwider                           25,000 Shares                          *                               *


Jeremy J. Black                              45,000 Shares                          *                               *

Kenneth Covell                               15,000 Shares                          *                               *

John-Michael Keyes                           15,000 Shares                          *                               *

Ronald Stevenson                             95,075 Shares                         1.3                              *

Gregory A. Brown                             2,291 Shares                           *                               *

Ronald Nicholl                               17,182 Shares                          *                               *


Hare & Co.                                   24,978 Shares                          *                               *

Daffodil & Co.                              152,487 Shares                        2.1%                              *

Bear Stearns & Co.                           11,000 Shares                          *                               *

Booth & Co.                                  9,073 Shares                           *                               *

Novazen Inc.                                 25,000 Shares                          *                               *




           (1) Assumes: (i) the issuance of all 4,000,000 of the Acquisition Shares in one or more mergers with or acquisitions by the Company of other businesses or assets; and (ii) the exercise of all of the Warrants. Does not give effect to the exercise of outstanding options granted to employees or non-employee directors of the Company pursuant to various stock option plans or shares of Common Stock that can be issued pursuant to anti-dilution provisions of the Warrants and other derivative securities.



           Mr. Douglas H. Hanson is the President, Chief Executive Officer, and Chairman of the Board of Directors of the Company. NTB acted as managing underwriter in connection with the Company's IPO in 1996, and a private placement in 1997, and Eugene L. Neidiger, Anthony B. Petrelli, Charles C. Bruner, Robert L. Parrish, J. Henry Morgan, John L. Turk, Jr., Regina L. Neidiger, Carl A. Militello, and Paul Davis are affiliates of, and/or employed by, NTB. None of the other Selling Securityholders has a position, office, or other material relationship with the Company, except that Ronald M. Stevenson and Jeremy J. Black are the shareholders of 237,687 and 90,000 shares of Company stock, respectively, and Advanced Telecommunications Technologies, Inc. is the lessor of certain switches and other equipment leased by the Company.


                          DESCRIPTION OF CAPITAL STOCK


           The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, $0.001 par value and 750,000 shares of Preferred Stock, $0.001 par value. The following summary of certain provisions of the Common Stock and Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation, as amended.


Preferred Stock


           Pursuant to the Company's Certificate of Incorporation, as amended, the board of directors has the authority, without further action by the Company's stockholders, to issue up to 750,000 shares of Preferred Stock in one or more series and to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock. The Company's board of directors, without the Company's stockholder approval, can issue Preferred Stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of the Common Stock. Preferred Stock could thus be issued quickly with terms calculated to delay or prevent a change in control of the Company or make removal of management more difficult. At present, there are no shares of Preferred Stock outstanding. However, the Company may issue shares of Preferred Stock in connection with one or more future financings.

Common Stock


           As of October 15, 1998, there were 8,106,252 shares of Common Stock outstanding. Another 803,164 Shares of Common Stock were reserved for issuance pursuant to the Company's stock option plans and other stock options granted and 6,744,695 shares of Common Stock have been reserved for issuance upon exercise of various warrants, including the IPO Warrants, the Hanson Warrants, warrants issued to lenders in connection with the Bridge Loan commitment and shares issuable pursuant to various anti-dilution provisions contained in the warrants and options described above. In addition, there are 333,333 shares (assuming a $7.50 per share price at the date of calculation) that may be issued based on performance incentives in the terms of the acquisition of Application Methods. Accordingly, after giving effect to the shares of Common Stock issuable pursuant to the options and warrants described above, but not giving effect to additional shares of Common Stock that may be issued pursuant to anti-dilution provisions of various outstanding warrants and options, there are 3,998,754 shares of Common Stock and 750,000 shares of Preferred Stock that may be issued in the future at the discretion of the Company's board of directors.



           The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of Common Stock may not cumulate votes in elections of Directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available for the payment of dividends. In the event of a liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are fully paid and non-assessable. There are no preemptive, subscription, conversion, or redemption rights applicable to the Common Stock.


Certain Anti-Takeover Effects of Provisions of Delaware Law


           The Company is subject to Section 203 of the DGCL ("Section 203") which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stock, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder of the corporation becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.


           Section 203 defines business combination to include (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Warrants

           IPO WARRANTS. The IPO Warrants were issued as a component of the units of securities offered and sold in connection with the Company's IPO in 1996. Each IPO Warrant entitles the holder thereof to purchase one share of Common Stock at a purchase price of $4.375 per share, subject to adjustment in the event that, at any time after the date of the issuance of the IPO Warrants, the Company (i) sells shares of Common Stock for a consideration per share less than the exercise price in effect immediately prior to such issuance (or sells options, rights, or warrants to subscribe for shares of Common Stock or issues any securities convertible into or exchangeable for shares of Common Stock at such lower price); or (ii) issues Common Stock as a dividend to the holders of Common Stock; or (iii) subdivides or combines the outstanding Common Stock into a greater or lesser number of shares.


           IPO WARRANTS ISSUED TO REPRESENTATIVE OF UNDERWRITERS. In connection with the Company's IPO, the Company issued to NTB certain Warrants to purchase units of the Company's securities, each unit consisting of one share of Common Stock and one additional warrant. The terms and conditions of these issuances are described above under the caption "CERTAIN TRANSACTIONS -- TRANSACTIONS WITH PROMOTERS."



           HANSON WARRANTS. The Company issued warrants to Mr. Hanson entitling him to purchase 4,000,000 shares of Common Stock. The terms and conditions of these warrants are described above under the caption "CERTAIN TRANSACTIONS -- CHANGE IN CONTROL."



           PRIVATE OFFERING WARRANTS ISSUED TO SALES AGENT. As described above under the caption "CERTAIN TRANSACTIONS -- TRANSACTIONS WITH PROMOTERS," the Company conducted a private offering of units of securities in 1997. In connection with that offering, the Company issued warrants to purchase units to NTB.



           BRIDGE LOAN WARRANTS. In connection with the Bridge Loan commitment, the Company agreed to issue warrants to the proposed lenders to acquire a total of 560,000 shares of Common Stock. Warrants to acquire 220,833 shares have an exercise price of approximately $9.01 per share and warrants to acquire the remaining 339,167 shares have an exercise price of $.01. A total of 200,288 of the shares of Common Stock underlying these warrants are being offered pursuant to this Prospectus. See "RECENT DEVELOPMENTS."


           The transfer agent and registrar for the Common Stock and warrant agent for the IPO Warrants is American Securities Transfer, Inc., 1825 Lawrence Street, Suite 444, Denver, Colorado 80202-1817.


                              PLAN OF DISTRIBUTION


           The Company may offer and sell, from time to time, the Acquisition Shares in connection with one or more mergers, acquisitions, or business combinations. The Company anticipates that any Acquisition Shares will be valued at prices reasonably related to market prices current either at the time that mergers or acquisitions are agreed upon or at or about the time of delivery of the shares. No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act


           The Selling Securityholder Shares and 4,061,500 Warrants subject hereto are being offered for sale by the Selling Securityholders. Consequently, the Selling Securityholders will receive the proceeds from the sale of such Securities by the Selling Securityholders pursuant to this Prospectus. This Prospectus also relates to the sale and issuance by the Company of shares of Common Stock to holders of the Warrants (other than the Selling Securityholders) upon the exercise of those Warrants. The Selling Securityholder Shares and up to 4,061,500 Warrants may be sold to purchasers from time to time in privately negotiated transactions directly by and subject to the discretion of the Selling Securityholders. The Selling Securityholders may from time to time offer their respective Securities for sale through underwriters, dealers, or agents, who may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Securityholders and/or the purchasers of such securities for whom they may act as agents. The Selling Securityholders and any underwriter, dealer, or agent who participates in the distribution of such Selling Securityholders' Securities may be deemed to be "underwriters" under the Securities Act and any profit on the sale of such securities by any of them and any discounts, commissions, or concessions received by any such underwriters, dealers, or agents may be deemed to be underwriting compensation under the Securities Act. Selling Securityholders may also sell the Securities owned by them pursuant to Rule 144 under the Securities Act, if such rule is available for such resales.


           With the consent of the Company, this Prospectus may also be used by persons or entities who have received or will receive from the Company shares of Common Stock, including the Acquisition Shares, in connection with mergers or acquisitions and who may wish to sell such shares of Common Stock under circumstances requiring or making desirable the use of this Prospectus and by certain transferees of such persons. The Company's consent to such use may be conditioned upon such persons or entities agreeing not to offer more than a specified number of shares following amendments to this Prospectus, which the Company may agree to use its best efforts to prepare and file at certain intervals. The Company may require that any such offering be effected in an organized manner through securities dealers.


           This Prospectus may also be used by donees, pledgees, and other transferees of up to 3,950,000 shares of Common Stock who receive such shares as gifts, as security for loans, and similar transactions and who may wish to sell such shares under circumstances requiring or making desirable the use of this Prospectus and who may wish to sell such stock under circumstances requiring or making desirable use of this Prospectus and by certain transferees of such persons or entities.


           This Prospectus also relates the DataXchange Warrants that may be offered and issued by the Company in connection with the proposed acquisition by the Company of all of the issued and outstanding common stock of DataXchange. This Prospectus also relates to the offer and sale of up to 535,000 shares of Common Stock that can be issued upon the exercise of the DataXchange Warrants. This Prospectus may also be used by persons or entities who are anticipated to receive the DataXchange Warrants and the shares of Common Stock underlying the DataXchange Warrants and who may wish to sell such warrants and/or shares of Common Stock under circumstances requiring or making desirable the use of this Prospectus and by certain transferees of such persons.

           At the time a particular offer of the Selling Securityholder Shares and Warrants is made by or on the behalf of a Selling Securityholder, a Prospectus and a Prospectus Supplement, to the extent required, will be distributed which will set forth the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for such securities purchased from the Selling Securityholders, any discounts, commissions, and other items constituting compensation from the Selling Securityholders, any discounts, commissions, or concessions allowed, reallowed or paid to dealers, and the proposed selling price to the public.


           In connection with its IPO, the Company agreed with NTB, the representative of the underwriters for the IPO, that it would pay to NTB a commission equal to 5% of the gross proceeds of any of the IPO Warrants that are exercised under certain conditions. See "DESCRIPTION OF CAPITAL STOCK." The Company also agreed with NTB that it would pay to NTB a commission equal to 5% of the gross proceeds of any exercise of the Warrants that were issued in the Company's private offering of units in 1997.


           The Selling Securityholder Shares and up to 4,061,500 of the Warrants may be sold from time to time in one or more transactions: (i) at an offering price which is fixed or which may vary from transaction to transaction depending upon the time of sale, or (ii) at prices otherwise negotiated at the time of sale. Such prices will be determined by the Selling Securityholders or by agreement between the Selling Securityholders and their underwriter.

           In order to comply with the applicable securities laws, if any, of certain states, the Securities may be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, such securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and is complied with.

           Under applicable rules and regulations promulgated under the Exchange Act, any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, in connection with transactions in the Selling Securityholder Shares and Warrants during effectiveness of the registration statement of which this Prospectus is a part. All of the foregoing may affect the marketability of such Securities.

           The Company has agreed to pay all of the expenses incident to the registration of the foregoing securities (including registration pursuant to the securities laws of certain states) other than: (i) any fees or expenses of any counsel retained by any Selling Securityholder and any out-of-pocket expenses incurred by any Selling Securityholder or any person retained by any Selling Securityholder in connection with registration of the Selling Securityholder Shares and Warrants and (ii) commissions, expenses, reimbursements, and discounts of underwriters, dealers, or agents, if any.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE


           On January 21, 1997, the board of directors of RMI resolved to engage the accounting firm of Baird, Kurtz & Dobson as the Company's independent accountant for its fiscal year ending December 31, 1996. Effectively, the Company's former independent accountant, McGladrey & Pullen, LLP, simultaneously resigned as of January 20, 1997. The Denver office of McGladrey & Pullen, LLP was acquired by Baird, Kurtz and Dobson on June 17, 1996. Certain former audit engagement members are now with Baird, Kurtz and Dobson, and will continue to be involved with the Company's audit.


           During the two most recent fiscal years and prior to December 31, 1995, there have been no disagreements with McGladrey & Pullen, LLP on matters of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events. There have been no disagreements with Baird, Kurtz and Dobson on matters of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events.

           McGladrey & Pullen, LLP has furnished the Company with a copy of its letter addressed to the Commission stating that it agrees with the above statements.

                                  LEGAL MATTERS

           Certain legal matters regarding this offering will be passed upon for the Company by Hall & Evans, L.L.C., Denver, Colorado, special counsel to the Company.


                                     EXPERTS

           The consolidated financial statements of Rocky Mountain Internet, Inc. as of December 31, 1997 and 1996 and the years then ended, have been included herein and in the registration statement in reliance upon the report of Baird, Kurtz & Dobson, independent certified public accountants, appearing elsewhere herein, given upon the authority of said firm as experts in accounting and auditing.


           The consolidated statements of operations, stockholder's equity (deficit) and cash flows of Rocky Mountain Internet, Inc. for the year ended December 31, 1995, have been included herein in reliance upon the report of McGladrey & Pullen, LLP, independent certified public accountants, appearing elsewhere herein, given upon the authority of said firm as experts in accounting and auditing.


           The combined financial statements of Applications Methods, Inc. and e-SELL Commerce Systems, Inc. as of December 31, 1997 and the year then ended have been included herein in reliance upon the report of PETERSON SULLIVAN PLLC, independent certified public accountants, appearing elsewhere herein, given upon the authority of said firm as experts in accounting and auditing.

           The financial statements of Application Methods, Inc. as of December 31, 1996 and the year then ended have been included herein in reliance upon the report of PETERSON SULLIVAN PLLC, independent certified public accountants, appearing elsewhere herein, given upon the authority of said firm as experts in accounting and auditing.



           The financial statements of DataXchange Network, Inc. as of July 31, 1998 and the year then ended have been included herein in reliance upon the report of Aidman, Piser & Company, P.A., independent certified public accountants, appearing elsewhere herein, given upon the authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

ROCKY MOUNTAIN INTERNET, INC.--CONSOLIDATED FINANCIAL STATEMENTS:


                                                                                                                              PAGE
                                                                                                                              -----
AUDITED FINANCIAL STATEMENTS:

Independent Accountants' Reports:

  Baird, Kurtz & Dobson ...................................................................................................   F-3
  McGladrey & Pullen, LLP .................................................................................................   F-4

Consolidated Balance Sheets as of December 31, 1996 and 1997 and June 30, 1998 (unaudited) ................................   F-5
Consolidated Statements of Operations for the Years Ended December 31, 1995, 1996 and 1997 and for the Six Months Ended
  June 30, 1997 (unaudited) and June 30, 1998 (unaudited) .................................................................   F-7
Consolidated Statements of Stockholders' Equity (Deficit) for the Years Ended December 31, 1995, 1996 and 1997 and for the
  Six Months Ended June 30, 1998 (unaudited) ..............................................................................   F-8
Consolidated Statements of Cash Flows for the Years Ended December 31, 1995, 1996 and 1997 and for the Six Months Ended
  June 30, 1997 (unaudited) and June 30, 1998 (unaudited) .................................................................   F-9
Notes to Consolidated Financial Statements ................................................................................   F-10

APPLICATION METHODS, INC./ E-SELL COMMERCE SYSTEMS, INC.--COMBINED FINANCIAL REPORT:

  UNAUDITED FINANCIAL STATEMENTS:
  Combined Balance Sheet as of June 30, 1998 and 1997......................................................................   F-23
  Combined Statement of Operations and Retained Earnings for the Six Months Ended June 30, 1998 and 1997...................   F-24
  Combined Statement of Cash Flows for the Six Months Ended June 30, 1998 and 1997.........................................   F-25
  Notes to Combined Financial Statements ..................................................................................   F-26

  AUDITED FINANCIAL STATEMENTS:
  Independent Auditors' Report--Peterson Sullivan PLLC ....................................................................   F-29
  Combined Balance Sheet as of December 31, 1997 ..........................................................................   F-30
  Combined Statement of Operations and Retained Earnings for the Year Ended December 31, 1997 .............................   F-31
  Combined Statement of Cash Flows for the Year Ended December 31, 1997 ...................................................   F-32
  Notes to Combined Financial Statements ..................................................................................   F-33



APPLICATION METHODS, INC.--FINANCIAL REPORT:

  AUDITED FINANCIAL STATEMENTS:
  Independent Auditors' Report--Peterson Sullivan PLLC ....................................................................   F-35
  Balance Sheet as of December 31, 1996 ...................................................................................   F-36
  Statement of Operations and Retained Earnings for the Year Ended December 31, 1996 ......................................   F-37
  Statement of Cash Flows for the Year Ended December 31, 1996 ............................................................   F-38
  Notes to Financial Statements ...........................................................................................   F-39




DATAXCHANGE NETWORK, INC.--FINANCIAL STATEMENTS:
  AUDITED FINANCIAL STATEMENTS:
  Independent Auditors' Report--Aidman, Piser & Company, P.A. ............................................................    F-41
  Balance Sheets as of July 31, 1998 and 1997.............................................................................    F-42
  Statements of Operations for the Years Ended July 31, 1998, 1997 and 1996...............................................    F-43
  Statements of Stockholders' Equity for the Years Ended July 31, 1998, 1997, and 1996....................................    F-44
  Statements of Cash Flows for the Years Ended July 31, 1998, 1997 and 1996...............................................    F-45
  Notes to Financial Statements...........................................................................................    F-47



                         Independent Accountants' Report




Board of Directors
Rocky Mountain Internet, Inc.
Denver, Colorado.

           We have audited the accompanying consolidated balance sheets of ROCKY MOUNTAIN INTERNET, INC. as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


           We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ROCKY MOUNTAIN INTERNET, INC. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                 /s/ BAIRD, KURTZ & DOBSON

Denver, Colorado

February 27, 1998

                         Independent Accountants' Report

Board of Directors
Rocky Mountain Internet, Inc.
Denver, Colorado


           We have audited the accompanying consolidated statements of operations, stockholders' equity (deficit), and cash flows of ROCKY MOUNTAIN INTERNET, INC. for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


           We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

           In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of ROCKY MOUNTAIN INTERNET, INC. for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                         /s/ MCGLADREY & PULLEN, LLP

Denver, Colorado

February 23, 1996

                          ROCKY MOUNTAIN INTERNET, INC.

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                                                                 December 31,
                                                                                           ------------------------     June 30,
                                                                                               1996        1997          1998
                                                                                           -----------  -----------   -----------
                                                                                                                      (Unaudited)
CURRENT ASSETS
 Cash and cash equivalents.............................................................    $  348,978   $1,053,189   $  761,965
 Investments ...........................................................................    1,356,629         --           --
 Trade receivables, less allowance for doubtful accounts;
 1996--$115,000, 1997--$176,000, 6/30/1998 - $221,962 ..................................      518,827      672,094      635,025
Inventories ............................................................................       91,047       46,945       61,384
Other ..................................................................................      143,753      112,891      112,186
                                                                                           -----------  -----------   -----------
 Total Current Assets ..................................................................    2,459,234    1,885,119    1,570,560
                                                                                           -----------  -----------   -----------
PROPERTY AND EQUIPMENT, AT COST
 Equipment .............................................................................    2,513,944    2,927,016    3,310,699
 Computer software .....................................................................      202,501      218,801      229,427
 Leasehold improvements ................................................................      127,877      190,235      189,234
 Furniture, fixtures, and office equipment .............................................      413,678      431,814      431,814
                                                                                           -----------  -----------   -----------
                                                                                            3,258,000    3,767,866    4,161,174
 Less accumulated depreciation and amortization ........................................      403,023    1,118,217    1,548,923
                                                                                           -----------  -----------   -----------
                                                                                            2,854,977    2,649,649    2,612,251
                                                                                           -----------  -----------   -----------

OTHER ASSETS
 Goodwill ..............................................................................         --           --      1,323,633
 Customer lists, at amortized cost, less accumulated amortization;
 1996--$2,094, 1997--$108,689, 1998--$167,058 ..........................................      145,444      471,096      412,727
 Investments ...........................................................................         --           --          3,000
Deferred Acquisition Costs .............................................................         --           --        245,082
 Deposits and other ....................................................................       80,512       76,255       76,255
                                                                                           -----------  -----------   -----------
                                                                                              225,956      547,351    2,060,697
                                                                                           -----------  -----------   -----------
                                                                                           $5,540,167   $5,082,119   $6,243,508
                                                                                           -----------  -----------   -----------
                                                                                           -----------  -----------   -----------

                 See Notes to Consolidated Financial Statements

                          ROCKY MOUNTAIN INTERNET, INC.

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                          December 31,
                                                                                -----------------------------       June 30,
                                                                                       1996            1997           1998
                                                                                --------------- -------------    ------------------
                                                                                                                  (Unaudited)
CURRENT LIABILITIES
 Notes payable ..............................................................   $      4,250    $       --      $       --
 Current maturities of long-term debt and capital lease obligations .........        451,823         609,390         674,957
 Accounts payable ...........................................................        425,160         581,366       1,628,141
 Deferred revenue ...........................................................        218,121         345,857         315,476
 Accrued payroll and related taxes ..........................................        528,160         182,569         172,932
 Accrued rent ...............................................................         44,659         136,182         137,953
 Accrued severance expenses .................................................           --           138,472          52,899
 Accrued bonus ..............................................................        157,642            --              --
 Other accrued expenses .....................................................        258,535         100,286         154,485
                                                                                --------------- -------------    ------------------
 Total Current Liabilities ..................................................      2,088,350       2,094,122       3,136,843
                                                                                --------------- -------------    ------------------
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS ................................      1,134,380         904,627         629,354
                                                                                --------------- -------------    ------------------
STOCKHOLDERS' EQUITY
 Preferred stock, $.001 par value; authorized 1996--1,000,000, 1997--790,000 shares, 1998--750,000 shares; issued and outstanding 1996--250,000 shares,
   1997--40,000 shares, 1998--0 shares ......................................            250              40            --

 Common stock, $.001 par value; authorized 1996 and 1997--10,000,000 shares,
   1998--25,000,000 shares; issued 1996--4,540,723 shares, 1997--6,736,889 shares, 1998--7,582,347 shares; outstanding 1996--4,540,723 shares,
   1997--6,677,846 shares, June 30, 1998--7,518,267 shares ..................          4,541           6,737           7,582
 Additional paid-in capital .................................................      4,879,968       9,284,720      11,334,838
 Accumulated deficit ........................................................     (2,567,322)     (6,747,050)     (8,780,445)
 Unearned compensation ......................................................           --          (383,077)           --
                                                                                --------------- -------------    ------------------
                                                                                   2,317,437       2,161,370       2,561,975
Treasury stock, at cost
 Common; 1996--0 shares, 1997--59,043 shares,
June 30, 1998,--64,080 shares ...............................................           --           (78,000)        (84,664)
                                                                                --------------- -------------    ------------------
                                                                                   2,317,437       2,083,370       2,477,311
                                                                                --------------- -------------    ------------------
                                                                                $  5,540,167    $  5,082,119    $  6,243,508
                                                                                --------------- -------------    ------------------
                                                                                --------------- -------------    ------------------



                 See Notes to Consolidated Financial Statements

                          ROCKY MOUNTAIN INTERNET, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                          Six Months Ended
                                                                    Years Ended December 31,                   June 30,
                                                        ------------------------------------------   ---------------------------
                                                            1995           1996           1997           1997           1998
                                                        ------------   -----------    ------------   ------------   ------------
                                                                                                             (Unaudited)
REVENUE
 Internet access and services.......................    $ 1,034,774    $ 2,762,028    $ 5,740,044    $ 2,645,785    $ 3,748,103
 Equipment sales ....................................       144,551        519,551        387,067        203,586        192,941
                                                        ------------   -----------    ------------   ------------   ------------
                                                          1,179,325      3,281,579      6,127,111      2,849,371      3,941,044
                                                        ------------   -----------    ------------   ------------   ------------

COST OF REVENUE EARNED
 Internet access and  Services ......................       193,875        640,880      1,760,262        927,265      1,233,665
 Equipment sales ....................................       126,494        462,787        300,053        161,128        150,350
                                                        ------------   -----------    ------------   ------------   ------------
                                                            320,369      1,103,667      2,060,315      1,088,393      1,384,015
                                                        ------------   -----------    ------------   ------------   ------------
GROSS PROFIT ........................................       858,956      2,177,912      4,066,796      1,760,978      2,557,029

GENERAL, SELLING, AND
 ADMINISTRATIVE EXPENSES ............................       967,478      4,459,106      7,867,502      3,951,608      4,475,737
                                                        ------------   -----------    ------------   ------------   ------------
OPERATING LOSS ......................................      (108,522)    (2,281,194)    (3,800,706)    (2,190,630)    (1,918,708)
                                                        ------------   -----------    ------------   ------------   ------------
OTHER INCOME (EXPENSE)
 Interest expense ...................................       (31,818)      (157,042)      (402,086)      (191,477)      (154,729)
 Interest income ....................................         2,397         44,322         54,461         18,637         25,728
 Other income (expense), net ........................         9,149         51,343         (4,522)        (4,338)        14,314
                                                        ------------   -----------    ------------   ------------   ------------
                                                            (20,272)       (61,377)      (352,147)      (177,178)      (114,687)
                                                        ------------   -----------    ------------   ------------   ------------
LOSS BEFORE INCOME TAXES ............................      (128,794)    (2,342,571)    (4,152,853)    (2,367,808)    (2,033,395)

INCOME TAX EXPENSE ..................................          --             --             --             --             --
                                                        ------------   -----------    ------------   ------------   ------------
NET LOSS ............................................      (128,794)    (2,342,571)    (4,152,853)    (2,367,808)    (2,033,395)

PREFERRED STOCK DIVIDENDS ...........................          --           25,000         26,875         25,000           --
                                                        ------------   -----------    ------------   ------------   ------------
NET LOSS APPLICABLE TO
 COMMON  STOCKHOLDERS ...............................   $  (128,794)   $(2,367,571)   $(4,179,728)   $(2,392,808)   $(2,033,395)
                                                        ------------   -----------    ------------   ------------   ------------
                                                        ------------   -----------    ------------   ------------   ------------
BASIC AND DILUTED LOSS PER SHARE
 Net loss per share .................................   $      (.07)   $     (1.03)   $      (.79)   $      (.51)   $      (.29)


                 See Notes to Consolidated Financial Statements

                          ROCKY MOUNTAIN INTERNET, INC.

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                     Preferred Stock             Common Stock
                                    ------------------  --------------------------
                                     Shares   Amount       Shares        Amount
                                   --------- ---------  -----------  -------------
Balance December 31,  1994 .....       --      $--       1,188,000    $     1,188
 Purchase of common stock for
 Redemption ....................       --       --        (180,000)          (180)
 Issuance of common stock ......       --       --         860,000            860
 Capital contribution ..........       --       --            --             --
 Net loss ......................       --       --            --             --
                                   --------- ---------  -----------  -------------
Balance, December 31 1995 ......       --       --       1,868,000          1,868
 Issuance of preferred
 Stock .........................    250,000      250          --             --
 Issuance of common stock ......       --       --       1,365,000          1,365
 Stock option compensation .....       --       --            --             --
 Issuance of underwriters'
 Warrants ......................       --       --            --             --
 Conversion of debentures
 into common stock .............       --       --       1,225,000          1,225
 Dividends on preferred
 Stock .........................       --       --            --             --
 Issuance of common stock for
 the acquisition of
 CompuNerd, Inc. ...............       --       --          30,000             30
 Issuance of common stock for
 the acquisition of
 Information Exchange ..........       --       --          52,723             53
 Net loss ......................       --       --            --             --
                                   --------- ---------  -----------  -------------
Balance, December  31, 1996 ....    250,000      250     4,540,723          4,541
 Conversion of preferred to
 common stock ..................   (210,000)    (210)      210,136            210
 Issuance of common stock in
 private placement .............       --       --         621,000            621
 Stock option compensation .....       --       --            --             --
 Issuance of common stock in
 stock purchase
 agreement .....................       --       --       1,225,000          1,225
 Dividends on preferred
 Stock .........................       --       --            --             --
 Issuance of common stock for
 the acquisition of Online
 Network Enterprises,
 Inc ...........................       --       --         116,930            117
 Purchase of treasury stock ....       --       --            --             --
 Stock options exercised .......       --       --          23,100             23
 Net loss ......................       --       --            --             --
                                   --------- ---------  -----------  -------------
Balance, December 31, 1997 .....     40,000       40     6,736,889          6,737
 Conversion of preferred to
 common stock (unaudited) ......    (40,000)     (40)       40,150             40
 Stock option compensation
  (unaudited) ..................       --       --            --             --
 Stock options and warrants
  exercised (unaudited) ........       --       --         655,308            655
Issue of Common Stock for the
  Acquisition of Infohiway, Inc.       --       --         150,000            150
 Purchase of treasury stock
  (unaudited) ..................       --       --            --             --
 Common stock contributed to
  pension plan  (unaudited) ....       --       --            --             --
 Net loss (unaudited) ..........       --       --            --             --
                                   --------- ---------  -----------  -------------
Balance, June 30, 1998 -
 (unaudited) ...................       --       --       7,582,347    $     7,582
                                   --------- ---------  -----------  -------------
                                   --------- ---------  -----------  -------------





                                      Additional
                                       Paid-In      Accumulated    Unearned    Treasury
                                       Capital        Deficit    Compensation    Stock        Total
                                   -------------   ------------- ------------ ----------  -------------
Balance December 31,  1994 .....   $     26,626    $   (70,957)   $    --      $   --      $   (43,143)
 Purchase of common stock for
 Redemption ....................        (18,570)          --           --          --          (18,750)
 Issuance of common stock ......          1,008           --           --          --            1,868
 Capital contribution ..........         19,783           --           --          --           19,783
 Net loss ......................           --         (128,794)        --          --         (128,794)
                                   -------------   ------------- ------------ ----------  -------------
Balance, December 31 1995 ......         28,847       (199,751)        --          --         (169,036)
 Issuance of preferred
 Stock .........................        405,750           --           --          --          406,000
 Issuance of common stock ......      3,775,887           --           --          --        3,777,252
 Stock option compensation .....         52,807           --           --          --           52,807
 Issuance of underwriters'
 Warrants ......................            100           --           --          --              100
 Conversion of debentures
 into common stock .............        488,775           --           --          --          490,000
 Dividends on preferred
 Stock .........................           --          (25,000)        --          --          (25,000)
 Issuance of common stock for
 the acquisition of
 CompuNerd, Inc. ...............         67,470           --           --          --           67,500
 Issuance of common stock for
 the acquisition of
 Information Exchange ..........         60,332           --           --          --           60,385
 Net loss ......................           --       (2,342,571)        --          --       (2,342,571)
                                   -------------   ------------- ------------ ----------  -------------
Balance, December  31, 1996 ....      4,879,968     (2,567,322)        --          --        2,317,437
 Conversion of preferred to
 common stock ..................           --             --           --          --             --
 Issuance of common stock in
 private placement .............      1,117,299           --           --          --        1,117,920
 Stock option compensation .....        551,194           --       (383,077)       --          168,117
 Issuance of common stock in
 stock purchase
 agreement .....................      2,397,352           --           --          --        2,398,577
 Dividends on preferred
 Stock .........................           --          (26,875)        --          --          (26,875)
 Issuance of common stock for
 the acquisition of Online
 Network Enterprises,
 Inc ...........................        306,830           --           --          --          306,947
 Purchase of treasury stock ....           --             --           --       (78,000)       (78,000)
 Stock options exercised .......         32,077           --           --          --           32,100
 Net loss ......................           --       (4,152,853)        --          --       (4,152,853)
                                   -------------   ------------- ------------ ----------  -------------
Balance, December 31, 1997 .....      9,284,720     (6,747,050)    (383,077)    (78,000)     2,083,370
 Conversion of preferred to
 common stock (unaudited) ......           --             --           --          --             --
 Stock option compensation
  (unaudited) ..................           --             --        383,077        --          383,077
 Stock options and warrants
  exercised (unaudited) ........        690,237           --           --          --          690,892
Issue of Common Stock for the
  Acquisition of Infohiway, Inc.      1,334,850           --           --          --        1,335,000
 Purchase of treasury stock
  (unaudited) ..................           --             --           --       (18,000)       (18,000)
 Common stock contributed to
  pension plan  (unaudited) ....         25,031           --           --        11,336         36,367
 Net loss (unaudited) ..........           --       (2,033,395)        --          --       (2,033,395)
                                   -------------   ------------- ------------ ----------  -------------
Balance, June 30, 1998 -
 (unaudited) ...................   $ 11,334,838    $(8,780,445)   $    --      $(84,664)   $ 2,477,311
                                   -------------   ------------- ------------ ----------  -------------
                                   -------------   ------------- ------------ ----------  -------------



                 See Notes to Consolidated Financial Statements

                          ROCKY MOUNTAIN INTERNET, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                     SIX MONTHS ENDED
                                                             YEARS ENDED DECEMBER 31,                    JUNE 30,
                                                       -----------------------------------         ---------------------
                                                         1995         1996           1997           1997           1998
                                                       -------      -------        -------         -------        ------
                                                                                                        (UNAUDITED)
Cash Flows From Operating Activities
 Net loss........................................   $ (128,794)   $(2,342,571)   $(4,152,853)   $(2,367,808)   $(2,033,395)
 Items not requiring (providing) cash:
 Depreciation ....................................      51,395         88,162        196,491         84,464        116,963
 Amortization ....................................      39,030        186,044        690,794        328,610        372,112
 Loss on disposal of fixed assets ................        --             --           13,128           --             --
 Stock option compensation .......................        --           52,807        168,117           --          383,077
 Common stock contributed to pension plan ........        --             --             --             --           36,367
 Provision for doubtful accounts .................     (17,369)      (112,458)      (188,452)       (58,506)      (114,128)
 Changes in:
 Trade receivables ...............................     (42,252)      (305,541)        48,385        (35,707)       151,197
 Inventories .....................................     (12,185)       (78,862)        44,102         61,788        (14,439)
 Other current assets ............................      (5,153)      (138,066)        30,862        113,486            705
 Accounts payable ................................      89,395        224,618        156,206      1,012,478      1,046,775
 Deferred revenue ................................      77,084         41,268        127,736         38,862        (30,381)
 Accrued payroll and related taxes ...............      83,528        443,208       (345,591)      (392,103)        (9,637)
 Accrued expenses ................................      30,550        429,886        (85,896)       144,879        (29,603)
                                                    ------------  -------------  -------------  -------------  -------------
 Net cash provided by (used in) operating
  Activities .....................................   $ 165,229    $(1,511,505)   $(3,296,971)   $(1,069,557)   $  (124,387)
                                                    ------------  -------------  -------------  -------------  -------------
Cash Flows From Investing Activities
 Purchases of property and equipment .............    (177,771)      (900,235)      (287,931)      (200,950)      (276,834)
 Purchase of investments .........................        --       (1,756,629)          --             --             --
 Proceeds from Investments .......................        --          400,000      1,356,629        779,711           --
 Payment for Deferred Acquisition Cost ...........        --             --             --             --         (245,082)
 Payment for purchase of acquisitions ............        --          (70,478)      (150,000)      (150,000)          --
 (Increase) decrease in deposits .................     (60,635)       (16,675)         2,257        (13,873)        (3,000)
                                                    ------------  -------------  -------------  -------------  -------------
Net cash (used in) provided by investing
  Activities .....................................    (238,406)    (2,344,017)       920,955        414,888       (524,916)
                                                    ------------  -------------  -------------  -------------  -------------
Cash Flows From Financing Activities
 Proceeds from sale of common stock
 and warrants ....................................       1,868      3,777,252      3,535,397        400,500        690,892
 Proceeds from sale of preferred stock ...........        --          406,000           --             --             --
 Proceeds from notes payable .....................      18,000          6,689        500,000        495,000           --
 Proceeds from long-term debt ....................     373,000        135,404        200,000        312,582           --
 Sale of stock warrants ..........................        --              100           --             --             --
 Payment of preferred stock dividend .............        --          (25,000)       (26,875)       (25,000)          --
 Purchase of common/treasury stock ...............     (18,750)          --          (78,000)       (42,000)       (18,000)
 Payments on notes payable .......................      (8,217)       (26,108)      (504,250)          --             --
 Payments on long-term debt and capital lease
 Obligations .....................................     (54,533)      (344,498)      (546,045)      (396,092)      (314,813)
                                                    ------------  -------------  -------------  -------------  -------------
Net cash provided by financing activities ........     311,368      3,929,839      3,080,227        744,990        358,079
                                                    ------------  -------------  -------------  -------------  -------------
Increase In Cash and Cash Equivalents ............     238,191         74,317        704,211         90,321       (291,224)

Cash and Cash Equivalents, Beginning
of Period ........................................      36,470        274,661        348,978        348,978      1,053,189
                                                    ------------  -------------  -------------  -------------  -------------
Cash and Cash Equivalents, End of Period .........   $ 274,661    $   348,978    $ 1,053,189    $   439,299    $   761,965
                                                    ------------  -------------  -------------  -------------  -------------
                                                    ------------  -------------  -------------  -------------  -------------


                     See Notes to Consolidated Financial Statements

                          ROCKY MOUNTAIN INTERNET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Nature of Operations

           Rocky Mountain Internet, Inc. (the Company) is a provider of Internet access services and Web services to businesses, professionals, and individuals in the state of Colorado. The Company facilitates access to the Internet by means of a regional telecommunications network comprised of a backbone of leased, high-speed dedicated phone lines, computer hardware and software, and local access points known as points of presence. The Company's high-speed, digital telecommunications network provides subscribers with direct access to the full range of Internet applications and resources.

           Unaudited Interim Information

           Information with respect to June 30, 1998, and the periods ended June 30, 1998 and 1997, is unaudited and not covered by the independent auditors' reports. In the opinion of management, the unaudited financial statements reflect all adjustments, consisting only of normal adjustments, necessary to present fairly the financial position of the Company at June 30, 1998, and the results of operations and cash flows for the six months ended June 30, 1998 and 1997, in conformity with generally accepted accounting principles.

           Principles of Consolidation

           The financial statements include the accounts of the Company and its wholly-owned subsidiary, Rocky Mountain Internet Subsidiary (Colorado) Inc. The operations of this subsidiary consist solely of the ownership of equipment, which it leases to the Company. All significant intercompany accounts and transactions have been eliminated.

           Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           Cash Equivalents

           The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 1996 and 1997, cash equivalents consisted primarily of money market accounts.

           Cost of Revenue Earned

           Included in Internet access and services cost of revenue earned is primarily the cost of high-speed data circuits and telephone lines that allow customers access to the Company's service plus Internet access fees paid by the Company to Internet backbone carriers.

                          ROCKY MOUNTAIN INTERNET, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1: NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           Property and Equipment

Depreciation and amortization of property and equipment are computed using the straight-line method over the estimated useful lives of the assets, ranging from five to seven years. Certain equipment obtained through capital lease obligations are amortized over the life of the lease. Improvements to leased property are amortized over the lesser of the life of the lease or life of the improvements.

           Major additions and improvements to property and equipment are capitalized, whereas replacements, maintenance, and repairs which do not improve or extend the lives of the respective assets, are expensed.

           Revenue Recognition

           The Company charges customers (subscribers) monthly access fees to the Internet and recognizes the revenue in the month the access is provided. For certain subscribers billed in advance, the Company recognizes the revenue over the period the billing covers. Revenue for other services provided, including set-up fees charged to customers when their accounts are activated, or equipment sales, are recognized as the service is performed or the equipment is delivered to the customer.

           Advertising

           The Company expenses advertising costs as incurred. During the years ended December 31, 1995, 1996, and 1997, the Company incurred $24,847, $167,565, and $274,726, respectively, in advertising costs.

           Customer Lists

           The excess of the purchase price over the fair value of net assets acquired in business acquisitions is recorded as customer lists or goodwill and is being amortized on a straight-line basis over five years.

           Inventories

           Inventories consist of Internet access equipment and are valued at the lower of cost of market. Cost is determined using the first-in, first-out
(FIFO) method.

           Loss Per Common Share

           For the years ended December 31, 1995, 1996, and 1997, loss per share is computed based upon approximately 1,868,000, 2,295,000, and 5,268,000, respectively, weighted average common shares outstanding for both basic and diluted earnings per share. The net loss for the years ended December 31, 1996 and 1997 used in the calculation was increased by the preferred stock dividends paid of $25,000 and $26,875, respectively. All stock options and warrants are excluded from the computation of diluted earnings per share as they would have an antidilutive effect on earnings per share during the years ended December 31, 1995, 1996 and 1997. During 1997 the Company adopted SFAS No. 128 "Earnings Per Share." In accordance with that statement the loss per share for the years ended December 31, 1995 and 1996 have been restated.

                          ROCKY MOUNTAIN INTERNET, INC.

NOTE 1: NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

           Income Taxes

           Deferred tax liabilities and assets are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

           Rent Expense

           The Company recognizes rent expense on a straight-line basis over the lease terms. Differences between expense recognized and payments made are recorded as accrued expenses.

           Investments

           Debt securities and marketable equity securities for which the Company has no immediate plans to sell but which may be sold in the future are classified as available-for-sale and carried at fair value. Any unrealized gains and losses are recorded, net of related income tax effects, in stockholders' equity. At December 31, 1996, the Company had one U.S. Treasury Note, and two repurchase agreements with a bank classified as available-for-sale. The repurchase agreements were secured by U.S. Treasury Notes. Fair value of the investments approximated cost as of December 31, 1996, the investments matured in 1997.


NOTE 2: LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

           Long-term debt and capital lease obligations at December 31, 1996 and 1997, consisted of the following:


                                                                                                     1996               1997
                                                                                                 --------------    --------------
Capital lease obligations payable to finance companies, due in monthly installments aggregating $73,562 including interest ranging from 9.5% to 33%
   through December 2001, collateralized by equipment.
  An officer and shareholder of the Company has  guaranteed certain of the leases and one of the leases restricts the payment of
 preferred stock dividends                                                                   $      1,586,203     $   1,375,123
Notes payable to bank, due in monthly installments of $5,555 plus interest at 2% over the Bank's index rate (10.5% at December 31,
  1997) collateralized by furniture and fixtures.......................................                   --            138,894
                                                                                                 --------------    --------------
                                                                                                    1,586,203         1,514,017
                                          Less current maturities......................               451,823           609,390
                                                                                                 --------------    --------------
                                                                                             $      1,134,380     $     904,627
                                                                                                 --------------    --------------
                                                                                                 --------------    --------------


                          ROCKY MOUNTAIN INTERNET, INC.

       NOTE 2: LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS (Continued)

       Aggregate maturities required on long-term debt and obligations under capital leases at December 31, 1997, are as follows:


                                                         Amount
                                                       ----------
           Years ending December 31:
            1998 ...................................   $  609,390
            1999 ...................................      722,287
            2000 ...................................      142,138
            2001 ...................................       40,202
                                                       ----------
                                                       $1,514,017
                                                       ----------
                                                       ----------


           The following is a schedule by years of the future minimum lease payments under the capital leases, together with the present value of the minimum lease payments as of December 31, 1997:


                                                         Amount
                                                       ----------
           Years ending December 31:
            1998...................................    $ 813,364
            1999...................................      785,416
            2000...................................      166,707
            2001...................................       43,667
                                                    --------------
           Future minimum lease payments...........    1,809,154
           Less amount representing interest.......     (434,031)
                                                    --------------
           Present value of minimum lease payments.  $ 1,375,123
                                                    --------------
                                                    --------------


           Equipment acquired under capital lease obligations had a cost of $1,976,285 and $2,291,092 and accumulated depreciation of $186,011 and $681,597 at December 31, 1996 and 1997, respectively.

NOTE 3: COMMITMENTS

           Lease Commitments

           The Company leases operating facilities, and equipment under operating lease agreements expiring through May 2002. Certain of these lease agreements require the Company to pay operating expenses and provide for escalation of annual rentals if the lessor's operating costs increase.

                          ROCKY MOUNTAIN INTERNET, INC.

NOTE 3: COMMITMENTS (CONTINUED)

           At December 31, 1997, the future minimum payments under these leases, exclusive of sublease payments, are as follows:


                                                         Amount
                                                       ----------
           Years ending December 31:
            1998...................................    $  556,072
            1999...................................       531,964
            2000...................................       454,268
            2001...................................       380,036
            2002...................................       126,680
                                                       -----------
                                                       $2,049,020
                                                       -----------
                                                       -----------



           In February 1997, the Company subleased one of its operating facilities. The Company accrued a loss of $58,073 as of December 31, 1996, as a result of this sublease. Minimum future rentals receivable under this noncancellable operating sublease are $148,796, covering the period through January 2001, which have not been deducted from in the above future minimum payments.


           Rent expense was $82,269, $240,720, and $538,625 for 1995, 1996, and
1997, respectively.

           Employee Contracts

           The Company currently has employment agreements with two of its officers that provide for salaries ranging from $90,000 per year to $70,000 per year. The Company may terminate the agreements for cause, or without cause subject to the obligation to pay the terminated employee a severance payment ranging from five to eight months salary based on length of service. The employment agreements terminate in December 1999. The agreements do not significantly restrict such employee's ability to compete with the Company following any termination.

           Letter of Credit

           At December 31, 1997, the Company had an outstanding letter of credit in the amount of $150,000 to be used in case of default on its main operating facilities lease. The letter of credit was secured by $170,000 currently invested in a money market account.

           Registration Requirements

           The Company has agreed to file a registration statement with the Securities and Exchange Commission to register the shares issued in its 1997 private placement and the shares issued/acquired pursuant to the stock purchase agreement discussed in Note 8, including the shares issuable under the warrant agreements.

NOTE 4: BUSINESS ALLIANCES

           The Company has entered into various contracts with unrelated entities to enable the Company to provide customers Internet service within certain areas of Colorado. The unrelated entities own equipment in "points of presence" (POP) sites which the Company utilizes to provide service to customers. The Company

                          ROCKY MOUNTAIN INTERNET, INC.

NOTE 4: BUSINESS ALLIANCES (Continued)

pays a portion of the revenues (generally 50%) generated through the use of unrelated parties' equipment. The contracts can be cancelled with notice and if cancelled by the other party the Company has the right, but not the obligation, to acquire the equipment owned by the unrelated parties. The revenues to the Company related to these arrangements amounted to $67,452, $354,565, and $480,951 for the years ended December 31, 1995, 1996, and 1997, respectively, and are included in "Internet access and services" revenues in the accompanying consolidated statements of operations. The payables to the unrelated entities for their portion of the aforementioned revenues of $10,069 and $48,089 at December 31, 1996 and 1997, respectively, are included in accrued expenses in the accompanying balance sheets.

NOTE 5: INCOME TAXES

Under the provisions of the Internal Revenue Code, the Company has available for federal income tax purposes, a net operating loss carryforward of approximately $6,212,000, which expires in the years 2010, 2011, and 2012. The tax effects of this and other temporary differences related to deferred taxes were:



                                                           1996             1997
                                                      ------------     ------------
Deferred tax assets:
 Net operating loss .............................     $   850,000        2,317,000
 Allowance for doubtful accounts ................          44,000           66,000
 Tax goodwill ...................................          18,000           15,000
 Accrued expenses ...............................          22,000          108,000
 Amortization of customer lists .................            --             27,000
                                                          934,000        2,533,000
                                                      ------------     ------------
Deferred tax liabilities:
 Accumulated depreciation .......................            --           (101,000)
                                                      ------------     ------------
Net deferred tax asset before valuation allowance         934,000        2,432,000
Valuation allowance .............................        (934,000)      (2,432,000)
                                                      ------------     ------------
Net deferred tax asset ..........................     $      --        $      --
                                                      ------------     ------------
                                                      ------------     ------------


           The actual provisions (credits) for income taxes varied from the expected provision (computed by applying the statutory U.S. federal income tax rates to loss before taxes) because the tax benefits of the net operating losses for the periods ended December 31, 1995, 1996, and 1997, are offset by the valuation allowance.

NOTE 6: REORGANIZATION

           The Company was originally formed as a sole proprietorship in October 1993, and incorporated as a Colorado corporation in March 1994. A new Delaware corporation was formed in October 1995. On October 31, 1995, the Delaware corporation purchased all the assets relating to the Colorado corporation's business, and assumed all of its liabilities, except for certain notes payable to shareholders. Since both parties in the transaction were under common control, the transaction has been accounted for similar to a pooling of interests, and all assets purchased and liabilities assumed were recorded by the Delaware corporation at the Colorado corporation's historical costs. These financial statements reflect the operations

                          ROCKY MOUNTAIN INTERNET, INC.

NOTE 6: REORGANIZATION (Continued)

of both entities during the years ended December 31, 1995, 1996, and 1997. The stockholders' equity balances represent shares outstanding as if the transaction had taken place January 1, 1995.

NOTE 7: SIGNIFICANT ESTIMATES AND CONCENTRATIONS

           Generally accepted accounting principles requires disclosures of certain significant estimates and current vulnerability due to certain concentrations. Those matters include the following:

           Dependence on Suppliers

           The Company depends upon third-party suppliers for its access to the Internet through leased telecommunications lines. Although this access is available from several alternative suppliers, there can be no assurance that the Company could obtain substitute services from other providers at reasonable or comparable prices or in a timely manner. The Company is also dependent upon the regional Bell operating company to provide installations of circuits and to maintain those circuits.

           Year 2000

           Like all entities, the Company is exposed to risks associated with the Year 2000 issue, which affects computer software and hardware; transactions with customers, vendors and other entities; and equipment dependent on microchips. The Company has begun but not yet completed the process of identifying and remediating potential Year 2000 problems. It is not possible for any entity to guarantee the results of its own remediation efforts or to accurately predict the impact of the Year 2000 issue on third parties with which the Company does business. If remediation efforts of the Company or third parties with which it does business are not successful, the Year 2000 problem could have negative effects on the Company's financial condition and results of operations in the near term.

NOTE 8: PREFERRED STOCK

           On April 26, 1996, the Board of Directors designated 250,000 shares of Preferred Stock as Series A Convertible Preferred Stock (Series A Stock) and set the terms of the stock. The Series A Stock accrues cumulative dividends at the rate of 10% per annum. The dividends are payable quarterly to the extent permitted by applicable law. The Series A Preferred Stock may be converted into shares of Common Stock at the option of the holder at any time after May 15, 1997. The rate of conversion is the Series A Stock's liquidation value divided by the conversion price, currently set at $2.00 per share. The Series A Stock's liquidation value is equal to the price paid for the Series A Stock plus any cumulative dividends unpaid as of the conversion date. The conversion price is subject to change due to certain anti-dilution adjustments.

           The Company has the authority to issue up to an additional 750,000 shares of Preferred Stock. The Board of Directors is authorized to determine terms and preferences of the Preferred Stock prior to issuance.

NOTE 9: COMMON STOCK TRANSACTIONS

           Public Offering

On September 5, 1996, the Company completed a public offering of 1,365,000 units at an offering price of $3.50 per unit. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at $4.375 per share for a 23-month period commencing October 5, 1997, and prior to September 5, 1999. Under certain circumstances, the Company may redeem the warrants at $.25 per

                          ROCKY MOUNTAIN INTERNET, INC.

warrant. Additionally, the Company sold the underwriter for $100 warrants to purchase 125,000 units. These underwriter warrants to purchase units are exercisable through September 5, 2000, at an exercise price of $4.20 per unit (for which the accompanying warrant to purchase a share of common stock is exercisable at $6.5625). Costs of the offering, including a 10% commission paid to the underwriters, the underwriter's nonaccountable expense allowance, and professional fees, amounted to $1,000,248, resulting in net proceeds from the offering of $3,777,252.

           Private Placement

           On September 14, 1997, the Company completed a private placement of units consisting of two shares of common stock and a warrant to purchase one share of common stock. The per unit price was $4.00 and was allocated $1.90 to each share of common stock and $0.20 to the warrant to purchase a share of common stock. The warrants entitle the holder to purchase a share of common stock for $3.00 and expire on June 13, 2000. The net proceeds to the Company from the sale of 310,500 units amounted to $1,117,920 after deducting offering expenses of $124,080. The terms of the offering requires the issuance of additional shares of common stock in the event the Company sells common stock in the future at a cash price, net of discounts and commissions of less than $1.80 per share, exclusive of shares issued upon the exercise of employee stock options. The number of shares issuable under this provision would equate to the number of shares by which purchasers would have been diluted if shares are sold at net price of less than $1.80.

           In connection with that offering, the Company agreed to issue to the placement agent, warrants ("Agent's Private Offering Warrants") to purchase units of securities, each unit consisting of two shares of Common Stock and one common stock purchase warrant. The Company anticipates that it will issue to the placement agent, for nominal consideration, 31,050 Agent's Private Offering Warrants. The Warrants will be exercisable for $4.00 per unit (consisting of two shares of common stock and one warrant to purchase one share of common stock for $3.00) and will be exercisable for five years.

           Stock Purchase Agreement

           On October 1, 1997, the Current President (Current President) of the Company acquired directly from the Company 1,225,000 shares of the Company's Common Stock and a warrant to purchase 4,000,000 shares of the Company's Common Stock for $2,450,000. The warrant is exercisable, in whole or in part for an 18 month period, at $1.90 per share. At December 31, 1997, the Company lacked sufficient authorized shares to accommodate the issuance of all of the shares underlying the warrant. The Company intends to amend its Certificate of Incorporation to increase the authorized common shares from 10,000,000 to 25,000,000 shares.

           In connection with the execution of this Stock Purchase Agreement, the former president resigned as the President, Chief Executive Officer, and a director of the Company. Contemporaneously, the Current President was elected as the Company's President, Chief Executive Officer, and Chairman of the Board of Directors.

           The Current President also purchased 275,000 shares of Common Stock from the former president and former members of the Board of Directors for $550,000, or $2.00 per share.

                          ROCKY MOUNTAIN INTERNET, INC.

NOTE 10: BENEFIT PLANS

           Management Bonus Plan

           The Company had a bonus plan during 1996 which entitled certain employees to receive a cash bonus based upon achievement of specified levels of revenues by the Company for the year ended December 31, 1996. The Company accrued $158,000 in bonuses under the plan in 1996. The Company gave employees the option of receiving their bonuses in cash or stock options. As a result, 40,425 stock options were issued in 1997 to employees at an exercise price of $1.00 per share. The Company adopted a similar plan for 1997, however, no bonuses were earned under the 1997 Plan.

           Stock Option Plans

           In July 1996, the Company adopted the 1996 Employee Stock Option Plan (the Employee Plan) and the Non-Employee Directors' Stock Option Plan (the Directors' Plan). The Employee Plan provides for an authorization of 471,300 shares of Common Stock for issuance upon exercise of stock options granted under the Plan. The Employee Plan is administered by the Board of Directors, which determines the persons to whom options are granted, the type, number, vesting schedule, exercise price, and term of options granted. Under this plan both incentive and nonqualified options can be granted.

           An aggregate of 18,000 shares of Common Stock are reserved for issuance under the Directors' Plan. All nonemployee directors are automatically granted nonqualified stock options to purchase 1,500 shares initially and additional 1,500 shares for each subsequent year that they serve up to a maximum of 6,000 shares per director.

           In September 1997, the Company adopted the 1997 Stock Option Plan (1997 Plan). The 1997 Plan provides for an authorization of 50,000 shares of Common Stock for issuance upon exercise of stock options granted under the Plan. The 1997 Plan was established to issue the stock options discussed under Management Bonus Plan.

           In October 1997, the Company granted the current president (see Note
8) incentive stock options to purchase 191,385 shares of Common Stock at $2.6125 per share and nonqualified stock options to purchase 408,615 shares of Common Stock at $1.00 per share, subject to approval by the stockholders. The options vest one year from the date of grant. Compensation of $168,117 relating to the nonqualified stock options was recorded to compensation expense during the year ended December 31, 1997.

           The Board of Directors has approved the 1998 Employees' Stock Option Plan, subject to approval by the stockholders. This plan reserves 266,544 shares of Common Stock for issuance over the ten-year term of the plan.

                          ROCKY MOUNTAIN INTERNET, INC.

NOTE 10: BENEFIT PLANS (Continued)

           The following is a summary of the status of the Company's stock option plans at December 31, 1996 and 1997, and the changes during the years then ended:


                                                        1996                                           1997
                                  ---------------------   -------------------      --------------------   ---------------------
                                     Employees' Plans        Directors' Plan          Employees' Plans        Directors' Plan
                                  ---------------------    -------------------     ---------------------   --------------------
                                              Weighted                Weighted                 Weighted               Weighted
                                               Average                 Average                  Average                 Average
                                              Exercise                Exercise                 Exercise               Exercise
                                    Shares     Price       Shares      Price        Shares      Price      Shares      Price
                                  ---------  ----------   --------  -----------   ---------- -----------  -------   -----------
Outstanding, beginning of  year       --     $    --        --     $    --          284,230    $    1.68   1,500     $   2.00
Options granted ................   284,230        1.68      1,500         2.00      896,400         1.68   4,500         2.42
Options expired ................      --          --        --          --          (73,860)        1.81     --           --
Options exercised ..............      --          --        --          --          (23,100)        1.65     --           --
                                  ---------  ----------   --------  -----------   ---------- -----------  -------   -----------
Outstanding, end of year .......   284,230   $    1.68      1,500   $     2.00    1,083,670    $    1.67   6,000   $     2.31
                                  ---------  ----------   --------  -----------   ---------- -----------  -------   -----------
                                  ---------  ----------   --------  -----------   ---------- -----------  -------   -----------
Options exercisable, end of
 year ..........................    25,000                  1,500                   483,670                6,000
                                  ---------               --------                ----------              -------


           The fair value of each option granted is estimated on the date of the grant using the Black-Sholes method with the following weighted-average assumptions:


                                                                                         1996               1997
                                                                                       ---------         ---------
Dividend per share.................................................................      $ 0.00           $  0.00
Risk-free interest rate............................................................        6.16%             6.0%
Expected life of options...........................................................     5 years           5 years
Weighted-average fair value of options granted.....................................      $ 1.90            $ 1.29


           The following table summarized information about stock options under the plans outstanding at December 31, 1997:



                                                  Options Outstanding                  Options Exercisable
                                         --------------------------------------      ------------------------
                                                       Weighted-
                                                        Average       Weighted-                   Weighted-
                                                     Remaining          Average                    Average
                     Range of            Number       Contractual      Exercise        Number        Exercise
                  Exercise Prices     Outstanding        Life           Price       Exercisable       Price
                 ------------------  --------------   -----------     ----------   -------------    ---------
                     $0.40........         25,000         4 years      $   0.40         25,000      $    0.40
                     $1.00........        437,885        10 years      $   1.00         29,270      $    1.00
                     $1.50........        104,700         5 years      $   1.50        104,700      $    1.50
                     $1.875.......         38,200         5 years      $   1.875        38,200      $    1.875
                     $2.00........        160,500         4 years      $   2.00        160,500      $    2.00
                     $2.25........          3,000         5 years      $   2.25          3,000      $    2.25
                     $2.50........        127,500         5 years      $   2.50        127,500      $    2.50
                     $2.61........        191,385         5 years      $   2.61           --        $    2.61
                     $2.75........          1,500         5 years      $   2.75          1,500      $    2.75


           One nonqualified stock option to purchase 25,000 shares at $.40 per share was granted under the Employee Plan. This option vested immediately. Compensation of $40,000 relating to this option was

                          ROCKY MOUNTAIN INTERNET, INC.

NOTE 10: BENEFIT PLANS (Continued)

recorded to compensation expense. The remaining Employee Plan options above have a five year term and vested fully during 1997 due to a change in control of the Company (see Note 9).

           The Company applies APB Opinion 25 and related Interpretations in accounting for its plans, and $52,807 and $168,117 in compensation costs have been recognized in December 31, 1996 and 1997, respectively. Had compensation cost for the Plans been determined based on the fair value at the grant dates using Statement of Financial Accounting Standards No. 123, the Company's net loss would have increased by $74,258 and $768,647 in 1996 and 1997, respectively. In addition, the Company's loss per share would have increased by $.02 and $.14 in 1996 and 1997, respectively.

           401(k) Plan

           The Board of Directors has approved a 401(k) Savings and Retirement Plan that will cover substantially all employees effective March 1, 1998. The Company's contributions to the Plan will be determined annually by the Board of Directors.

NOTE 11: ACQUISITIONS

           On November 1, 1997, the Company acquired the customer base and selected assets of CompuNerd, Inc. for $70,478 in cash and 30,000 shares of the Company's common stock valued at $67,500. On December 1, 1996, the Company acquired the Information Exchange, a related party through common ownership, in exchange for 52,723 shares of the Company's common stock valued at $60,385. On January 22, 1997, the Company acquired the dedicated high speed and dial-up subscribers from Online Network Enterprises, Inc. (O.N.E). The O.N.E. acquisition netted the Company approximately 50 dedicated and 725 dial-up subscribers and equipment valued at approximately $24,700. The Company paid $150,000 cash and issued 116,932 shares of the Company's common stock valued at $306,947. The acquisitions have been accounted for as purchases by recording the assets acquired at their estimated market value at the acquisition date. The operations of the Company include the operations of the acquirees from the acquisition date. Consolidated operations would not have been significantly different for the Company had the CompuNerd, Inc. and O.N.E. acquisitions been made at January 1, 1996. Unaudited pro forma consolidated operations for the years ended December 31, 1995 and 1996, assuming the Information Exchange purchase was made at the beginning of each year is shown below:



                                                                  1995                 1996
                                                          ------------------   -----------------
           Net sales..................................    $       1,200,645    $       3,367,720
           Net loss...................................    $        (214,042)   $      (2,377,599)
           Net loss per share.........................    $            (.06)   $           (.65)


           The pro forma results are not necessarily indicative of what would have occurred had the acquisition been on these dates, nor are they necessarily indicative of future operations.

                          ROCKY MOUNTAIN INTERNET, INC.

NOTE 11: ACQUISITIONS (Continued)

           The purchase price for the above acquisitions were allocated as follows:

                                                   CompuNerd,        Information
                                                     Inc.              Exchange              O.N.E.            Total
                                                  ------------      --------------     ---------------    -------------
Equipment......................................  $     48,265      $       2,560      $        24,700    $     75,525
Customer lists.................................        89,713             57,825              432,247          579,785
                                                 -------------     -------------       --------------     ------------
                                                 $    137,978      $      60,385      $       456,947     $    655,310
                                                 -------------     -------------       --------------     ------------
                                                 -------------     -------------       --------------     ------------


                     On June 5, 1998, the Company acquired all the outstanding common stock of Infohiway, Inc. for 150,000 shares of the common stock valued at $1,335,000. Substantially all of the purchase price was allocated to goodwill. Infohiway, Inc. and developed a search engine. Consolidated operations of the Company would not have been significantly different had the acquisition been made on January 1, 1998.

                     On July 1, 1998, the Company acquired all of the outstanding common stock of Application Methods, Inc. and e-Sell Commerce, Inc., collectively referred to as Application Methods. The Company paid 286,396 shares of common stock valued at $3,239,000, and the acquisition has been recorded as a purchase. $3,211,000 of the purchase price will be allocated to goodwill.

NOTE 12: ADDITIONAL CASH FLOW INFORMATION


Noncash Investing and Financing Activities                                           1995        1996         1997
---------------------------------------------------------------------------     ------------ ------------- ----------
Capital lease obligations incurred for equipment................................$   211,654   $1,672,244   $273,859
Capital contributed by reductions of notes payable ..............................    19,783         --         --
Long-term debt converted to common stock ........................................      --        490,000       --
Preferred stock converted to common stock .......................................      --           --          210
Acquisition of CompuNerd, Inc. through issuance of common stock .................      --         67,500       --
Acquisition of the Information Exchange through
  issuance of common stock ......................................................      --         60,385       --
Acquisition of the Online Network Exchange, Inc.
  through issuance of common stock ..............................................      --           --      306,947
Other ...........................................................................      --           --       32,100

Additional Cash Payments Information

Interest paid...................................................................$    22,043   $  159,007   $396,731


NOTE 13: CONTINUED OPERATIONS

           During the years ended December 31, 1996 and 1997, the Company incurred net losses of $2,342,571 and $4,152,853, respectively, used $1,511,505 and $3,296,971, respectively, of net cash from operating activities. The Company's President has plans to contribute approximately $500,000 in additional capital in 1998. In addition, the Company's management currently has plans it believes will increase revenues in order to become profitable and generate positive cash flows from operations. However, there are no assurances that the Company's plans for revenue growth and improved operating cash flows will be successful. It could be

                          ROCKY MOUNTAIN INTERNET, INC.

necessary to raise additional capital or reduce operating costs to meet liquidity requirements. Reducing operating costs could inhibit the Company's planned rate of revenue growth.

NOTE 14: RESTATEMENT

           The 1996 financial statements have been restated to correct the recording of a nonqualified stock option. The effect of this change was to increase additional paid-in capital, accumulated deficit and net loss by $40,000 and to increase basic and diluted loss per share by $.01.

NOTE 15: FUTURE CHANGES IN ACCOUNTING PRINCIPLE

           In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This Statement establishes standards for reporting and display of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. It includes all changes in equity except those resulting from investments by owners and distributions to owners. This Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This Statement is effective for fiscal years beginning after December 15, 1997. Management believes that the adoption of this Statement will not have a material effect on the Company's consolidated results of operations or financial position.

           In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This Statement establishes standards for reporting information about operating segments in annual financial statements of public business enterprises and requires disclosure of selected information about operating segments in interim financial reports. The Statement is effective for financial statements for periods beginning after December 15, 1997. Management believes that the adoption of this Statement will not have a material effect on the Company's consolidated results of operations or financial position.

                            APPLICATION METHODS, INC.
         (COMBINED WITH E-SELL COMMERCE SYSTEMS, INC. AT JUNE 30, 1998)
                                 BALANCE SHEETS
                                   (Unaudited)
                             June 30, 1998 and 1997


           ASSETS
Current Assets                                                         1998      1997
                                                                    ---------  --------
           Cash .................................................   $  6,512   $ 19,985
           Accounts receivable ..................................    192,083    181,889
           Refundable income tax ................................                 4,943
           Advances to shareholder ..............................     45,323
                                                                    ---------  --------

                     Total current assets .......................    243,918    206,817

           Furniture and Equipment, at cost, less accumulated
                     depreciation of $52,731 at June 30, 1998,
                     and $47,774 at June 30, 1997 ...............      6,066     11,023
                                                                    ---------  --------

                                                                    $249,984   $217,840
                                                                    ---------  --------
                                                                    ---------  --------

           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
           Accounts payable .....................................   $ 33,475   $ 26,303
           Notes payable ........................................    132,166     97,500
           Loan from shareholder ................................                 7,738
           Deferred income taxes ................................     10,952      8,039
                                                                    --------   --------

                     Total current liabilities ..................    176,593    139,580

Stockholders' Equity
           Common stock, $.10 par value; 60,000 shares
             authorized, (50,000 for Application Methods, Inc. ..
             and 10,000 for e-SELL Commerce Systems, Inc.)
             2,000 shares issued and outstanding at June 30, 1998
             (1,000 for each company); 50,000 shares authorized,
             1,000 shares issued and outstanding at June 30, 1997        200        100
Retained Earnings ...............................................     73,191     78,160
                                                                    ---------  --------

                                                                      73,391     78,260
                                                                    ---------  --------

                                                                    $249,984   $217,840
                                                                    ---------  --------
                                                                    ---------  --------



                        See Notes to Financial Statements

                            APPLICATION METHODS, INC.
                (COMBINSED WITH E-SELL COMMERCE SYSTEMS, INC. FOR
                       THE SIX MONTHS ENDED JUNE 30, 1998)

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                                   (Unaudited)
                     Six Months Ended June 30, 1998 and 1997


                                               1998        1997
                                            --------   ---------
Revenues ................................   $679,672   $ 437,948
      Sales and service revenue .........     41,345       8,188
                                            --------   ---------

                                             721,017     446,136

Expenses
      Labor and benefits ................    407,336     349,873
      Selling, general and administrative    235,473     135,968
                                            --------   ---------

                                             642,809     485,841
                                            --------   ---------

      Income (loss) before interest tax .     78,208     (39,705)

Interest expense ........................      8,284       4,981
                                            --------   ---------

      Income (loss) before income tax ...     69,924     (44,686)

Deferred income tax expense (recovery) ..     10,952      (6,703)
                                            --------   ---------

                     Net income (loss) ..     58,972     (37,983)

Retained earnings, beginning of period ..     14,219     116,143
                                            --------   ---------

Retained earnings, end of period ........   $ 73,191   $  78,160
                                            --------   ---------
                                            --------   ---------


                        See Notes to Financial Statements

                            APPLICATION METHODS, INC.
                (COMBINED WITH E-SELL COMMERCE SYSTEMS, INC. FOR
                       THE SIX MONTHS ENDED JUNE 30, 1998)

                             STATEMENT OF CASH FLOWS
                                   (Unaudited)
                    Six Months Ended June 30, 1998 and 1997


                                                              1998       1997
                                                          ----------   ---------
Cash Flows From Operating Activities
      Net income (loss) ...............................   $  58,972    $(37,983)
      Adjustments to reconcile net income (loss) to net
        cash used in operating activities
      Depreciation and amortization ...................       2,209       2,748
      Changes in operating assets and liabilities
        Receivables ...................................    (113,976)    (67,353)
        Advances to and from shareholder ..............      (3,122)     67,100
        Accounts payable ..............................     (30,303)     10,046
        Deferred income taxes .........................      10,952      (6,703)
                                                          ---------    --------

                     Cash used in operating activities      (75,268)    (32,145)
Cash Flows From Financing Activities
      Increase in notes payable .......................      51,144      32,500
                                                          ---------    --------

                     Net increase (decrease) in cash ..     (24,124)        355

Cash, beginning of period .............................      30,636      19,630
                                                          ---------    --------

Cash, end of period ...................................   $   6,512    $ 19,985
                                                          ---------    --------
                                                          ---------    --------




                        See Notes to Financial Statements

                            APPLICATION METHODS, INC.
                          NOTES TO FINANCIAL STATEMENTS


Note 1.  Organization and Significant Accounting Policies

Organization

Application Methods, Inc. ("Application Methods") develops computer software for its clients on a custom basis. In addition, it sells certain computer software products it internally develops.



e-SELL Commerce Systems, Inc. ("e-SELL") was established in late 1997 to sell certain software created by Application Methods.



As of June 30, 1998, these financial statements are the combination of these two companies. Combination is appropriate because the two companies have the same stock ownership.



During the six months ended June 30, 1998, sales and service revenue from three customers accounted for 31% of total sales and service revenue. Accounts receivable for five customers accounted for 58% of total accounts receivable at June 30, 1998. During the six months ended June 30, 1997, sales and service revenue from one customer accounted for 11% of total sales and service revenue. Accounts receivable for five customers accounted for 65% of total accounts receivable at June 30, 1997.



Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from the estimates that were used.



Software Development Costs

Software development costs are expensed as incurred.



Cash

Cash includes cash balances held at a bank. Cash balances are occasionally in excess of amounts insured by the Federal Deposit Insurance Corporation.



Cash payments for interest were $8,284 and $4,981 during the six months ended June 30, 1998 and 1997, respectively. No cash payments for income taxes were made during the six months ended June 30, 1998 or 1997.

Accounts Receivable

Application Methods and e-SELL use the allowance method for recognizing bad debts. Management believes no allowance is necessary at June 30, 1998 or 1997.



Furniture and Equipment

Furniture and equipment are depreciated using accelerated methods over the estimated useful lives of the related assets.



Taxes on Income

Application Methods and e-SELL account for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the financial statements or tax returns. In estimating future tax consequences, Application Methods and e-Sell generally consider all expected future events other than enactments of changes in the tax laws or rates.



Note 2.  Notes Payable


                                                                              1998                1997
                                                                        -------------       -------------
Line of credit to a bank, bearing interest at 11.5%, due
November 20, 1998, secured by receivables ...........................   $      95,000       $      65,000

Other ...............................................................          37,166              32,500
                                                                        -------------       -------------

                                                                        $     132,166       $      97,500
                                                                        -------------       -------------
                                                                        -------------       -------------




Note 3.  Leases

Application Methods and e-SELL lease an office under an operating lease expiring January 31, 2002. In addition, Application Methods leases certain computer equipment. The following are the future minimum rental payments required under the lease for the years ending December 31:




                     1998                           $       125,723
                     1999                                    99,394
                     2000                                    98,764
                     2001                                    92,434
                     2002                                     7,703
                                                    ---------------

                                                    $       424,018
                                                    ---------------
                                                    ---------------




Note 3.  (Continued)

Rent expense was $65,086 and $38,856 for the six months ended June 30, 1998 and 1997, respectively.

Note 4. Deferred Income Taxes

The temporary differences causing the deferred tax effects results from using the cash basis of accounting for income tax purposes and the accrual basis for financial reporting purposes.



At June 30, 1998, Application Methods and e-SELL have unused net operating tax losses of $66,150 which expire through 2013. An asset of $9,920 was established for this net operating tax loss which has been used to offset the deferred tax liability. At June 30, 1997, unused net operating tax losses resulted in an asset of $15,300 which was also used to reduce the deferred tax liability.



Each of the Companies filed their own separate income tax returns. This does not have a material effect on the income tax provision.



Note 5.  Subsequent Event

Effective July 1, 1998, Application Methods and e-SELL agreed to sell the Companies to a company that is an internet service provider. The value of the assets and liabilities have not been adjusted for this anticipated sale.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Application Methods, Inc./
e-SELL Commerce Systems, Inc.
Seattle, Washington.



           We have audited the accompanying combined balance sheet of Application Methods, Inc. and e-SELL Commerce Systems, Inc. as of December 31, 1997, and the related combined statements of operations and retained earnings, and combined cash flows for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.



           We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



           In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Application Methods, Inc. and e-SELL Commerce Systems, Inc. as of December 31, 1997, and the results of its combined operations and its combined cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                /s/ PETERSON SULLIVAN PLLC

May 14, 1998
Seattle, Washington

             APPLICATION METHODS, INC./e-SELL COMMERCE SYSTEMS, INC.

                             COMBINED BALANCE SHEET


                                                                                                     December 31, 1997
                                                                                                     -----------------
                                          ASSETS
Current Assets
 Cash................................................................................................. $   30,636
 Accounts receivable .................................................................................     78,107
 Advances to shareholder .............................................................................     42,201
                                                                                                         --------
 Total current assets ................................................................................    150,944
Furniture and Equipment, at cost, less accumulated depreciation of $50,610 ...........................      8,275
                                                                                                         --------
                                                                                                         $159,219
                                                                                                         --------
                                                                                                         --------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
 Accounts payable..................................................................................... $   63,778
 Notes payable .......................................................................................     81,022
                                                                                                         --------
 Total current liabilities ...........................................................................    144,800
Stockholders' Equity
 Common stock, $.10 par value; 60,000 shares authorized (50,000 for Application
 Methods, Inc. and 10,000 for E-SELL Commerce Systems, Inc.), 2,000 shares
 issued and outstanding (1,000 for each Company) .....................................................        200
 Retained earnings ...................................................................................     14,219
                                                                                                         --------
                                                                                                           14,419
                                                                                                         --------
                                                                                                         $159,219
                                                                                                         --------
                                                                                                         --------


                   See Notes to Combined Financial Statements

             APPLICATION METHODS, INC./E-SELL COMMERCE SYSTEMS, INC.

             COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS


                          Year Ended December 31, 1997

Revenues
 Sales and service revenue...................................................   $   962,895
 Other income................................................................        21,061
                                                                                ------------
                                                                                    983,956
Expenses
 Labor and benefits..........................................................       653,670
 Selling, general and administrative.........................................       434,935
                                                                                ------------
                                                                                  1,088,605
                                                                                ------------
 Loss before interest expense................................................      (104,649)
Interest expense.............................................................       (12,016)
                                                                                ------------
 Loss before deferred income taxes...........................................      (116,665)
Recovery of deferred income taxes............................................        14,742
                                                                                ------------
 Net loss....................................................................      (101,923)
Retained earnings, beginning of year.........................................       116,142
                                                                                ------------
Retained earnings, end of year...............................................   $    14,219
                                                                                ------------
                                                                                ------------



                   See Notes to Combined Financial Statements

             APPLICATION METHODS, INC./e-SELL COMMERCE SYSTEMS, INC.


                        COMBINED STATEMENT OF CASH FLOWS
                          Year Ended December 31, 1997


Cash Flows From Operating Activities
 Net loss.........................................................................................................      $(101,923)
 Adjustments to reconcile net loss to net cash used in operating activities
 Depreciation and amortization....................................................................................          5,495
 Changes in operating assets and liabilities
 Accounts receivable..............................................................................................         58,533
 Accounts payable.................................................................................................         47,521
 Deferred income tax..............................................................................................        (14,742)
                                                                                                                        -----------
  Cash used in operating activities...............................................................................         (5,116)

Cash Flows From Financing Activities
 Increase in notes payable........................................................................................         16,022
 Issuance of common stock (1,000 shares of e-SELL issued in December 1997)........................................            100
                                                                                                                        -----------
  Cash provided by financing activities...........................................................................         16,122
                                                                                                                        -----------
  Net increase in cash............................................................................................         11,006
Cash, beginning of year...........................................................................................         19,630
                                                                                                                        -----------
Cash, end of year.................................................................................................       $ 30,636
                                                                                                                        -----------
                                                                                                                        -----------



                   See Notes to Combined Financial Statements

                     NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1. Organization And Significant Accounting Policies

           Organization

           Application Methods, Inc. ("Application Methods") develops computer software for its clients on a custom basis. In addition, it sells certain computer software products it internally develops. During 1997, sales and service revenue from one customer accounted for 13% of total sales and service revenue. Accounts receivable for three customers account for 50% of total accounts receivable.



           e-SELL Commerce Systems, Inc. ("e-SELL") was established to sell certain software created by Application Methods. At December 31, 1997, there had been no sales and no other operations.



           These financial statements are the combination of these two companies ("the Companies"). Combination is appropriate because the two companies have the same stock ownership.



           Use Of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from the estimates that were used.



           Advertising Costs

           Advertising costs are expensed as incurred and totaled $6,787 for the year ended December 31, 1997.



           Software Development Costs

Software development costs are expensed as incurred.



           Cash

           Cash includes cash balances held at a bank. Cash balances are occasionally in excess of amounts insured by the Federal Deposit Insurance Corporation.



           Cash payments for interest were $12,016 during the year ended December 31, 1997. No cash payments for income taxes were made during the year ended December 31, 1997.



           Accounts Receivable

           The Companies use the allowance method for recognizing bad debts. Management believes no allowance is necessary at December 31, 1997.



           Furniture And Equipment

           Furniture and equipment are depreciated using accelerated methods over the estimated useful lives of the related assets.



           Taxes On Income

           The Companies account for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in financial statements or tax returns. In estimating future tax consequences, the Companies generally consider all expected future events other than enactments of changes in the tax laws or rates.

NOTE 2. Notes Payable



Note payable to bank bearing interest at 11.5% due November 20,
 1998, secured by receivables.......................................................................   $   65,000
Note payable--revolving line of credit agreement with a bank bearing interest at 15.4%, unsecured. Maximum borrowings under
 the line of credit are $25,000.....................................................................        8,481
Note payable--revolving line of credit agreement with a bank bearing interest at 13.25%, unsecured. Maximum borrowings under
 the line of credit are $11,000.....................................................................        7,541
                                                                                                       -----------
                                                                                                       $   81,022
                                                                                                       -----------
                                                                                                       -----------




Note 3. Leases

           The Companies lease an office under an operating lease expiring January 31, 2002. In addition, the Companies lease certain computer equipment. The following are the future minimum rental payments required under the lease for the years ending December 31:


         1998.................................................................    $125,723
         1999.................................................................      99,394
         2000.................................................................      98,764
         2001.................................................................      92,434
         2002.................................................................       7,703
                                                                               -----------
         Total................................................................    $424,018
                                                                               -----------
                                                                               -----------


           Rent expense was $84,605 for the year ended December 31, 1997.



Note 4. Deferred Income Taxes

           The temporary differences causing the deferred tax effects results from using the cash basis of accounting for income tax purposes and the accrual basis for financial reporting purposes.

           Application Methods has an unused net operating tax loss of $15,100 which expires in 2012. An asset of $2,265 was established for this net operating tax loss which has been fully reserved.

Note 5. Contracts

           Application Methods has contracts for consulting with customers totaling $90,169 at December 31, 1997. These contracts start in 1998. These amounts have not been recorded on the balance sheet or included in revenue.

Note 6. Subsequent Event

           Subsequent to December 31, 1997, Application Methods and E-SELL signed a letter of intent to sell the Companies to a company that is an internet service provider. The value of the assets and liabilities have not been adjusted for this anticipated sale.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Application Methods, Inc.
Seattle, Washington

           We have audited the accompanying balance sheet of Application Methods, Inc. as of December 31, 1996, and the related statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

           We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Application Methods, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                               /s/ Peterson Sullivan PLLC

June 5, 1998 Seattle, Washington

                            APPLICATION METHODS, INC.


                                  BALANCE SHEET
                                December 31, 1996



                                          ASSETS
Current Assets
 Cash...............................................................................................................  $    19,630
 Accounts receivable................................................................................................      114,536
 Refundable income tax..............................................................................................        4,943
                                                                                                                     ------------
 Total current assets...............................................................................................      139,109
Advances to shareholder.............................................................................................       59,362
Furniture and Equipment, at cost, less accumulated depreciation of $45,026..........................................       13,771
                                                                                                                     ------------
                                                                                                                      $   212,242
                                                                                                                     ------------
                                                                                                                     ------------
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
 Accounts payable...................................................................................................  $    16,257
 Notes payable......................................................................................................       65,000
 Deferred income taxes..............................................................................................       14,742
                                                                                                                     ------------
 Total current liabilities                                                                                                 95,999
Stockholders' Equity
 Common stock, $.10 par value; 50,000 shares authorized, 1,000 shares issued and
 Outstanding........................................................................................................          100
 Retained earnings..................................................................................................      116,143
                                                                                                                     ------------
                                                                                                                          116,243
                                                                                                                     ------------
                                                                                                                      $   212,242
                                                                                                                     ------------
                                                                                                                     ------------


                        See Notes to Financial Statements

                            APPLICATION METHODS, INC.


                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                          Year Ended December 31, 1996

Revenues
 Sales and service revenue.....................................................................................  $   784,635
 Other income..................................................................................................        3,676
                                                                                                                ------------
                                                                                                                     788,311
Expenses
 Labor and benefits............................................................................................      488,293
 Selling, general and administrative...........................................................................      268,981
                                                                                                                ------------
                                                                                                                     757,274
                                                                                                                ------------
 Income before interest expense................................................................................       31,037
Interest expense...............................................................................................        2,178
                                                                                                                ------------
 Income before income taxes....................................................................................       28,859
Provision for income taxes.....................................................................................        5,107
                                                                                                                ------------
 Net income....................................................................................................       23,752
Retained earnings, beginning of year...........................................................................       92,391
                                                                                                                ------------
Retained earnings, end of year.................................................................................  $   116,143
                                                                                                                ------------
                                                                                                                ------------


                        See Notes to Financial Statements

                            APPLICATION METHODS, INC.

                             STATEMENT OF CASH FLOWS


                                                                                               Year Ended December 31, 1996
                                                                                               ----------------------------
Cash Flows From Operating Activities
 Net income..........................................................................................  $ 23,752
 Adjustments to reconcile net income to net cash used in operating activities
 Depreciation and amortization.......................................................................     5,774
 Changes in operating assets and liabilities
 Accounts receivable.................................................................................   (82,819)
 Refundable income tax...............................................................................    (4,943)
 Accounts payable....................................................................................    16,257
 Deferred income tax.................................................................................    10,050
                                                                                                      ----------
  Cash used in operating activities..................................................................   (31,929)

Cash Flows From Investing Activities
 Purchase of equipment...............................................................................   (12,689)

Cash Flows From Financing Activities
 Increase in notes payable...........................................................................    61,078
                                                                                                      ----------
  Net increase in cash...............................................................................    16,460

Cash, beginning of year..............................................................................     3,170
                                                                                                      ----------
Cash, end of year....................................................................................  $ 19,630
                                                                                                      ----------
                                                                                                      ----------


                        See Notes to Financial Statements

                          NOTES TO FINANCIAL STATEMENTS

Note 1. Organization And Significant Accounting Policies

           Organization

           Application Methods, Inc. ("Application Methods") develops computer software for its clients on a custom basis. In addition, it sells certain computer software products it internally develops. During 1996, sales and service revenue from two customers accounted for 54% of total sales and service revenue. Accounts receivable for two customers account for 55% of total accounts receivable.

           Use Of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from the estimates that were used.

           Advertising Costs

           Advertising costs are expensed as incurred and totaled $13,648 for the year ended December 31, 1996.

           Software Development Costs

Software development costs are expensed as incurred.

           Cash

           Cash includes cash balances held at a bank. Cash balances are occasionally in excess of amounts insured by the Federal Deposit Insurance Corporation.

           Cash payments for interest were $2,178 during the year ended December 31, 1996. No cash payments for income taxes were made during the year ended December 31, 1996.

           Accounts Receivable

           Application Methods uses the allowance method for recognizing bad debts. Management believes no allowance is necessary at December 31, 1996.

           Furniture And Equipment

           Furniture and equipment are depreciated using accelerated methods over the estimated useful lives of the related assets.

           Taxes On Income

           Application Methods accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in Application Methods' financial statements or tax returns. In estimating future tax consequences, Application Methods generally considers all expected future events other than enactments of changes in the tax laws or rates.

Note 2. Notes Payable

           Application Methods has a line of credit for $65,000 bearing interest at 11.5%, due November 20, 1998, secured by receivables.

Note 3.  Leases

           Application Methods leases an office under an operating lease expiring January 31, 2002. In addition, Application Methods leases certain computer equipment. The following are the future minimum rental payments required under the lease for the years ending December 31:

                     1997..............................................   $ 138,628
                     1998..............................................     125,723
                     1999..............................................      99,394
                     2000..............................................      98,764
                     2001..............................................      92,434
                     Thereafter........................................       7,703
                                                                         -----------
                     Total.............................................   $ 562,646
                                                                         -----------
                                                                         -----------


           Rent expense was $28,781 for the year ended December 31, 1996.

Note 4. Income Taxes

           The provision for income taxes consists of the following:

                     Current...........................................    $ (4,943)
                     Deferred..........................................      10,050
                                                                         -----------
                                                                            $ 5,107
                                                                         -----------
                                                                         -----------


           The temporary difference causing the deferred tax liability results from using the cash basis of accounting for income tax purposes and the accrual basis for financial reporting purposes.

Note 5. Subsequent Event

           In 1998, Application Methods signed a letter of intent to sell the Company and a related company (e-SELL) to a company that is an internet service provider. The value of the assets and liabilities have not been adjusted for this anticipated sale.

                          Independent Auditors' Report



To the Board of Directors
DataXchange Network, Inc.
Clearwater, Florida

We have audited the accompanying balance sheets of DataXchange Network, Inc. (the "Company") as of July 31, 1998 and 1997 and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended July 31, 1998. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of the Company, as of July 31, 1998 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended July 31, 1998 in conformity with generally accepted accounting principles.


                                                     /s/ Aidman, Piser &
                                                           Company, P.A.


September 30, 1998
Tampa, Florida

                            DATAXCHANGE NETWORK, INC.
                                 BALANCE SHEETS
                             JULY 31, 1998 AND 1997


                                                                  ASSETS
                                                                                               1998           1997
                                                                                          -------------  -----------
Current assets:
  Cash and cash equivalents ...........................................................   $   225,911    $   177,971
  Receivables:
    Trade, less allowance for doubtful accounts
    (1998, $58,000; 1997, $35,000) ....................................................       152,678        183,031
    Other .............................................................................         2,800          6,553
  Inventory ...........................................................................        39,954         58,122
  Contract bid deposits ...............................................................        63,327           --
  Prepaid expenses and other current assets ...........................................        30,995         28,272
                                                                                          -------------  -----------
        Total current assets ..........................................................       515,665        453,949

  Furniture and network equipment, net ................................................       171,165        271,439
  Deposits ............................................................................         6,109          7,680
                                                                                          -------------  -----------
                                                                                          $   692,939    $   733,068
                                                                                          -------------  -----------
                                                                                          -------------  -----------

                                                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable ....................................................................   $   253,472    $   195,510

  Accrued expenses ....................................................................        11,285          8,354
  Customer deposits ...................................................................       192,432        152,540
                                                                                          -------------  -----------
     Total current liabilities ........................................................       457,189        356,404
                                                                                          -------------  -----------

Commitments and contingencies

Stockholders' equity:
  Common stock; $.01 par value; 20,000,000 shares
    authorized; shares issued and outstanding,
    1,228,464 (1998), 1,153,143 (1997) ................................................        12,285         11,530
  Additional paid-in capital ..........................................................     1,917,715      1,273,470
  Stock subscriptions receivable ......................................................       (40,000)       (40,000)
  Accumulated deficit .................................................................    (1,654,250)      (868,336)
                                                                                          -------------  -----------
                                                                                              235,750        376,664
                                                                                          -------------  -----------
                                                                                          $   692,939    $   733,068
                                                                                          -------------  -----------
                                                                                          -------------  -----------



                       See notes to financial statements.

                            DATAXCHANGE NETWORK, INC.
                             STATEMENT OF OPERATIONS
                 FOR THE YEARS ENDED JULY 31, 1998, 1997 AND 1996



                                           1998           1997           1996
                                      ------------   ------------   -----------
Revenue: ..........................   $ 1,898,242    $ 1,568,339    $ 1,201,824
  Internet access and services ....       118,270        127,881        208,557
                                      -----------    -----------    -----------
  Equipment sales .................     2,016,512      1,696,220      1,410,381
                                      -----------    -----------    -----------
Cost of sales:
  Internet access and services ....     1,828,886      1,536,178        855,172
  Equipment sales .................       120,477        139,936        130,135
                                      -----------    -----------    -----------
                                        1,949,363      1,676,114        985,307
                                      -----------    -----------    -----------
Gross profit ......................        67,149         20,106        425,074

General and administrative expenses       750,720        663,375        440,347
Depreciation ......................       107,481        158,829         79,944
                                      -----------    -----------    -----------

Loss from operations ..............      (791,052)      (802,098)       (95,217)

Interest income ...................         6,038         18,388         14,933
                                      -----------    -----------    -----------

Loss before income taxes ..........      (785,014)      (783,710)       (80,284)

Income tax expense ................           900            900            800
                                      -----------    -----------    -----------

Net loss ..........................   $  (785,914)   $  (784,610)   $   (81,084)
                                      ------------   ------------   -----------
                                      ------------   ------------   -----------
Loss per common shares ............   $      (.67)   $      (.68)   $      (.07)
                                      ------------   ------------   -----------
                                      ------------   ------------   -----------



                       See notes to financial statements.

                            DATAXCHANGE NETWORK, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED JULY 31, 1998, 1997, AND 1996


                                                    Additional                    Stock
                                 Common Stock        Paid-in       Accumulated  Subscription
                               Shares    Amount      Capital         Deficit     Receivable      Total
                            ----------- --------- ------------   -------------- ------------ -----------
Balances, August 1, 1995        3,567   $   357   $   559,643    $    (2,642)   $(460,000)   $    97,358

Common stock split
(300:1) .................   1,066,433    10,343       (10,343)          --           --             --

Issuance of common
stock ($8.72 per share) .      83,143       830       724,170           --           --          725,000

Collection of stock
subscriptions receivable         --        --            --             --        420,000        420,000

Net loss ................        --        --            --          (81,084)        --           81,084
                            ----------- --------- ------------   -------------- ------------ -----------
Balances, July 31, 1996 .   1,153,143    11,530     1,273,470        (83,726)     (40,000)     1,161,274

Net loss ................        --        --            --         (784,610)        --         (784,610)
                            ----------- --------- ------------   -------------- ------------ -----------
Balances, July 31, 1997 .   1,153,143    11,530     1,273,470       (868,336)     (40,000)       376,664

Issuance of common stock
(8.72 per share) ........      22,936       230       199,770           --           --          200,000

Issuance of common stock
($7.50 per share) .......      30,000       300       224,700           --           --          225,000

Notes converted to common
stock ...................      22,385       225       219,775           --           --          220,000

Net loss ................        --        --            --         (785,914)        --         (785,914)
                            ----------- --------- ------------   -------------- ------------ -----------
Balances, July 31, 1998 .   1,228,464   $12,285   $ 1,917,715    $(1,654,250)   $ (40,000)   $   235,750
                            ----------- --------- ------------   -------------- ------------ -----------
                            ----------- --------- ------------   -------------- ------------ -----------


                        See notes to financial statements

                            DATAXCHANGE NETWORK, INC.
                            STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED JULY 31, 1998, 1997, AND 1996


                                              1998         1997            1996
                                           ----------   ----------   ------------
Cash flows from operating activities:
  Net loss .............................   $(785,914)   $(784,610)   $   (81,084)
  Adjustments to reconcile net loss
   to net cash provided by operating
   activities:
     Depreciation ......................     107,481      158,829         79,944
     Increase(decrease) in cash due to
       changes in:
         Accounts receivable ...........      34,106      (65,169)       (31,557)
         Inventory .....................      18,168      (20,418)       (37,704)
         Prepaid expenses and other
           current assets ..............     (66,050)     (11,610)       (16,662)
         Deposits ......................       1,571       (6,180)        (1,500)
         Accounts payable ..............      57,961      129,863         47,435
         Accrued expenses ..............       2,932        4,942        (14,099)
         Customer deposits .............      39,892       27,736         65,299
                                           ----------   ----------   ------------
 Net cash provided by (used in)
   operating activities ................    (589,853)    (566,617)        10,072
                                           ----------   ----------   ------------

Cash flows from investing activities:
  Acquisition of furniture and equipment      (7,207)     (58,008)      (407,312)
                                           ----------   ----------   ------------

Net cash used in investing activities ..      (7,207)     (58,008)      (407,312)
                                           ----------   ----------   ------------

Cash flows from financing activities:
  Proceeds from sale of common stock
  and collection of stock subscriptions
  receivable ...........................     425,000         --        1,145,000

Proceeds from issuance of
  convertible notes ....................     220,000         --             --
                                           ----------   ----------   ------------

Net cash provided by financing
  activities ...........................     645,000         --        1,145,000
                                           ----------   ----------   ------------

Net change in cash .....................      47,940     (624,625)       747,760

Cash at beginning of year ..............     177,971      802,596         54,836
                                           ----------   ----------   ------------

Cash at end of year ....................   $ 225,911    $ 177,971    $   802,596
                                           ----------   ----------   ------------
                                           ----------   ----------   ------------


                                   (Continued)

                            DATAXCHANGE NETWORK, INC.
                             STATEMENT OF CASH FLOWS
                FOR THE YEARS ENDED JULY 31, 1998, 1997, AND 1996


                 SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION


Income taxes paid were $900, $900 and $800 for the years ended July 31, 1998, 1997 and 1996, respectively.

Interest paid was $5,950 during the year ended July 31, 1998.

Non-cash financing activities:

During the year ended July 31, 1998, $220,000 of convertible notes were converted to common stock at a conversion rate of approximately $10 per share.

                            DATAXCHANGE NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED JULY 31, 1998, 1997 AND 1996


1.         Nature of business and summary of significant accounting policies:

           Nature of business:

           DataXchange Network, Inc. (the "Company") is a national provider of internet access services to approximately 200 local or regional Internet Service Providers (ISP's). The Company also directly provides internet access to approximately 75 corporations. The Company facilitates access to the Internet by means of a telecommunications network comprised of a backbone of leased, high-speed dedicated phone lines, computer hardware and software, and local access points known as points of presence in approximately 325 locations. The Company's high speed, digital telecommunications network provides subscribers with direct access to the full range of internet applications and resources.


           Cash equivalents:

           The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At July 31, 1998 and 1997, cash equivalents consisted principally of money market accounts.


           Inventory:

           Inventory consists primarily of purchased computer network equipment and is stated at the lower of cost or market. Cost is determined generally on a first-in, first-out basis.


           Furniture and equipment:

           Furniture and equipment are stated at cost. Depreciation is provided on accelerated methods over the estimated useful lives of the related assets.


           Advertising cost:

           The Company charges the costs of advertising to operations as such costs are incurred. Advertising expense was approximately $13,000, $32,000 and $8,000 for the years ending July 31, 1998, 1997 and 1996.

                            DATAXCHANGE NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED JULY 31, 1998, 1997 AND 1996



1.         Nature of business and summary of significant accounting policies
          (continued):


           Income taxes:

           Deferred tax assets and liabilities are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that deferred tax assets will not be recognized.


           Dependence on suppliers:

           The Company depends upon third-party suppliers for access to the internet through leased telecommunication lines. Although this access is available from several alternate suppliers, there can be no assurance that the Company could obtain substitute services from other providers at reasonable or comparable prices or in a timely manner. The Company is also dependent upon the regional phone companies to provide installations or circuits and to maintain those circuits.


           Revenue recognition:

           The Company charges customers monthly access fees to the internet and recognizes the revenue in the month the access is provided. Revenue for other services provided, including installation fees or equipment sales, is recognized as the service is performed or the equipment is delivered to the customer.


           Cost of sales:

           Included in cost of sales for internet access and services is principally the cost of high speed data circuits and telephone lines that allow customers access to the Company's service.


           New accounting pronouncements:

           In 1997, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". Both of these standards will be effective for the Company's 1999 fiscal year. Future adoption of these new accounting standards are not expected to have a significant effect on the Company's financial position or results of operations.

                            DATAXCHANGE NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED JULY 31, 1998, 1997 AND 1996



1.         Nature of business and summary of significant accounting policies
          (continued):



           Use of estimates:

           The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.


           Net loss per share:

           Basic net loss per common share has been determined by dividing net loss by the weighted average number of shares outstanding during each period. Diluted net loss per common share is the same as basic net loss per common share.


2.         Liquidity and capital resources:

           Since the Company's inception in 1994, the Company has incurred significant operating losses that have been funded by proceeds from the sale of common stock. The Company's continuation as a going concern is dependent upon additional capital infusions until such time as the Company achieves revenue levels sufficient to cover its costs, including increased working capital and infrastructure requirements that may result from any increase in business volume.


           The Company's current net cash loss approximates $50,000 per month (unaudited). It is the management's intention to fund operations through additional equity and/or debt offerings.


           Insofar as those efforts are insufficient, the Company's two principal stockholders have agreed to provide funding sufficient to support the Company's operations through at least December 31, 1999.

                            DATAXCHANGE NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED JULY 31, 1998, 1997 AND 1996



3.         Financial instruments:

           Fair value of financial instruments:

           The carrying values of cash and cash equivalents, accounts receivable, customer deposits and accounts payable approximated fair value due to the short-term maturates of these instruments.


           Concentration of credit risk:

           Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable and are limited due to the large numbers of customers comprising the Company's customer base, which is dispersed across the United States. The Company controls credit risk associated with its receivables through credit checks and approvals, and monitoring procedures. Generally, the Company requires deposits equal to one month's recurring charges from its customers.


           The Company maintains its cash and cash equivalents with high quality, credit worthy financial institutions. The Company has not experienced any losses on its cash or cash equivalents. Approximately $117,000 of the Company's $225,911 cash and cash equivalents balance at July 31, 1998 is insured.


4.         Furniture and equipment:

           Furniture and equipment consists of the following:

                                  1998       1997
                                --------   --------
Computer equipment ..........   $501,059   $493,853
Furniture and fixtures ......     27,583     27,582
                                --------   --------
                                 528,642    521,435
Less accumulated depreciation    357,477    249,996
                                --------   --------
                                $171,165   $271,439
                                --------   --------
                                --------   --------



5.         Stockholders' equity:

           During July 1994, the founding stockholders executed common stock subscription agreements for an aggregate of 3,566.67 shares at subscription prices of from $150 to $300 per share. Collection of those subscriptions receivable have occurred as the Company required cash to fund operations.

                            DATAXCHANGE NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED JULY 31, 1998, 1997 AND 1996


5.         Stockholders' equity (continued):

           During 1996, the company effected a 300 for 1 common stock split for all issued and outstanding shares, including those still subject to subscriptions receivable agreements. Accordingly, the subscription receivable price per share was similarly reduced to $.50 to $`1.00 per share.


           During 1996 and 1998, the Company completed a private placement of 106,079 shares of common stock at $8.72 per share which generated net proceeds of $925,000 to the Company.


           During 1998, the Company completed a private placement of 30,000 shares of common stock at $7.50 per share which generated net proceeds of $225,000 to the Company.


           During the year ended July 31, 1998, the Company issued $220,000 unsecured notes payable to certain shareholders bearing interest at 7% that were convertible into approximately 22,000 shares of common stock. Interest was payable quarterly. All of these notes were subsequently converted to common stock during 1998. Interest expense associated with these converted notes was $5,950 during the year ended July 31, 1998.


6.         Income taxes:

           Income tax expense consists of the following


                                          1998         1997       1996
                                       ----------   ----------  ----------
Current:
   Federal .........................   $    --      $    --      $   --
   State ...........................        (900)        (900)       (800)
                                       ---------    ---------    --------
                                            (900)        (900)       (800)
                                       ---------    ---------    --------
Deferred:
  Tax benefits of net operating loss
    carryforward ...................     286,000      291,000      21,000
  Allowance for doubtful accounts ..       9,000        3,000       9,000
  Change in valuation allowance ....    (295,000)    (294,000)    (30,000)
                                       ---------    ---------    --------
                                            --           --          --
                                       ---------    ---------    --------

                                       $    (900)   $    (900)   $   (800)
                                       ---------    ---------    --------
                                       ---------    ---------    --------


                            DATAXCHANGE NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED JULY 31, 1998, 1997 AND 1996


6.         Income taxes (continued):

           The difference between income tax expense as provided in the financial statements and that as determined by applying the statutory tax rate to pre-tax accounting income is as follows:



                                                                    1998     1997   1996
                                                                  -------  ------- ------
Benefit at federal statutory rate ...............................    34%     34%    34%
State income tax benefit, net ...................................     3       3      2
Deferred tax asset valuation allowance ..........................   (37)   ( 37)   (37)
                                                                  -------  ------- ------
                                                                  ( --%)   ( --%)  ( 1%)
                                                                  -------  ------- ------
                                                                  -------  ------- ------



           Deferred tax assets at July 31, 1998 and 1997 consist of the following:


           Tax benefits of net operating ....................   $ 598,000      $  312,000
                loss carryforward
           Allowance for doubtful accounts ..................      22,000          13,000
                                                             -------------     ------------
                                                                $ 620,000      $  325,000
           Less valuation allowance .........................  (  620,000)     (  325,000)
                                                              ------------     ------------
                                                                $      --      $
                                                              ------------     ------------
                                                              ------------     ------------



           At July 31, 1998, the Company had a net operating loss carryforward for tax purposes of approximately $1,650,000 (expiring from 2009 through 2013) available to offset future taxable income.


7.         Commitments and contingency:

           Lease arrangements:

           The Company leases office space under non-concelable operating leases. Future minimum lease payments required under these agreements with remaining terms in excess of one year as of July 31, 1998 are as follows:



           Year ending July 31,
           --------------------
                  1999 ............................    $       10,833
                  2000 ............................             3,667
                                                       --------------
                                                       $       14,500
                                                       --------------
                                                       --------------


                            DATAXCHANGE NETWORK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED JULY 31, 1998, 1997 AND 1996



7.         Commitments and contingency (continued):

           Leasing arrangements (continued):

           Total rent expense from all operating leases was approximately $46,000, $37,000 and $11,000 during the years ending July 31, 1998,
           1997 and 1996, respectively.


           Contingent liability:

           The Company has an unresolved dispute with a vendor who claims the Company owes them approximately $51,000 more than the Company believes is the case. Management does not believe that the resolution of this dispute will have a material impact on the Company's financial position or results of operations. None of the disputed amount has been recorded in the accompanying financial statements.

                            DATAXCHANGE NETWORK, INC.
                        VALUATION AND QUALIFYING ACCOUNTS
                    YEARS ENDED JULY 31, 1998, 1997 AND 1996



                              Balance at      Charged                          Balance
                              beginning      to cost or      Deductions       at end of
                              of period       expense        (describe)        period
                              ----------    ------------     -----------      ---------
Year ended July 31, 1998
  Allowance for doubtful
    accounts ...........       $35,000       $50,500(1)       $(27,500)       $58,000

Year ended July 31, 1997
  Allowance for doubtful
     accounts ..........       $28,000       $33,900(1)       $(26,900)       $35,000

Year ended July 31, 1996
  Allowance for doubtful
     accounts ..........       $ 4,000       $46,800(1)       $(22,800)       $28,000





(1)  Bad Debt write-offs

                                                               GLOSSARY


Access charges      The fees paid by long distance carriers to LECs for
                    originating and terminating long distance calls on the LECs' local networks.

ATM (Asynchronous
Transfer Mode) An information transfer standard that is one of a general class of packet technologies that relay traffic by way of an address contained within the first five bytes of a standard fifty-three-byte-long packet or cell. The ATM format can be used by many different information systems, including local area networks, to deliver traffic at varying rates, permitting a mix of voice, data and video (multimedia).

AT&T                AT&T Corp.

Backbone The through-portions of a transmission network, as opposed to spurs which branch off the through-portions.

Band                A range of frequencies between two defined limits.

Bandwidth           The relative range of analog frequencies or digital signals that can be passed through a transmission medium, such as glass fibers, without distortion. The greater the bandwidth, the greater the information carrying capacity. Bandwidth is measured in Hertz (analog) or Bits Per Second (digital).

Bit Error Rate      A measure of transmission quality stated as the expected
                    probability of error per bit transmitted.

Capacity            Refers to transmission.

Carrier A provider of communications transmission services by fiber, wire or radio.

C-LEC (Competitive
Local Exchange
Carrier) A company that competes with LECs in the local services market.

Common Carrier A government-defined group of private companies offering telecommunications services or facilities to the general public on a non-discriminatory basis.

Dark Fiber Fiber that lacks the requisite electronic and optronic equipment necessary to use the fiber for transmission.

Digital Describes a method of storing, processing and transmitting information through the use of distinct electronic or optical pulses that represent the binary digits 0 and 1. Digital transmission/switching technologies employ a sequence of discrete, distinct pulses to represent information, as opposed to the continuously variable analog signal.

DWDM (Dense Wave
Division
Multiplexing)       A technique for transmitting 8 or more different light wave frequencies on a single fiber to increase the information carrying capacity.

e-commerce          Electronic commerce utilizing the Internet.

Equal access The basis upon which customers of IXCs are able to obtain access to their Primary Interexchange Carriers' (PIC) long distance telephone network by dialing "1", thus eliminating the need to dial additional digits and an authorization code to obtain such access.

FBCs (Facilities Based
Carriers)           Facilities based carriers that own and operate their own
                    network and equipment.

FCC                 Federal Communications Commission.

Frame Relay         A high-speed, data-packet switching service used to transmit data between computers. Frame Relay supports data units of variable lengths at access speeds ranging from 56 kilobits per second to 1.5 megabits per second. This service is well-suited for connecting local area networks, but is not presently well suited for voice and video applications due to the variable delays which can occur. Frame Relay was designed to operate at high-speeds on modern fiber optic networks.

Gbps Gigabits per second, which is a measurement of speed for digital signal transmission expressed in billions of bits per second.

GTE                 GTE Intelligent Network Services Incorporated.

Hertz The unit for measuring the frequency with which an electromagnetic signal cycles through the zero-value state between lowest and highest states. One Hz (Hertz) equals one cycle per second. kHz (kilohertz) stands for thousands of Hertz; MHZ (megahertz) stands for millions of Hertz.

IDC                 International Data Corporation, a market research firm.

IP                  Internet Protocol.

ISP (Internet Service
Provider)           A company that provides businesses and individuals with
                    access to the Internet.

10XXX Service       The ability for a user to access any carrier's long distance network by dialing the carrier's Carrier Identification Code
                    (CIC) which is a 1 plus 0 plus three
                    specifically assigned digits, thereby bypassing the user's primary interexchange carrier.

Interconnect        Connection of a telecommunications device or service to the
                    PSTN.

IXC or Interexchange
carrier A company providing inter-LATA or long distance services between LATAs on an intrastate or interstate basis.

Kbps Kilobits per second, which is a measurement of speed for digital signal transmission expressed in thousands of bits per second.

LATAs (Local Access
and Transport
Areas) The approximately 200 geographic areas that define the areas between which the RBOCs currently are prohibited from providing long distance services.

LEC (Local Exchange
Carrier)            A company historically providing local telephone services.

Lit fiber           Fiber activated or equipped with the requisite electronic
                    and optronic equipment necessary to use the fiber for transmission.

Local loop          A circuit that connects an end user to the LECcentral office within a LATA.

Long-haul circuit   A dedicated telecommunications circuit generally between
                    locations in different LATAs.

Mbps Megabits per second, which is a measurement of speed for digital signal transmission expressed in millions of bits per second.

MCI Worldcom        MCIWorldCom Inc.

MOU                 Minutes of use of long distance service.

Multiplexing        An electronic or optical process that combines a large
                    number of lower speed transmission lines into one high-speed line by splitting the total available bandwidth into narrower bands (frequency division), or by allotting a common channel to several different transmitting devices, one at a time in sequence (time division).

OC-3, OC-12,
OC-48 and OC-192    OC is a measure of SONET transmission optical carrier
                    level, which is equal to the corresponding number of DS-3s
                    (e.g. OC-3 is equal to 3 DS-3s and OC-48 is equal to 48 DS-3s).

RBOCs (Regional
Bell Operating
Companies)          The seven local telephone companies (formerly part of AT&T)
                    established as a result of the AT&T Divestiture Decree.

Regeneration/
amplifier           Devices which automatically re-transmit or boost signals on an out-bound
                    circuit.

Reseller A carrier that does not own transmission facilities, but obtains communications services from another carrier for resale to the public.

SONET
(Synchronous
Optical Network
Technology)         An electronics and network architecture for
                    variable-bandwidth products which enables transmission of voice, data and video (multimedia) at very high speeds.

SONET ring          A network architecture which provides for instantaneous
                    restoration of service in the event of a fiber cut by automatically rerouting traffic the other direction around the ring. This occurs so rapidly (in 50 milliseconds) it is virtually undetectable to the user.

Spectrum            A term generally applied to radio frequencies.

Sprint              Sprint Corporation

Switch A device that selects the paths or circuits to be used for transmission of information and establishes a connection. Switching is the process of interconnecting circuits to form a transmission path between users and it also captures information for billing purposes.

Switched service
carriers A carrier that sells switched long distance service and generally refers to a carrier that owns its switch.

Switchless
resellers           A carrier that does not own facilities or switches, but
                    purchases minutes in high volumes from other carriers and resells those minutes.

T-0, T-1, T-3       Standard telecommunications industry digital signal formats, which are distinguishable by bit rate (the number of binary digits (0 and 1) transmitted per second). T-0 service has a bit rate of 64 kilobits per second and typically transmits only once voice conversation at a time. T-1 service has a bit rate of 1.544 megabits per second and typically transmits 24 simultaneous voice conversations. T-3 service has a bit rate of 45 megabits per second and typically transmits 672 simultaneous voice conversations.

T-3 miles           A measure of the total capacity and length of a transmission path, calculated as the capacity of the transmission path in T-3's multiplied by the length of the path in miles.

Terabits            A trillion bits of transmission capacity.

Trunk A communications channel between two switches. "Trunking" calls reduces the likelihood of traffic blockage due to network congestion. A trunked system combines multiple channels with unrestricted access in such a manner that user demands for channels are automatically "queued" and then allocated to the first available channel.

WorldCom            WorldCom, Inc.

                                TABLE OF CONTENTS

FORWARD LOOKING STATEMENTS .......................................................................  3
AVAILABLE INFORMATION ............................................................................  3
PROSPECTUS SUMMARY ...............................................................................  4
RECENT DEVELOPMENTS .............................................................................. 14
RISK FACTORS ..................................................................................... 17
PRICE RANGE FOR COMMON STOCK AND DIVIDEND POLICY ................................................. 30
CAPITALIZATION ................................................................................... 31
SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA ............................................. 31
USE OF PROCEEDS .................................................................................. 36
SELECTED HISTORICAL FINANCIAL DATA ............................................................... 37
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS ...................................................................... 39
BUSINESS ......................................................................................... 52
LEGAL PROCEEDINGS ................................................................................ 63
REGULATION ....................................................................................... 64
MANAGEMENT ....................................................................................... 67
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE .......................................... 72
EXECUTIVE COMPENSATION ........................................................................... 73
CHANGES IN CONTROL ............................................................................... 76
LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS .............................................. 76
CERTAIN TRANSACTIONS ............................................................................. 77
PRINCIPAL STOCKHOLDERS ........................................................................... 82
SELLING SECURITYHOLDERS .......................................................................... 84
DESCRIPTION OF CAPITAL STOCK ..................................................................... 86
PLAN OF DISTRIBUTION ............................................................................. 88
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
  AND FINANCIAL DISCLOSURE ......................................................................  90
LEGAL MATTERS ...................................................................................  90
EXPERTS .........................................................................................  90
INDEX TO FINANCIAL STATEMENTS ................................................................... F-1
GLOSSARY ........................................................................................ G-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

           The following sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission registration fee and the Nasdaq listing fee.


  SEC registration fee ...............................................................  $ 39,629

  Nasdaq listing fee .................................................................   $ 7,500

  Printing and engraving expenses .................................................... $ 120,500

  Legal fees and expenses ............................................................  $ 60,000

  Blue Sky fees and expenses .........................................................  $ 30,000

  Accounting fees and expenses .......................................................  $ 10,000

  Miscellaneous ......................................................................   $ 3,000

Total ................................................................................ $ 270,629



Item 14. Indemnification of Directors and Officers.

           Article 8 of the Company's Certificate of Incorporation, as amended provides

           "No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as to liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violations of Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent provided or permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article 8 shall not adversely affect any right or protection of a director under this Article 8 as in effect immediately prior to such repeal or modification with respect to any liability that would have accrued, but for this Article 8, prior to such repeal or modification."

           Section 5.1 of the Company's By-Laws provides, in general, that the Company shall, to the fullest extent permitted by the DGCL, as now or hereafter in effect, indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether criminal, civil, administrative, or investigative (a "Proceeding"), by reason of the fact that he is or was a director or officer of the Company, or, by reason of the fact that such officer or director is or was serving at the request of the Company as a director, office, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against all liability and loss suffered and expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement reasonably incurred by him in connection with such Proceeding, including any Proceeding by or on behalf of the Company and will advance all reasonable expenses incurred by or on behalf of any such person in connection with any Proceeding, whether prior to or after final disposition of such Proceeding. Section 5.8 of the bylaws also provide that the Company may also indemnify and advance expenses to employees or agents who are not officers or directors of the Company.

           The Company has purchased a directors' and officers' liability insurance contract that provides, within stated limits, reimbursement either to a director or officer whose actions in his capacity result in liability, or to the Registrant, in the event it has indemnified the director or officer.

Item 15. Recent Sales of Unregistered Securities.

           The Company was organized in October of 1995 in connection with the transfer by its predecessor corporation, Rocky Mountain Internet, Inc., a Colorado corporation (the "Predecessor"), of substantially all of its assets to the Company in consideration of the assumption by the Company of substantially all of the liabilities of the Predecessor. In connection with its formation, the Company issued 1,868,000 shares of Common Stock to Messrs. Welch, Phillips, Loud and Dimoff and one other shareholder (who was a shareholder in the Predecessor) for cash consideration equal to the par value thereof, or an aggregate of $1,868. That transaction was effected only with persons familiar with the business of the Predecessor without general solicitation or advertising and was exempt under Section 4(2) of the Securities Act of 1933, as amended (the "Act").

           The Company effected an offering of convertible debentures commencing in October, 1995, with sales to 33 persons in an aggregate amount of $490,000 (the "Debenture Private Placement Offering"). The last sale of debentures occurred February 2, 1996. The debentures are convertible into common stock at the election of the debenture holders at a conversion price of $0.40 in principal amount per share. The debentures bear interest at the rate of 12% per annum, payable quarterly, and are prepayable by RMI at any time without premium or penalty. No general solicitation or advertising was conducted in connection with the sale, and most purchasers are family and friends of officers, directors and shareholders of RMI. All of the purchasers were given unaudited financial statements of the Company and a disclosure document describing the Company and its business. Each purchaser signed a subscription agreement in which such person represented that he or she was acquiring the debentures for investment and without a view to distribution, that he or she had knowledge and experience in financial matters, and that he or she had been given an opportunity to have access to information about, and to ask questions of officers of, the Company. The Company filed a Form D in respect of the offering, specifying Rule 504 as the applicable exemption. The Company is of the view that the Debenture Private Placement Offering was also exempt from the registration requirements of the Act under Section 4(2).

           On or about June 10, 1996, the Company sold 250,000 shares of Series A Convertible Preferred Stock to a group of approximately 26 persons (counting spouses holding jointly separately for such purpose) at a price of $2.00 per share ($500,000 in the aggregate). The Series A Preferred Stock is convertible into Common Stock, but not until May 15, 1997. All purchasers in the offering executed subscription agreements pursuant to which, among other things, each warranted as to his status as an accredited investor and as to his investment intent. No general solicitation or advertising was used in connection with the offering or sale of the Series A Preferred Stock. NTB, the Representative in connection with the offering under this Registration Statement, acted as placement agent in connection with the sale of the Series A Preferred Stock and received a commission of 10% of the proceeds of such sale. All investors received a disclosure document including audited financial statements of the Company prior to their purchase and the Company filed a Form D in respect of that offering. The Company believes that the sale of the Series A Preferred Stock was exempt from the registration requirements of the Act pursuant to Rule 506 of Regulation D and Sections 4(6) and 4(2) of the Act.

           The Predecessor, in connection with its formation in March of 1994, issued 248,000 shares of common stock to Christopher K. Phillips and 254,000 shares of common stock to Jim D. Welch, both of whom were directors and officers in the Predecessor. The purchase price paid was $0.0057 cash per share by Mr. Phillips and $0.0099 per share by Mr. Welch. The Company understands that this transaction was exempt from registration under the Act pursuant to Sections 4(6) and 4(2) thereof.

           The Predecessor also issued 12,000 common shares to an investment banker in consideration of the promise by such person to provide financial advice and investment banking services. The Company understands that such transaction was exempt under Section 4(2) of the Act.

           The Predecessor sold 60,000 common shares to each of three persons in August 1994, at a cash price of $0.08 per share. The Predecessor also sold 6,000 common shares to a fourth person in August 1994, at a price of $0.83 per share. The Company understands that this transaction was exempt under Section 4(2) of the Act. All of the foregoing persons except the latter and Messrs. Welch, Phillips and Scott Puryear, ceased to be shareholders of the Predecessor prior to the Reincorporation Transaction and are not shareholders of the Company.

           Between June 13, 1997, and approximately September 15, 1997, the Company sold 310,500 units of securities to a group of approximately 17 persons (counting spouses holding jointly as one person for such purpose) at a price of $4.00 per unit ($1,242,000 in the aggregate, before offering costs). Each unit consists of two shares of Common Stock and one warrant to purchase a share of Common Stock for a price of $3.00 per share until June 13, 2000. No general solicitation or advertising was used in connection with the offering or sale of the units. NTB, the representative of the underwriters in connection with the Company's IPO, acted as placement agent in connection with the sale of the units and received a commission of 10% of the proceeds of such sale. NTB also received an option to purchase 31,050 of the units. The terms, including the exercise price, of the warrants included in the units that NTB received an option to purchase are identical to the terms of the warrants included in the units purchased by the investors in this offering. All investors received a private placement memorandum, a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, and a copy of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997, and the Company filed a Form D in respect of that offering. The Company believes that the sale of the units was exempt from the registration requirements of the Act pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act.

           As disclosed under the caption "CERTAIN TRANSACTIONS--CHANGE IN CONTROL" in the Prospectus that forms a part of this registration statement, the Company issued 1,225,000 shares of Common Stock to Mr. Douglas H. Hanson in connection with his acquisition of control of the Company as of October 1, 1997. Contemporaneously with this transaction, the Company also agreed to issue to Mr. Hanson warrants to purchase 4,000,000 shares of Common Stock, subject to the approval of the Company's shareholders of an amendment to the Company's certificate of incorporation to increase the number of shares of Common Stock that the Company is authorized to issue. The offer and sale were made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Mr. Hanson was represented by counsel in connection with his investment and conducted a thorough "due diligence" investigation of the Company prior to closing the transaction. Mr. Hanson "ha[d] access to the same kind of information that the [Securities] Act would make available in the form of a registration statement," SECURITIES AND EXCHANGE COMMISSION V. RALSTON PURINA CO., 346 U.S. 981 (1953).

           As disclosed under the caption "RECENT DEVELOPMENTS--ACQUISITIONS AND PROPOSED ACQUISITIONS" in the Prospectus that forms a part of this registration statement, the Company issued an aggregate of 150,000 shares of the Common Stock on June 5, 1998 to the shareholders of Infohiway pursuant to the terms of the Infohiway Merger Agreement. The sale of these shares was made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act. The shareholders of the Infohiway were represented by counsel in the transaction and received copies of all reports and statements filed by the Company under the Exchange Act during the period of approximately one year prior to the acquisition. Accordingly, the Company believes that such shareholders "ha[d] access to the same kind of information that the [Securities] Act would make available in the form of a registration statement."

           As disclosed under the caption "RECENT DEVELOPMENTS--ACQUISITIONS AND PROPOSED ACQUISITIONS" in the Prospectus that forms a part of this registration statement, the Company issued an aggregate of 286,369 shares of Common Stock on July 1, 1998 to the shareholders of Application Methods pursuant to the terms of the Application Methods Merger Agreement. The sale of these shares was made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act. The shareholders of Application Methods were represented by counsel in the transaction and received copies of all reports and statements filed by the Company under the Exchange Act during the period of approximately one year prior to the acquisition. Accordingly, the Company believes that such shareholders "ha[d] access to the same kind of information that the [Securities] Act would make available in the form of a registration statement."

           As disclosed under the caption "RECENT DEVELOPMENTS--ACQUISITIONS AND PROPOSED ACQUISITIONS" in the Prospectus that forms a part of this registration statement, in September 1998, the Company issued to Novazen 25,000 shares of its Common Stock as partial consideration for the Novazen Agreement. The sale of these shares was made in reliance on the exemption from registration afforded by
Section 4(2) of the Securities Act. The shareholders of Novazen were represented by counsel in the transaction and received copies of all reports and statements filed by the Company under the Exchange Act during the period of approximately one year prior to the acquisition. Accordingly, the Company believes that such shareholders "ha[d] access to the same kind of information that the [Securities] Act would make available in the form of a registration statement."

Item 16. Exhibits and Financial Statement Schedules.

a)  Exhibits

Number  Description of Exhibits


3.1         Certificate of Incorporation (1)
3.2         Bylaws of Rocky Mountain Internet, Inc. (1)
3.3 Certificate of Amendment of Certificate of Incorporation of Rocky Mountain Internet, Inc. (12)
4.1 Form of Warrant Agreement dated September 5,1996 between Rocky Mountain Internet, Inc. and American Securities Transfer, Inc. (1)
4.2         Form of Subordinated Convertible Promissory Note (1)
4.3         Form of Lock-Up Agreement for Shareholders (1)
4.4         Form of Lock-Up Agreement for Preferred Stockholders (1)
4.5         Form of Lock-Up Agreement for Debenture Holders (1)
4.6         Form of Stock Certificate (1)
4.7         Form of Warrant Certificate (1)
4.8         Warrant Agreement between Rocky Mountain Internet, Inc. and Douglas
            H. Hanson dated October 1, 1997 (8)
4.9         1996 Employees' Stock Option Plan(6)
4.10        1996 Non-Employee Directors' Stock Option Plan (6)

4.11        Rocky Mountain Internet Inc. 1997 Non-Qualified Stock Option Plan
            (7)
4.12        1997 Stock Option Plan (9)
4.12.1 First Amendment to Non-Qualified Stock Option Agreement pursuant to the Rocky Mountain Internet, Inc. 1997 Stock Option Plan (12)
4.12.2 First Amendment to Incentive Stock Option Agreement pursuant to the Rocky Mountain Internet, Inc. 1997 Stock Option Plan) (12)
4.13        Rocky Mountain Internet, Inc. 1998 Employees' Stock Option Plan (10)
4.14 Rocky Mountain Internet, Inc. 1998 Non-Employee Directors' Stock Option Plan (11)
5.2 Opinion and Consent of Hall & Evans, L.L.C. as to legality of securities being registered
10.1 Agreement of Lease between Denver-Stellar Associates Limited Partnership, Landlord and Rocky Mountain Internet, Inc., Tenant (2)
10.2        Asset Purchase Agreement - Acquisition of CompuNerd, Inc. (2)
10.3        Confirmation of $2.0 million lease line of credit (2)
10.4 Agreement between MCI and Rocky Mountain Internet, Inc. governing the provision of professional information system development services for the design and development of the MCI internal Intranet project referred to as Electronic Advice. (2)
10.5        Sublease Agreement-February 26, 1997-1800 Glenarm, Denver, Co.(4)
10.6        Acquisition of The Information Exchange (4)
10.7        Asset purchase of On-Line Network Enterprises (4)
10.8        1996 Incentive Compensation Plan - Annual Bonus Incentive(4)
10.9        1997 Incentive Compensation Plan - Annual Bonus Incentive(4)
10.10 TERMINATION AGREEMENT of joint venture between Rocky Mountain Internet, Inc. and Zero Error Networks, Inc. (5)
10.11       Private Placement Memorandum (5)
10.12 Carrier Services Switchless Agreement Between Frontier Communications of the West, Inc. and Rocky Mountain Broadband, Inc.*
10.13 Wholesale Usage Agreement Between PSINet Inc. and Rocky Mountain Internet, Inc.*
10.14 PacNet Reseller Agreement between PacNet Inc. and Rocky Mountain Internet, Inc.*
10.15       Operating Agreement of The Mountain Area EXchange LLC (12)
10.16 Software License and Consulting Services Agreement Between Rocky Mountain Internet, Inc. and Novazen Inc.*
10.17       Promissory note Dated October 20, 1998 payable to Douglas H.
            Hanson
16.1        Letter re change in certifying accountant (3)
23.1        Consent of Baird, Kurtz & Dobson
23.2        Consent of McGladrey & Pullen, LLP
23.5        Consent of Peterson Sullivan PLLP
23.7        Consent of Aidman, Piser & Company, P.A.
27.1        Financial Data Schedule



* Portions of these documents have been omitted pursuant to a request for confidential treatment.

           (1) Incorporated by reference from the Company's registration statement on Form SB-2 filed with the Commission on August 30, 1996, registration number 333-05040C.

           (2) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB filing dated September 30, 1996.

           (3) Incorporated by reference to the Company's Current Report on Form 8-K filing dated January 28, 1997.

           (4) Incorporated by reference to the Company's Annual Report on Form 10-KSB dated December 31, 1996.

           (5) Incorporated by reference to the Company's Quarterly Report on Form 10-QSB dated June 30, 1997. (6) Incorporated by reference to the Company's documents filed with Initial Public Offering.

           (7) Incorporated by reference to the Company's Form S-8 Registration Statement filed on September 26, 1997.

           (8) Incorporated by reference to the Company's Current Report on Form 8-K dated October 6, 1997.

           (9) Incorporated by reference to the Definitive Proxy Statement (Appendix A) filed on Schedule 14A on February 13, 1998.

           (10) Incorporated by reference to the Definitive Proxy Statement (Appendix B) filed on Schedule 14A on February 13, 1998.

           (11) Incorporated by reference to the Definitive Proxy Statement (Appendix C) filed on Schedule 14A on February 13, 1998.

           (12) Previously filed.

Item 17. Undertakings.

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on November 6, 1998.

                          ROCKY MOUNTAIN INTERNET, INC.

                          By: /s/ Douglas H. Hanson




                          ------------------------------------------------------
                          Douglas H. Hanson, President, Chief Executive Officer, and Chairman of the Board of Directors

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                             Title                                           Date
/s/ Douglas H. Hanson             Principal Executive Officer and                       November 5, 1998
---------------------             Chairman of the Board of Directors
Douglas H. Hanson


/s/ Peter J. Kushar               Chief Financial Officer, Secretary,                   November 5, 1998
-------------------               Treasurer, and Principal Accounting Officer
Peter J. Kushar


/s/ D. D. Hock                    Director                                              November 5, 1998
D. D. Hock

/s/ Robert W. Grabowski           Director                                              November 5, 1998
-----------------------
Robert W. Grabowski

/s/ Lewis H. Silverberg           Director                                              November 5, 1998
-----------------------
Lewis H. Silverberg

/s/ Mary Beth Vitale              Director                                              November 5, 1998
--------------------
Mary Beth Vitale
